As filed with the Securities and Exchange Commission on May 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Ceramics Co., Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	3250	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

c/o Jinjiang Hengda Ceramics Co., Ltd.

Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC

Tel: +86 (595) 8576 5053; Fax: +86 (595) 8576 5059

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Ralph De Martino, Esq. F. Alec Orudjev, Esq. Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 Tel: +1.202.778.6400 Fax: +1.202.778.6460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Shares, par value $0.001 per share	$		$
Warrants to purchase shares (2)
Shares, par value $0.001 per share issuable upon exercise the warrants
Total		$5,000,000		$606.00

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 29, 2019

China Ceramics Co., Ltd.

Shares and

Warrants to Purchase up to Shares ( Shares Underlying the Warrants)

We are offering shares, together with warrants to purchase up to shares. Each accompanying warrant is to purchase one share. The shares and warrants will be separately issued but will be purchased together in this offering. Each full warrant will have an exercise price per share of , will be exercisable upon issuance and will expire years from the date on which such warrants were issued.

Our shares are listed for trading on the NASDAQ Stock Market under the symbol “CCCL”. On May 28, 2019, the closing price of our shares on the NASDAQ Stock Market was US$1.02 per share. There is no established trading market for the warrants. We do not intend to apply for any listing of the warrants on the NASDAQ Stock Market or any other securities exchange or nationally recognized trading system.

We are an “emerging growth company” under the U.S. Jumpstart Our Business Startups Act of 2012.

Investing in our ordinary shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered before making a decision to purchase our shares.

We have retained Dawson James Securities, Inc. as our exclusive placement agent to use its best efforts to arrange for the sale of our securities in this offering. The placement agent and its registered representatives may participate in this offering on the same terms and conditions as the investors participating in this offering. See “Plan of Distribution” beginning on page 60 for more information regarding these arrangements.

	Price per share and Warrant	Total (1)

Price to the public	US$	US$
Placement agent fees (1)(2)	US$	US$
Proceeds to us (before expenses)	US$	US$

(1)	We have agreed to pay the placement agent a commission equal to percent (. %) of the gross proceeds sold in the offering. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of up to $ and to issue to the placement agent warrants to purchase up to percent ( %) of the Shares sold in this offering. See section entitled “Plan of Distribution” for more information.

(2)	We estimate that the total expenses of this offering payable by us will be about $. .

This offering is being completed on a “best efforts” basis and the placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities.

The placement agent expects to deliver the shares and warrants against payment on or before , 2019.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

The date of this prospectus is  , 2019

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ABOUT THIS PROSPECTUS

Except as otherwise indicated, references to “China Ceramics”, the “Company”, “we”, “us”, “it”, “its”, “our” or similar terms refer to China Ceramics Co. Ltd.

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

Our financial information contained herein are presented in US dollars. All references in this prospectus to “dollars” and “$” refer to US dollars. Potential purchasers should be aware that foreign exchange rate fluctuations are likely to occur from time to time and that we do not make any representation with respect to future currency values. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

Unless otherwise indicated, market data and certain industry data and forecasts included in this prospectus concerning our industry and the markets in which we operate or seek to operate were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied upon industry publications as our primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been independently verified. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods of time. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts cited in this prospectus. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. While we believe our internal business research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We may incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on April 30, 2019; and
•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 8. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to China Ceramics Co. Ltd., a British Virgin Islands company, unless the context otherwise indicates.

Our Business

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: porcelain tiles, glazed tiles, glazed porcelain tiles, rustic tiles, and polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act) as modified by the Jumpstart our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until we are no longer an emerging growth company. We will cease to be an emerging growth company on the last day of our fiscal year following the fifth anniversary of the first sale of our common shares pursuant to an effective registration statement. We also would cease to be an emerging growth company if we have US$1.07 billion or more in annual revenues as of the end of our fiscal year, more than US$700 million in market value of our shares held by non-affiliates as of the end of our second fiscal quarter, or we issue more than US$1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced disclosure obligations. If we do, the information that we provide shareholders may be different than you might get from other public companies in which you hold shares.

We report under the Securities Exchange Act of 1934, as amended (the Exchange Act) as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we may take advantage of certain provisions in the NASDAQ Listing Rules that allow us to follow Canadian law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•	the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events;

•	the sections of the Exchange Act requiring U.S. GAAP financial statements (rather than financial statements pursuant to IFRS as issued by the IASB used by us); and

•	Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosures of material information by issuers.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

The Offering

Shares being offered:	shares and warrants to purchase shares at an exercise price of $

Offering price:	$ per share.

Number of shares outstanding before the offering:	6,011,885 of our shares are outstanding as of the date of this prospectus.

Number of shares outstanding after the offering:	shares.
Terms of the warrants

Each warrant entitles the holder to purchase one share of common stock at a price of $ per share. The warrants will become exercisable commencing six months from the consummation of this offering and will expire five years from the date of this prospectus, or earlier upon redemption. See “Description of Securities” beginning on page 44 for a further description of the terms of the warrants.

Gross proceeds to us, net of placement agent fees and expenses:	$ .

Use of proceeds:	We plan to use the net proceeds of this offering primarily for general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds” on page 9.

Lock-up	We, all of our directors and officers and holders of more than 5% of the outstanding shares of the Company’s shares have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Plan of Distribution” for more information.

NASDAQ Symbol:	CCCL

Risk factors:	Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8.

SELECTED FINANCIAL INFORMATION

The following selected consolidated financial data as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 have been derived from the audited consolidated financial statements of China Ceramics included herein. This information is only a summary and should be read together with the consolidated financial statements, the related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of China Ceramics” and other financial information included herein.

The consolidated financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board (“IASB”). The results of operations of China Ceramics in any period may not necessarily be indicative of the results that may be expected for any future period.

CHINA CERAMICS CO., LTD. AND SUBSIDIARIES

Selected Consolidated Financial Data

(RMB in Thousands except per Share and Operating Data)

	As of December 31
	2018	2017	2016	2015	2014
Consolidated Statements of Financial Position Data
Cash and cash equivalents	9,016	2,328	110	514	61,155
Total current assets	366,895	728,535	781,769	877,772	972,893
Total assets	366,941	825,418	931,281	1,313,020	1,733,563
Total current liabilities	90,923	130,682	158,832	224,776	284,535
Long-term obligations	-	-	-	1,404	1,404
Total liabilities	90,923	130,682	158,832	226,180	285,939
Total equity	276,018	694,736	772,449	1,086,840	1,447,624
Outstanding shares	5,678,703	3,851,485	2,820,939	2,565,136	2,565,136

	For the years ended December 31,
	2018	2017	2016	2015	2014
Consolidated Statement of Comprehensive Income Data
Revenues	498,189	821,792	793,745	1,017,146	1,037,651
Gross profit (loss)	(1,166)	50,354	(30,111)	125,426	104,431
Operating income (loss)	(346,620)	(50,635)	(89,714)	85,347	56,095
Loss before taxation	(418,465)	(78,285)	(316,221)	(339,159)	(13,890)
Loss attributable to shareholders	(418,674)	(88,026)	(321,802)	(362,412)	(30,353)
Earnings per share –
Basic	(93.18)	(26.36)	(116.51)	(141.91)	(11.89)
Diluted	(93.18)	(26.36)	(116.51)	(141.91)	(11.89)
Weighted average shares outstanding –
Basic	4,493,036	3,339,487	2,761,998	2,553,855	2,553,855
Diluted	4,493,036	3,339,487	2,761,998	2,553,855	2,553,855
Cash dividends declared per share (RMB)		-	-	-	1.28

RISK FACTORS

Any investment in the Shares is speculative and involves a high degree of risk. Before making an investment decision, in addition to the risk factor below, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Changes in general economic conditions, geopolitical conditions, U.S.-China trade relations and other factors beyond the Company’s control may adversely impact our business and operating results.

The Company’s operations and performance depend significantly on global and regional economic and geopolitical conditions. Changes in U.S.-China trade policies, and a number of other economic and geopolitical factors both in China and abroad could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows. Such factors may include, without limitation:

●	instability in political or economic conditions, including but not limited to inflation, recession, foreign currency exchange restrictions and devaluations, restrictive governmental controls on the movement and repatriation of earnings and capital, and actual or anticipated military or political conflicts, particularly in emerging markets;

●	intergovernmental conflicts or actions, including but not limited to armed conflict, trade wars, retaliatory tariffs, and acts of terrorism or war; and

●	interruptions to the Company’s business with its largest customers, distributors and suppliers resulting from but not limited to, strikes, financial instabilities, computer malfunctions or cybersecurity incidents, inventory excesses, natural disasters or other disasters such as fires, floods, earthquakes, hurricanes or explosions.

Any of the foregoing or similar factors could result in reduced demand for our services which, in turn, could have material adverse effects on our business and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with investors and borrowers;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. In addition, the rapidly changing nature of the home improvement industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$ million, after deducting placement agent fees and expenses and the estimated offering expenses payable by us. We plan to use the net proceeds of this offering primarily for general corporate purposes. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

DIVIDEND POLICY

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on July 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on July 14, 2014 and January 14, 2015, respectively, to its shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

We do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018:

●	on an actual basis;

●	on an as adjusted basis to reflect the sale of ordinary shares by us in this offering at an assumed public offering price of US$ per share, after deducting the placement agent fees and expenses and estimated offering expenses payable by us.

The adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our shares and other terms of this offering determined at pricing.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2018
RMB In ‘000	Actual	Pro Forma Adjusted for the Offering (1)
Cash and cash equivalents	$9,016	$
Non-current liabilities	-
Equity
Share capital	306
Other equity	565,070
Deficit	(289,358)
Total equity	276,018
Total capitalization	$276,018	$

(1)        Gives effect to the sale of shares at a public offering price of $ per share and to reflect the application of the proceeds after deducting our estimated offering expenses.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares.

Our net tangible book value attributable to shareholders at December 31, 2018 was $40.12 million (RMB 276.02 million), or approximately $7.07 (RMB 48.61) per share outstanding as of December 31, 2018. Net tangible book value per share represents the amount of total assets less intangible assets and total liabilities, divided by the number of shares outstanding.

Upon completion of the offering, we will have shares outstanding, with shares, or approximately  % upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2018, will be approximately $.  per share. This would result in dilution to investors in this offering of approximately $ per share or approximately  % from the assumed offering price of $ per share. Net tangible book value per share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the shares by investors in this offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2018, will be approximately $ per share. This would result in dilution to investors in this offering of approximately $ per share or approximately % from the assumed offering price of $ per share. Net tangible book value per share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the shares by investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Historical net tangible book value per share as of December 31, 2018	$
Increase (decrease) in net tangible book value per share attributable to new investors participating in this offering	$
Pro forma net tangible book value per share as of December 31, 2018 after giving effect to this offering	$
Dilution per share to new investors purchasing our common shares in this offering	$

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants, including warrants issued under this offering, or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

EXCHANGE RATE INFORMATION

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. On April 19, 2019, the buying rate announced by the Federal Reserve Statistical Release was RMB 6.7032 to $1.00.

	Spot Exchange Rate
Period	Period Ended	Average (1)	Low	High
	(RMB per US$1.00)
2011	6.2939	6.4475	6.2939	6.6017
2012	6.2301	6.3093	6.2221	6.3879
2013	6.0537	6.1478	6.0537	6.2438
2014	6.2046	6.1619	6.0402	6.2591
2015	6.4778	6.2827	6.1870	6.4896
2016	6.9421	6.6424	6.4498	6.9570
2017	6.5063	6.7568	6.4773	6.9575
2018
January	6.2841	6.4233	6.2841	6.5263
February	6.3280	6.3183	6.2649	6.3471
March	6.2726	6.3174	6.2685	6.3565
April	6.3325	6.2967	6.2655	6.3325
May	6.4096	6.3701	6.3325	6.4175
June	6.6171	6.4626	6.3850	6.6235
July	6.8038	6.7119	6.6123	6.8102
August	6.8300	6.8453	6.8018	6.9330
September	6.8680	6.8550	6.8322	6.8880
October	6.9737	6.9191	6.9102	6.9737
November	6.9558	6.9367	6.9248	6.9558
December	6.8755	6.8842	6.8649	6.9077

January	6.6958	6.7863	6.6958	6.8708
February	6.6912	6.7367	6.6822	6.7907
March	6.7112	6.7119	6.6916	6.7381
April	6.7032	6.7123	6.7032	6.7223

Source: Federal Reserve Statistical Release.

(1)	Annual averages, lows, and highs are calculated from month-end rates. Monthly averages, lows, and highs are calculated using the average of the daily rates during the relevant period.

ENFORCEABILITY OF CIVIL LIABILITIES

Many of our officers and directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We are a British Virgin Islands limited liability company whose predecessor, CHAC, was incorporated in Delaware on June 22, 2007 and was organized as a “blank check” company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business that had its principal operations in Asia, with a focus on potential acquisition target in China.

Pursuant to the terms of a merger and stock purchase agreement dated August 19, 2009, on November 20, 2009, CHAC merged with and into China Ceramics, its wholly owned British Virgin Islands subsidiary, and, immediately thereafter, as part of the same integrated transaction, China Ceramics acquired all of the outstanding securities of Success Winner.

China Ceramics, through its operating subsidiaries, is a leading PRC-based manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda”, “HDL” or “Hengdeli”, “TOERTO” and “WULIQIAO” brands, are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Porcelain tiles are our best-selling products, accounting for over 70.40% and 67.61% of our total revenue in the years ended December 31, 2018 and 2017, respectively.

Combined, these facilities currently provide an aggregate annual maximum production capacity of approximately 56.5 million square meters (excluding 10 million square meters that is leased out) as of December 31, 2018. In March 2016, the Company entered into an eight-year contract to lease out one of the production lines from its Hengdali facility. The production line has the capacity to produce approximately 10 million square meters of ceramic tiles annually. The term of the contract is from March 1, 2016 to February 29, 2024. The Company believes that it is prudent to generate income from its unused production capacity from a third party rather than let it remain idle. Therefore, for the term of the eight-year lease, the Company may only produce up to 28.8 million square meters of ceramic tiles from its Hengdali facility. In 2017, Hengda retired two old furnaces; in July of 2018, Hengda retired two more old furnaces, which caused Hengda’s annual maximum production capacity to be reduced to approximately 27.7 million, and total effective annual production capacity to 56.5 million ceramic tiles for Hengda and Hengdali at December 31, 2018.

Due to currently challenging economic conditions, in fiscal 2018, we utilized production facilities capable of producing 16.9 million square meters ceramic tiles. During 2018, before retiring two old furnaces, we had 14 productions line and utilized 12 productions lines during the peak season. As of December 31, 2018, we had twelve production lines available for production, three of which are in use at the end of fiscal 2018, with each production line optimized to manufacture specific size ranges to maximize efficiency and output.

Basis of Presentation

The following discussion and analysis of our financial condition and results of operations is based on the selected financial information as of and for the year ended December 31, 2018 and has been prepared based on the consolidated financial statements of China Ceramics Co., Ltd. and its subsidiaries. The consolidated financial statements of China Ceramics Co., Ltd. and its subsidiaries have been prepared in accordance with IFRS as issued by the International Accounting Standards Board, or “IASB.” The consolidated financial statements have been prepared on the historical cost basis, except for derivative financial instruments that have been measured at fair value.

The business combination on November 20, 2009 has been accounted for as a reverse recapitalization. The acquisition agreement resulted in the former owner of Success Winner obtaining effective operating and financial control of the combined entity. Prior to the acquisition, we had no operating business. Accordingly, the acquisition does not constitute a business combination for accounting purposes and is accounted for as a capital transaction. That is, the transaction is in substance a reverse recapitalization, equivalent to the issuance of equity interests by Success Winner for the net monetary assets of China Ceramics accompanied by a recapitalization. The consolidated financial statements are a continuation of the financial statements of Success Winner. The assets and liabilities of China Ceramics are recognized at their carrying amounts at the date of acquisition with a corresponding credit to the consolidated equity and no goodwill or other intangible assets are recognized. The equity of the combined entity recognized at the date of acquisition represents the equity balances of Success Winner together with the deemed proceeds from the reverse recapitalization determined as described above. However, the equity structure presented in the consolidated financial statements (number and values of equity instruments issued) reflects the equity structure of the legal parent, China Ceramics. Costs directly attributable to the transaction have been debited to equity to the extent of net monetary assets received.

Results of Operations

The following table sets forth our financial results for the years ended December 31, 2018, 2017 and 2016, respectively:

RMB(‘000)	2016	2017	2018
Revenue	793,745	821,792	498,189
Cost of sales	(823,856)	(771,438)	(499,355)
Gross profit (loss)	(30,111)	50,354	(1,166)
Other income	15,233	14,253	14,637
Other expenses	(11,381)	(5,220)	(1,461)
Selling and distribution expenses	(12,815)	(11,962)	(11,026)
Administrative expenses	(22,764)	(17,249)	(17,990)
Bad debt Expense	(23,940)	(71,565)	(316,438)
Loss from asset devaluation	(230,359)	(36,683)	(85,021)
Finance costs	(84)	(213)	-
Loss before taxation	(316,221)	(78,285)	(418,465)
Income tax (expenses)/credit	(5,581)	(9,741)	(209)
Loss attributable to shareholders	(321,802)	(88,026)	(418,674)

Description of Selected Income Statement Items

Revenue.  We generate revenue from the sales of ceramic tiles, including porcelain tiles, glazed porcelain tiles, glazed tiles, rustic tiles and polished glazed tiles, net of rebates and discounts. For the past three fiscal years, the second and third calendar quarters have been the peak season of the property developing industry, and, therefore, our quarterly sales are usually highest from May to September compared to the rest of the year. Conversely, our sales were lower between the months of January to March. This is because property developing activities tend to be low due to the effects of cold weather and the PRC Spring Festival. Beginning on July 1, 2016, we reduced the selling price of certain of our slow-moving products by 10% with the goal of turning some of this inventory into cash. Beginning on October 1, 2016, in order to generate sales and move inventory, we instituted a 20% reduction in price of our slow-moving products. However, in 2017, we increased the pricing of our ceramic tile products by an average of 20%. Although we increased our average selling price twice with 10% product raises in 2017, we were not able to return to the price levels achieved prior to 2016. Revenue increased by 3.5% for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This was mainly due to the 10.6% increase in sales volume but offset by a 6.4% decrease in average selling price as compared to 2016; the decrease in average selling price contributed to the increase in sales volume.  In April of 2018, we increased the pricing of our ceramic tile products by an average of 5%, but the sales did not improve as we expected, but decreased sharply due to a slowdown of the real estate industry, especially in the second half of the year. Therefore, we decreased the pricing of our ceramic tile products by an average of 10% in July 2018 to respond to the difficult market conditions. Revenue decreased by 39.4% for the year ended December 31, 2018, as compared to the year ended December 31, 2017 mainly due to the 44.6% decrease in sales volume. However,  certain core products maintained their pricing levels despite our having decreased the pricing of our ceramic tile products by an average of 10%, which the result that our average selling price increased by 9.4% in fiscal 2018 compared to 2017.

Cost of sales.  Cost of sales consists of costs directly attributable to production, including the cost of clay, color materials, glaze materials, coal, salaries for staff engaged in production activity, electricity, depreciation, packing materials, and related expenses.

The most significant factors that directly or indirectly affect our cost of sales are as follows:

•	Availability and price of clay;

•	Availability and price of coal; and

•	Availability and price of dyes; and

•	Price of energy.

Clay is a key material for making ceramic tiles, and accounted for approximately 21.3% and 25.3% of our cost of sales in the years ended December 31,2018 and 2017, respectively. Fujian and Jiangxi Provinces, where our production facilities are located, are the largest clay resources areas in China and clay supply is stable and sufficient for our production and planned production.

Dyes are another key material for making ceramic tiles, and accounted for approximately 27.4% and 28.4% of our cost of sales in the years ended December 31, 2018 and 2017, respectively. A number of dyes are used in ceramic tiles, and the prices of different dyes have experienced fluctuations in the past few years.

Coal is another key material for making ceramic tiles on the natural gas conversion for the firing process. Coal accounted for approximately 6.2% and 2.0% of our cost of sales in the years ended December 31, 2018 and 2017, respectively. We have long-term relationships with our coal suppliers. Prices of coal have experienced fluctuations in the past few years. In 2018, Hengda used natural gas instead of coal for making ceramic tile, and the natural gas accounted for approximately 6.6% of our cost of sales.

Other income and other expenses.  Other income consists of interest income, foreign exchange gain/loss, gain on disposal of equipment and rental income by leasing out one of its production lines. Other expenses primarily consist of the loss on disposal of equipment and the depreciation by leasing out one of its production lines.

Selling and distribution expenses.  Selling and distribution expenses consist of payroll, traveling expenses, transportation and advertising expenses incurred by our selling and distribution team.

Administrative expenses.  Administrative expenses consist primarily of employee remuneration, payroll taxes and benefits, general office expenses, depreciation. We expect administrative expenses to remain constant comparing with the prior year.

Finance Costs.  Finance costs consist of interest expense on bank loans. During the year ended December 31, 2017, the finance costs mainly consisted of the interest expense that we paid on a convertible note.

Income taxes. Our subsidiaries in the PRC are subject to the PRC Enterprise Income Tax Law, and the applicable income tax rate pursuant to such law in the years ended December 31, 2016, 2017 and 2018 is 25%.

Results of Operations

Fiscal Year Ended 2018 Compared to the Fiscal Year Ended 2017

Revenue.  The following table sets forth the breakdown of revenue, by product categories, for years ended December 31, 2018 and 2017:

Revenue RMB (000)	2017	Percentage	2018	Percentage
Porcelain	555,642	67.6%	350,749	70.4%
Glazed Porcelain	32,063	3.9%	11,031	2.2%
Glazed	35,021	4.3%	9,973	2.1%
Rustic	81,354	9.9%	56,264	11.2%
Polished Glazed	117,712	14.3%	70,172	14.1%
Total	821,792	100.0%	498,189	100.0%

Revenue decreased by RMB 323.6 million, or 39.4%, to RMB 498.2 million ($75.4 million) in the year ended December 31, 2018, from RMB 821.8 million for the year ended December 31, 2017. The decrease in revenue was primarily due to the decrease in sales volume of 44.6% despite our average sales price increase of 9.4%.

Porcelain tiles. Revenue from the sales of porcelain tiles decreased 36.9%, from RMB 555.6 million ($82.3 million) for the year ended December 31, 2017 to RMB 350.7 million ($53.1 million) for the year ended December 31, 2018. The decrease was primarily attributable to a decrease in our sales volume in 2018 as compared to 2017. Porcelain tiles for exterior walls are still our most popular product and have the largest market potential of all of our tiles. We expect porcelain tiles to continue to be our key product for the foreseeable future.

Glazed porcelain tiles. Revenue from glazed porcelain tiles decreased 65.6%, from approximately RMB 32.1 million ($4.8 million) for the year ended December 31, 2017 to RMB 11.0 million ($1.7 million) for the year ended December 31, 2018.

Glazed tiles. Revenue from glazed tiles decreased 71.6%, from RMB 35.0 million ($5.2 million) for the year ended December 31, 2017 to RMB 10.0 million ($1.5 million) for the year ended December 31, 2018.

Rustic tiles. Revenue from rustic tiles decreased 30.8%, from RMB 81.4 million ($12.1 million) for the year ended December 31, 2017 to RMB 56.3 million ($8.5 million) for the year ended December 31, 2018.

Polished glazed tiles. Revenue from polished glazed tiles decreased 40.4%, from RMB 117.7 million ($17.4 million) for the year ended December 31, 2017 to RMB 70.2 million ($10.6 million) for the year ended December 31, 2018. We began selling polished glazed tiles in the second quarter of 2011. We believe that this product represents both a functional and cost-effective replacement for actual marble or stone materials used in a decorative fashion inside homes. The polished glazed tiles are larger than our other tiles and we believe that demand for this series will increase in the future.

Cost of sales. The following table sets forth the breakdown of cost of sales, by product segment, for the years ended December 31, 2018 and 2017:

Cost of sales RMB (‘000)	2017	Percentage	2018	Percentage
Porcelain	519,830	67.4%	350,644	70.2%
Glazed Porcelain	35,345	4.6%	12,285	2.5%
Glazed	34,418	4.4%	10,368	2.1%
Rustic	76,184	9.9%	55,093	11.0%
Polished Glazed	105,661	13.7%	70,965	14.2%
Total	771,438	100.0%	499,355	100.0%

Cost of sales was RMB 499.4 million ($75.6 million) for the year ended December 31, 2018 compared to RMB 771.4 million for the year ended December 31, 2017, representing a decrease of RMB 272.1 million, or 35.3%. The decrease in cost of sales was primarily due to decreased sales.

Gross profit (loss). The following table breaks down of our gross profit (loss) and gross profit (loss) margin by product segment for the years ended December 31, 2018 and 2017:

	December 31,
	2017		2018
RMB (‘000)	Gross Profit	Profit Margin	Gross Profit	Profit Margin
Porcelain	35,812	6.2%	105	0.0%
Glazed Porcelain	(3,282)	(10.5)%	(1,254)	(11.4)%
Glazed	603	1.5%	(395)	(4.0)%
Rustic	5,170	6.1%	1,171	2.1%
Polished Glazed	12,051	10.0%	(793)	(1.1)%
All products	50,354	5.9%	(1,166)	(0.2)%

Our gross profit (loss) decreased RMB 51.5 million from a gross profit of RMB 50.4 million for the year ended December 31, 2017 to a gross loss of RMB 1.2 million ($0.2 million) for 2018.

Other income. Other income for the year ended December 31, 2018 was RMB 14.6 million ($2.2 million), as compared to RMB 14.3 million for the same period of 2017. For both 2018 and 2017, other income was mainly the leasing income from leasing out one of the production lines from its Hengdali facility pursuant to an eight-year lease contract.

 Selling and distribution expenses. Selling and distribution expenses were RMB 11.0 million ($1.7 million) for the year ended December 31, 2018, compared to RMB 12.0 million for the year ended December 31, 2017, representing a decrease of RMB 936,000, or 7.8%. The decrease in selling and distribution expenses was primarily due to decreased sales.

Administrative expenses. Administrative expenses were RMB 18.0 million ($2.7 million) for the year ended December 31, 2018, compared to RMB 17.2 million for the year ended December 31, 2017, representing an increase of RMB 741,000, or 4.2%. The increase in administrative expenses was mainly due to the increased audit and consulting fees of RMB 724,116 for the year ended December 31, 2018.

Bad debt expense. Bad debt expense was RMB 316.4 million ($47.9 million) for the year ended December 31, 2018, compared to RMB 71.6 million for the year ended December 31, 2017, representing an increase of RMB 244.9 million, or 342.2%. We recognize a loss allowance for expected credit loss on our financial assets, primarily on trade receivables, which are subject to impairment under IFRS 9, Financial Instruments, first effective for the current accounting period. We believe that we have undertaken appropriate measures to resolve the bad debt expense. We will continue to review each of our customers for credit quality as well as assiduously test their accounts receivables balances in each upcoming fiscal period.

Loss from Asset Devaluation. The loss from asset devaluation resulting from an impairment of non-current assets (fixed assets and land use rights) was RMB 85.0 million ($12.7 million) for the year ended December 31, 2018 as compared to RMB 36.7 million for the year ended December 31, 2017. The loss from asset devaluation resulted from an impairment of non-current assets due to decelerating growth in China and an expected contraction in the demand for the Company’s products.

Finance costs. Finance costs decreased from RMB 0.2 million for the year ended December 31, 2017 to nil for the year ended December 31, 2018. The decrease mainly due to the decrease in interest expense.

Other expenses. Other expenses decreased 72.0% or RMB 3.8 million, from RMB 5.2 million for the year ended December 31, 2017 to RMB 1.5 million ($0.2 million) for the year ended December 31, 2018. For the year ended December 31, 2018, loss on disposal of a subsidiary was nil. For the year ended December 31, 2017, loss on disposal of a subsidiary was RMB 0.7 million.

Loss before taxation. Loss before taxation was RMB 78.3 million for the year ended December 31, 2017 as compared to a loss before taxation of RMB 418.5 million ($63.3 million) for the year ended December 31, 2018. The increase in loss before taxation was mainly due to increased bad debt expense and increased loss from assets devaluation for the year ended December 31, 2018.

Income taxes. We incurred an income tax expense of RMB 209,000 ($31,000) for the year ended December 31, 2018 compared to an income tax expense of RMB 9.7 million for the year ended December 31, 2017, representing a decrease in tax expense of RMB 9.5 million. Our PRC statutory enterprise income tax rate was 25% for the year ended December 31, 2018 and 2017.

Loss attributable to shareholders. Loss attributable to shareholders was RMB 88.0 million for the year ended December 31, 2017 as compared to a loss attributable to shareholders of RMB 418.7 million ($63.4 million) for year ended December 31, 2018. The increase in net loss attributable to shareholders in 2018 was for the reasons described above.

Fiscal Year Ended 2017 Compared to the Fiscal Year Ended 2016

Revenue.  The following table sets forth the breakdown of revenue, by product categories, for years ended December 31, 2017 and 2016:

	December 31
Revenue RMB (000)	2016	Percentage	2017	Percentage
Porcelain	514,659	64.84%	555,642	67.62%
Glazed Porcelain	32,298	4.07%	32,063	3.90%
Glazed	37,010	4.66%	35,021	4.26%
Rustic	83,954	10.58%	81,354	9.90%
Polished Glazed	125,824	15.85%	117,712	14.32%
Total	793,745	100.00%	821,792	100.00%

Revenue increased by RMB 28.0 million, or 3.5%, to RMB 821.8 million ($121.7 million) in the year ended December 31, 2017, from RMB 793.8 million for the year ended December 31, 2016. The increase in revenue was primarily due to the increase in sales volume of 10.6% despite our average sales price was decrease of 6.4%. The year-over-year sales of porcelain tiles increased in 2017 as compared to 2016 due to positive market trends and customers tastes, while the sales for other types of ceramic tiles decreased.

Porcelain tiles. Revenue from the sales of porcelain tiles increased 8.0%, from RMB 514.7 million ($76.5 million) for the year ended December 31, 2016 to RMB 555.6 million ($82.3 million) for the year ended December 31, 2017. The increase was primarily attributable to an increase in our sales volume in 2017 as compared to 2016. Porcelain tiles for exterior walls are still our most popular product and have the largest market potential of all of our tiles. We expect porcelain tiles to continue to be our key product for the foreseeable future.

Glazed porcelain tiles. Revenue from glazed porcelain tiles decreased 0.7%, from approximately RMB 32.3 million ($4.8 million) for the year ended December 31, 2016 to RMB 32.1 million ($4.8 million) for the year ended December 31, 2017.

Glazed tiles. Revenue from glazed tiles decreased 5.4%, from RMB 37.0 million ($5.5 million) for the year ended December 31, 2016 to RMB 35.0 million ($5.2 million) for the year ended December 31, 2017.

Rustic tiles. Revenue from rustic tiles decreased 3.1%, from RMB 83.9 million ($12.5 million) for the year ended December 31, 2016 to RMB 81.4 million ($12.1 million) for the year ended December 31, 2017.

Polished glazed tiles. Revenue from polished glazed tiles decreased 6.5%, from RMB 125.8 million ($18.6 million) for the year ended December 31, 2016 to RMB 117.7 million ($17.4 million) for the year ended December 31, 2017. We began selling polished glazed tiles in the second quarter of 2011. We believe that this product represents both a functional and cost-effective replacement for actual marble or stone materials used in a decorative fashion inside homes. The polished glazed tiles are larger than our other tiles and we believe that demand for this series will increase in the future.

Cost of sales. The following table sets forth the breakdown of cost of sales, by product segment, for the years ended December 31, 2017 and 2016:

Cost of sales RMB (‘000)	2016	Percentage	2017	Percentage
Porcelain	533,032	64.07%	519,830	67.38%
Glazed Porcelain	38,957	4.73%	35,345	4.58%
Glazed	40,790	4.95%	34,418	4.46%
Rustic	87,147	10.58%	76,184	9.88%
Polished Glazed	123,930	15.04%	105,661	13.70%
Total	823,856	100.00%	771,438	100.00%

Cost of sales was RMB 771.4 million ($114.3 million) for the year ended December 31, 2017 compared to RMB 823.9 million for the year ended December 31, 2016, representing a decrease of RMB 52.4 million, or 6.4%. The decrease in cost of sales was primarily due to decreased depreciation expense by RMB 29.2 million resulting from the impairment of fixed assets including manufacturing assets, and decreased inventory impairment loss by RMB 77.8 million, despite our actual manufacturing cost increased due to increased sales.

Gross profit (loss). The following table breaks down of our gross profit (loss) and gross profit (loss) margin by product segment for the years ended December 31, 2017 and 2016:

	December 31,
	2016		2017
RMB (‘000)	Gross Profit	Profit Margin	Gross Profit	Profit Margin
Porcelain	(18,373)	(3.57)%	35,812	6.21%
Glazed Porcelain	(6,659)	(20.62)%	(3,282)	(10.52)%
Glazed	(3,780)	(10.21)%	603	1.47%
Rustic	(3,193)	(3.80)%	5,170	6.12%
Polished Glazed	1,894	1.51%	12,051	10.01%
All products	(30,111)	(3.79)%	50,354	5.89%

Our gross profit (loss) increased RMB 80.5 million from a gross loss of RMB 30.1 million for the year ended December 31, 2016 to a gross profit of RMB 50.4 million ($7.5 million) for 2017.

Administrative expenses. Administrative expenses were RMB 88.8 million ($13.2 million) for the year ended December 31, 2017, compared to RMB 46.7 million for the year ended December 31, 2016, representing an increase of RMB 42.1million, or 90.2%. The increase in administrative expenses was mainly due to the increase in provision for doubtful debts on trade receivables amounting to RMB 71.6 million.

Finance costs. Finance costs increased from RMB 84,000 for the year ended December 31, 2016 to RMB 0.2 million ($31,550) for the year ended December 31, 2017. The increase mainly due to the increase in interest expense.

Loss from Asset Devaluation. The loss from asset devaluation resulting from an impairment of non-current assets (fixed assets and land use rights) was RMB 36.7 million ($5.4 million) for the year ended December 31, 2017 as compared to RMB 230.3 million for the year ended December 31, 2016. The loss from asset devaluation resulted from an impairment of non-current assets due to decelerating growth in China and an expected contraction in the demand for the Company’s products.

Other expenses. Other expenses decreased 54.4% or RMB 6.2 million, from RMB 11.4 million for the year ended December 31, 2016 to RMB 5.2 million ($0.8 million) for the year ended December 31, 2017. For the year ended December 31, 2017, loss on disposal of  a subsidiary was RMB 0.7 million. For the year ended December 31, 2016, loss on disposal of property, plant and equipment was RMB 6.2 million.

Income (loss) before taxation. Loss before taxation was RMB 316.2 million for the year ended December 31, 2016 as compared to a loss before taxation of RMB 78.3 million ($11.6 million) for the year ended December 31, 2017. The decrease in loss before taxation was mainly due to increased gross profit and a lower loss from asset devaluation for the year ended December 31, 2017.

Income taxes. We incurred an income tax expense of RMB 9.7 million ($1.4 million) for the year ended December 31, 2017 compared to an income tax expense of RMB 5.6 million for the year ended December 31, 2016, representing an increase in tax expense of RMB 4.1 million. Our PRC statutory enterprise income tax rate was 25% for the year ended December 31, 2017 and 2016.

Income (loss) attributable to shareholders. Loss attributable to shareholders was RMB 321.8 million net for the year ended December 31, 2016 as compared to a loss attributable to shareholders of RMB 88.0  million net ($13.0 million) for year ended December 31, 2017.

Liquidity and Capital Resources

The following table presents a summary of our cash flows and beginning and ending cash balances for the years ended December 31, 2016, 2017 and 2018:

RMB (‘000)	2016	2017	2018
Net cash used in operating activities	(8,685)	(2,046)	(6,234)
Net cash generated from/(used in) investing activities	44,463	(5,548)	(1,719)
Net cash (used in)/generated from financing activities	(33,891)	9,537	15,448
Net cash flow	1,887	1,943	7,495
Cash and cash equivalents at beginning of year	514	110	2,328
Effect of foreign exchange rate differences	(2,291)	275	(807)
Cash and cash equivalents at end of year	110	2,328	9,016

We have historically financed our liquidity requirements mainly through operating cash flow, bank loans and issuance of new shares. We believe that we will generate sufficient cash from operations to meet our needs for the next twelve months.

Private Placement of Unregistered Equity Securities of the Company

On July 18, 2017, the Company completed a USD$861,000 private placement of its ordinary shares pursuant to subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Offering”) at the price of $1.36 per share, the closing price of the Company’s securities on July 17, 2017. The Company agreed to register the shares sold in the Offering for resale no later than 270 days after the closing of the Offering. All respective purchasers in the Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and the Company sold the securities in the Offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this Offering. The net proceeds of the Offering were used for working capital and general corporate purpose. On April 16, 2018, the Company filed a registration statement on Form F-3 to register its shares sold in the Offering for resale.

Registered Direct Offering of the Company’s Equity Securities

On April 19, 2018, the Company entered into a securities purchase agreement (the “Agreement”) with certain individual investors relating to a registered direct offering, issuance and sale (the “Offering”) of an aggregate of 770,299 of its shares (the “Shares”), at a purchase price of $1.56 per share, the closing price of the Company’s equity securities as reported on Nasdaq on the same date. The Shares were offered pursuant to the Company’s previously filed and effective Registration Statement on Form F-3 that was filed with the Securities and Exchange Commission on August 21, 2015, subsequently amended, and declared effective October 15, 2015 (File No. 333-206516). The Company filed a prospectus supplement related to the Offering dated April 19, 2018. The gross proceeds to the Company from the Offering, before deducting the Company’s estimated offering expenses, were approximately $1.2 million. The Offering closed on April 23, 2018. Proceeds from the Offering will be used for working capital and general corporate purposes. There were no discounts or brokerage fees associated with this Offering.

On November 29, 2018, the Company announced and on December 4, 2018, the Company closed a public offering of its common shares (and common stock warrants) with net proceeds of RMB7,332,000 (US$1.07 million). The gross proceeds was RMB8,732,000 (US$1.27 million) and related commission and legal expense was RMB1,400,000 (US$203,600). The Company intends to use the net proceeds from the offering to fund inventory, distribution expenses, vendor obligations outside of the PRC, as well as for general corporate and working capital purposes.

In connection with the Offering, the Company issued 1,000,000 common shares at the price of $1.27 per share, with each common share coupled with a warrant (500,000 warrants in the aggregate) to purchase one common share. The common shares and the warrants were sold as units, but are immediately separable and will be issued separately. The warrants have an exercise price of $1.27 per share. The warrants will be exercisable on or after the date of issuance and will terminate on the five-year anniversary of the date of issuance.

In connection with the Offering, the Company executed a Placement Agency Agreement, to pay the Placement Agent a cash placement fee equal to 8% of the gross proceeds of the Offering, plus road show, diligence, legal and other expenses of the Placement Agent of $45,000. The Placement Agent also receive five-year warrants to purchase up to 50,000 common shares, which such Compensation Warrants will have substantially the same terms as the warrants sold in the Offering, except that such Compensation Warrants will have an exercise price of $1.5875 per share or 125% of the public offering price and will terminate on the five year anniversary of the effective date of this offering.

Cash flows from operating activities.

Our net cash used in operating activities was RMB 6.2 million ($0.9 million) for the year ended December 31, 2018, an increase of RMB 4.2 million, or 205%, from cash outflow of RMB 2.0 million in 2017. The increase of cash outflows was mainly due decreased cash inflow from inventory by RMB 15.5 million, increased cash outflow on other receivables by RMB 14.6 million and increased cash outflow from trade payables by RMB 13.6 million, which was partly offset by decreased cash outflow on trade receivable by RMB 27.1 million, decreased cash outflow on other payables by 3.7 million, and increased operating cash inflows before working capital by RMB 8.0 million.

Our net cash used in operating activities was RMB 2.0 million ($0.3 million) for the year ended December 31, 2017, a decrease of RMB 6.7 million, or 77.0%, from cash outflow of RMB 8.7 million in 2016. The decrease of cash outflows was mainly due decreased net loss by RMB 237.9 million, increased cash inflow from  inventory by RMB 4.8 million, increased cash inflow form other receivables and tax receivables by RMB 3.5 million, decreased cash outflow on trade receivable by RMB 17.2 million, and no cash payment on income tax due to net loss, despite we had increased cash outflow for accrued liabilities and payable to related party by RMB 15.1 million.

Inventory and Accounts Receivable.

Our inventory turnover was 108 days for the year ended December 31, 2016 and was 95 days for the year ended December 31, 2017, and was 117 days for the years ended December 31, 2018. Based on our historical experience, except for reversal of RMB 2.7 million and RMB 56.0 million ($ 8.5 million) of inventory that was impaired for the years ended December 31, 2017 and 2018, respectively, we believe that the value of our current inventories is realizable.

The average number of days in which we received payment on our trade receivables, net of value-added tax, was decreased from 209 days in 2016 to 206 days for the year ended December 31, 2017, and was 233 days for the year ended December 31, 2018. Since the end of 2012, we had extended the collection period from 90 days to 150 days to address funding pressures of our distributors. Other customers were granted a credit period of 90 days in 2013 and 2012, and extended to 120 days beginning in 2014. This high trade receivables turnover days was primarily due to the difficult economic environment which has prompted us to offer extended credit terms to certain customers resulting in a higher trade receivables turnover figure than normal. In 2018, the Company recorded RMB 316.4 million ($47.9 million) for provision for bad debt related to the amount of outstanding trade receivables that did not conform with the Company’s credit policy.

Cash flows from investing activities.

Net cash used in investing activities for the year ended December 31, 2018 was RMB1.7 million ($0.26 million), compare to RMB 5.5 million cash outflow for 2017. In the year ended December 31, 2018, we have increased in restricted cash of RMB 1.7 million. In 2017, we purchased fixed asset for RMB 5.6 million and received RMB 70,000 from disposal of two vehicles.

Net cash generated from (used in) investing activities for the year ended December 31, 2017 was cash outflow of RMB 5.5 million ($0.8 million), compared to RMB 44.5 million of cash inflow in 2016. We had RMB 41.7 million cash inflow from restricted cash for the year ended December 31, 2016; while in 2017, we purchased fixed asset for RMB 5.6 million and received RMB 70,000 from disposal of two vehicles.

Cash flows from financing activities.

Net cash generated from financing activities was RMB 15.4 million ($2.3 million) for the year ended December 31, 2018, comparing with cash inflow of RMB 9.5 million for 2017, primarily due to the increase insurance of share capital by RMB 5.7 million in 2018.

Net cash generated from (used in) financing activities was RMB 9.5 million ($1.4 million) cash inflow for the year ended December 31, 2017, comparing with cash outflow of RMB 33.9 million for 2016, primarily due to the decrease of net repayment of short-term loan in 2017.

The major sources of our liquidity for fiscal year 2016, 2017 and 2018 were cash generated from operations, bank borrowings and issuance of our common shares. The cash generated in 2018 was primarily due to the cash generated from financing activities of shares issuance of RMB 15.3 million. The cash generated in 2017 was primarily due to the cash generated from financing activities of shares issuance of RMB 9.5 million, offset primarily by acquisition of fixed assets for RMB 5.6 million. The cash generated in 2016 was primarily due to the cash generated from investing activities of RMB 44.5 million, offset primarily by repayment of bank loans for RMB 40.1 million.

Cash and bank balances were RMB 9.0 million ($1.4 million) as of December 31, 2018, as compared to RMB 2.3 million as of December 31, 2017, and RMB 0.1 million as of December 31, 2016.

As of December 31, 2018, our total outstanding bank loan amounts were nil.

Operating lease commitments totaled RMB 19.7 million ($3.0 million) as of December 31, 2018.

Operating lease commitments totaled RMB 33.6 million ($5.1million) as of December 31, 2017.

There were no capital commitments as of December 31, 2018.

There were no commitments for advertising and insurance expenditure as of December 31, 2018.

There were commitments for advertising and insurance expenditure totaling RMB 1.7 million ($0.3 million) as of December 31, 2017.

In our opinion, our working capital, including our cash, income and cash flows from operations, and short-term borrowings, is sufficient for our present requirements.

However, we may sell additional equity or obtain credit facilities to enhance our liquidity position or to increase our cash reserve for future acquisitions and capital equipment expenditures. The sale of additional equity would result in further dilution to our shareholders. The incurrence in indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot provide assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Inventory Management

Our inventory is comprised of raw materials, work in progress and finished goods. Raw materials are purchased from our suppliers located in Fujian, Guangdong and Jiangxi Provinces and comprise mainly of clay, coal, colorings, and glazing materials.

We have sufficient raw materials to support, on average, three weeks of production at any point in time. This helps to minimize any potential delays in our production process which may arise due to insufficient raw materials. Our production of ceramic tiles is based on customers’ orders. In doing so, we minimize storage space and maintain a relatively low inventory level of finished products. Our inventory turnover for the years ended December 31, 2018, 2017 and 2016 are as follows:

	FY2016	FY2017	FY2018
Inventories (RMB’000)	212,742	191,667	127,346
Inventory turnover (days) (1)	108	95	117

(1)	The average inventory turnover is computed based on the formula: (simple average opening and closing inventories balance in a financial year / cost of sales) × 365 days.

Write down of inventory for the years ended December 31, 2018, 2017 and 2016 was write down RMB 56.0 million in 2018, reversal of write-down RMB 2.7 million in 2017, and write-down RMB 75.1 million in 2016, and was charged to cost of sales.

Credit Management

Credit terms to our customers

We typically extend credit terms of approximately 90 days to our customers. We will grant credit terms based on the reputation, creditworthiness, size of orders, payment records and number of years we have done business with the customer. We do not have a products return policy. Considering the challenging market conditions in China’s real estate industry, we extended the collection period to 150 days to address funding pressures of our distributors since the year ended December 31, 2012. Other customers were granted a credit period of 90 days in the years ended December 31, 2013 and 2012 and extended to 120 days in the year ended December 31, 2014. In 2018, we recorded RMB 316.4 million ($47.9 million) for provision for bad debt related to the amount of outstanding trade receivables that did not conform with the Company’s credit policy.

Personnel from our sales and marketing department typically conduct visits to new customers to evaluate their credit worthiness before entering into any arrangements with them. In addition, as Hengda was awarded a Top 500 Brand award, we increased the deposit required from new distributors from RMB 0.4 million to RMB 1.0 million.

Our average trade receivables’ turnover for the years ended December 31, 2018, 2017 and 2016 are as follows:

	FY2016	FY2017	FY 2018
Trade receivables (RMB’000)	553,542	532,361	224,114
Trade receivables turnover (days) (1)	209	206	233

(1)	The average trade receivables’ turnover is computed based on the formula: (simple average opening and closing trade receivables balance, net of value-added tax in fiscal year / revenue) × 365 days.

Credit terms from our suppliers

Our typical credit terms from our major suppliers are from 1 to 4 months after the raw materials have been delivered. Our average trade payables’ turnover days for the years ended December 31, 2018, 2017 and 2016 are as follows:

	FY2016	FY2017	FY2018
Trade payables (RMB’000)	84,257	61,084	24,329
Trade payables turnover (days) (1)	51	32	26

(1)	The average trade payables’ turnover is computed based on the formula: (simple average opening and closing trade payables balance, net of value-added tax in facial year / purchases) × 365 days.

Capital Expenditures

Our capital expenditures primarily consist of expenditures on property, plant and equipment.

There were no capital expenditures for the year ended December 31, 2018. We had RMB 5.6 million (US$ 0.9 million) in capital expenditures attributable to the purchase of fixed assets for the year ended December 31, 2017. There were no capital expenditures for the year ended December 31, 2016.

Contractual Obligations

Our contractual obligations consist mainly of debt obligations, operating lease obligations and other purchase obligations and commitments, and will be paid off with our cash flow from operations. The following table sets forth a breakdown of our contractual obligations (including both interest and principal cash flows) as of December 31, 2018:

	Payment Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Short-term debt obligations (1)	-	-	-	-	-
Operating purchase obligations (2)	19,694	13,902	5,792	-	-
Other obligations (3)	-	-	-	-	-
Total	19,694	13,902	5,792	-	-

(1)	Amounts represent principal and interest cash payments over the life of the bank loans, including anticipated interest payments that are not recorded in the financial statements.

(2)	We lease plant buildings, production factories, warehouses and employees’ hostel from non-related parties under non-cancellable operating lease arrangements.

(3)	Includes advertising and insurance expenditure contracted but not provided for in the financial statements.

Backlog

We typically receive orders from customers two months in advance of production on a rolling basis. We enter into a dealership agreement with customers, and a sales or purchase contract each time a customer places an order. If a customer makes any changes to an order after we have used any raw materials in fulfilling the order, the customer bears the losses. Once we have delivered the products to the customer and the customer has examined and accepted the products, we provide no quality guarantees. We confirm amounts payable with each customer on a monthly basis. The products typically must be delivered to customers within 90 days of receipt of the sales order, and the customers typically must pay for the products within 90 to 150 days of delivery.

As of December 31, 2018, our backlog was nil.

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance arrangements and have not entered into any transactions that are established for the purpose of facilitating off-balance sheet arrangements.

Impact of Inflation

The general annual inflation rate in China was approximately 3.0% in 2016, 2.0% in 2017, and 1.5% in 2018 according to the National Bureau of Statistics. Our results of operations may be affected by inflation, particularly rising prices for energy, labor costs, raw materials and other operating costs. See “Item 3. Key Information — Risk Factors — Risks relating to our business — If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.”

FINANCIAL RISK MANAGEMENT

We are exposed to financial risks arising from our operations and the use of financial instruments. The key financial risks included credit risk, liquidity risk, interest rate risk, foreign currency risk and market price risk.

We do not hold or issue derivative financial instruments for trading purposes or to hedge against fluctuations, if any, in interest rates and foreign exchange rates.

(i)	Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss us. Our exposure to credit risk arises primarily from bank balances and trade receivables. For trade receivables, we adopt the policy of dealing only with customers of appropriate credit history to mitigate credit risk. For other financial assets, we adopt the policy of dealing only with high credit quality counterparties.

As we do not hold any collateral, the maximum exposure to credit risk for each class of financial assets is the carrying amount of that class of financial assets presented on the consolidated statements of financial position.

Cash and bank balances

Our bank deposits are placed with reputable banks in the PRC, Hong Kong and the United States. The credit exposure of our cash and bank balances (including restricted cash) as of December 31, 2016, 2017 and 2018 were RMB 110,000, RMB 2,328,000 and RMB 10,735,000, respectively.

Trade receivables

Our objective is to seek continual growth while minimizing losses incurred due to increased credit risk exposure.

We have significant concentration of credit risk as the Company’s top three largest trade receivables represent approximately 22%, 29.5% and 30% of the trade receivable balance as of December 31, 2016, 2017 and 2018, respectively. Our five largest trade receivables represent approximately 26%, 43% and 97% of the trade receivable balance as of December 31, 2016, 2017 and 2018, respectively.

Our exposure to credit risks is influenced mainly by the individual characteristics of each customer. We typically give the existing customers credit terms of approximately 120 days to 150 days. In deciding whether credit shall be extended, we will take into consideration factors such as the relationship with the customer, its payment history and credit worthiness. In relation to new customers, the sales and marketing department will prepare credit proposals for approval by the Chief Executive Officer.

We perform ongoing credit evaluation of our customers’ financial condition and require no collateral from our customers. The provision for impairment loss for doubtful debts is based upon a review of the expected collectability of all trade and other receivables.

The credit exposure of our trade receivables as of December 31, 2016, 2017 and 2018 was RMB 553,542,000 and RMB 532,361,000, RMB 224,114,000, respectively.

(ii)	Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at close to its fair value.

Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. Our objective is to maintain a balance between continuity of funding and flexibility through the use of stand-by credit facilities.

The table below summarizes the maturity profile of the liabilities based on contractual undiscounted payments:

	As of December 31, 2018
	Within 1 year	More than 1 year but less than3 years	Total
	RMB’000	RMB’000	RMB’000
Trade payables	24,329	-	24,329
Amounts owed to related parties	36,023	-	36,023
Interest-bearing bank borrowings(1)	-	-	-
Total	60,532	-	60,532

(1)	Includes contractual interest payments

We intend to ensure that there are adequate funds to meet all its obligations in a timely and cost-effective manner. We intend to maintain sufficient level of cash and cash equivalents and have available an adequate amount of committed credit facilities from financial institutions to meet our liquidity requirements in the short and longer term.

(iii)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of our financial instruments will fluctuate because of changes in market interest rates.

Our interest-bearing bank deposits and borrowings were nil as of December 31, 2018.

(iv)	Foreign currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk arises when transactions are denominated in foreign currencies.

Our operations are primarily conducted in the PRC. All the sales and purchases transactions are denominated in RMB. As such, the operations are not exposed to exchange rate fluctuation.

As at December 31, 2016, 2017 and 2018, nearly all of our monetary assets and monetary liabilities were denominated in RMB except that as of December 31, 2018, certain bank balances and other payables were denominated in US dollars.

Critical Accounting Policies and Judgment

The preparation of the condensed consolidated interim financial statements, which have been prepared in accordance with International Accounting Standard (“IAS”) as issued by the International Accounting Standards Board (“IASB”), requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates and judgments are continually evaluated and are based on historical experiences and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results may materially differ from these estimates under different assumptions or conditions.

See Note 2 to our condensed consolidated interim financial statements, “Basis of Preparation and Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the most critical accounting policies that currently affect our financial condition and results of operations:

Inventories

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the weighted average basis, and in the case of work in progress and finished goods, comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and applicable selling expenses.

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.

Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade debtors arising from contracts with customers which are initially measured in accordance with HKFRS 15 since 1 January 2018. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest income which are derived from the Company’s ordinary course of business are presented as revenue.

Financial assets

Classification and subsequent measurement of financial assets (upon application of IFRS 9)

Financial assets that meet the following conditions are subsequently measured at amortized cost:

•      the financial asset is held within a business model whose objective is to collect contractual cash flows; and

•       the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”).

A financial asset is classified as held for trading if:

•       it has been acquired principally for the purpose of selling in the near term; or

•       on initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

•       it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Company may irrevocably designate a financial asset that are required to be measured at the amortized cost as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i)       Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

(ii)       Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other gains and losses” line item.

Impairment of financial assets (upon application IFRS 9)

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, bank deposits and bank balances). ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

General approach

ECLs are recognized in two measurement bases. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Company assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Company compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward-looking information.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.

Stage 1 —       Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 —       Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 —       Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For trade receivables that do not contain a significant financing component or when the Company applies the practical expedient of not adjusting the effect of a significant financing component, the Company applies the simplified approach in calculating ECLs. Under the simplified approach, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events that occurred after the initial recognition of the asset have an impact on the estimated future cash flows of the financial asset or the Company of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortized cost

For financial assets carried at amortized cost, the Company first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Company determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition).

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognized in profit or loss. Interest income continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. Loans and receivables together with any associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Company.

If, in a subsequent period, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to other expenses in the statement of profit or loss.

Classification and subsequent measurement of financial assets (before application of IFRS 9 on January 1, 2018).

The Company’s financial assets are loans and receivables. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are initially recognized at fair value. Subsequent to initial recognition, loans and receivables (including trade and other receivables, pledged bank deposits, fixed bank deposits with maturity periods over three months and bank balances) are measured at amortized cost using the effective interest method, less any identified impairment losses).

Impairment of financial assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial assets have been affected.

Objective evidence of impairment could include:

•       significant financial difficulty of the issuer or counterparty; or

•       breach of contract, such as a default or delinquency in interest or principal payments; or

•       it becoming probable that the borrower will enter bankruptcy or financial re-organisation; or disappearance of an active market for that financial asset because of financial difficulties.

If any such evidence exists, the impairment loss on trade receivables and other current receivables and other financial assets carried at amortized cost is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition of these assets), where the effect of discounting is material. This assessment is made collectively where these financial assets share similar risk characteristics, such as similar past due status, and have not been individually assessed as impaired. Future cash flows for financial assets which are assessed for impairment collectively are based on historical loss experience for assets with credit risk characteristics similar to the collective group.

If in a subsequent period the amount of an impairment loss decreases and the decrease can be linked objectively to an event occurring after the impairment loss was recognized, the impairment loss is reversed through profit or loss. A reversal of an impairment loss shall not result in the asset’s carrying amount exceeding that which would have been determined had no impairment loss been recognized in prior years.

Impairment losses are written off against the corresponding assets directly, except for impairment losses recognized in respect of trade receivables included within trade and other receivables and prepayments, whose recovery is considered doubtful but not remote. In this case, the impairment losses for doubtful debts are recorded using an allowance account. When the Company is satisfied that recovery is remote, the amount considered irrecoverable is written off against trade debtors directly and any amounts held in the allowance account relating to that debt are reversed. Subsequent recoveries of amounts previously charged to the allowance account are reversed against the allowance account. Other changes in the allowance account and subsequent recoveries of amounts previously written off directly are recognized in profit or loss.

Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity instruments

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognized on an effective interest basis.

Financial liabilities

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. They are subsequently stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

Trade and other payables are initially recognized at fair value. Theys are subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

Derecognition

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

The Company derecognizes a financial liability when, and only when, the Company’s obligations are discharged, cancelled or expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

Derivative financial instruments

Initial recognition and subsequent measurement

We use derivative financial instruments, such as forward currency contracts, for investment purposes. Such derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss.

Leases

Financial leases refers to the situation that the economic ownership of a leased asset is transferred to the lessee if the lessee bears substantially all the risks and rewards of ownership of the leased asset.

All other leases are treated as operating leases. Where we have the right to use of assets held under operating leases, payments made under the leases are charged to profit or loss on a straight line basis over the lease terms except where an alternative basis is more representative of the time pattern of benefits to be derived from the leased assets. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rentals are charged to profit or loss in the accounting period in which they are incurred.

All of our leases are operating leases for the years ended December 31, 2018, 2017 and 2016.

Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods, net of rebates and discounts. We paid rebates to some distributors on their annual cash collections in 2012 and 2011. No such rebates were paid to distributors since year 2013. Provided it is probable that the economic benefits will flow to us and the revenue and costs, if applicable, can be measured reliably, revenue is recognized as follows:

•	Sales of goods are recognized upon transfer of the significant risks and rewards of ownership to the customer. This is usually taken as the time when the goods are delivered and the customer has accepted the goods. Once goods are accepted by a customer, there is no continuing management involvement with the goods and we do not have the obligation to accept the return of the goods to us from the customer.

•	Interest income is recognized on a time-proportion basis using the effective interest method.

Impairment of non-financial assets

Impairment testing is made on our goodwill at each reporting date. Property, plant and equipment and land use rights are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date.

If any indication exists, or when annual impairment testing for an asset is required, we estimate the asset’s recoverable amount.

Calculation of recoverable amount

An asset’s recoverable amount is the greater of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

Recognition of impairment losses

An impairment loss is recognized in profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to that cash-generating unit (or group of units), and then, to reduce on a pro rata basis the carrying amount of the other assets in the unit (or group of units), except that the carrying amount of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

Reversal of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

Share-based employee remuneration

We operate equity-settled share-based remuneration plans for its employees. None of our plans feature any options for a cash settlement.

The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in the share-based payment reserve within equity. The fair value is measured at the grant date using the Black Scholes Option Pricing Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the share options, the total estimated fair value of the share options is spread over the vesting period, taking into account the probability that the options will vest.

During the vesting period, the number of share options expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged/credited to the profit or loss for the year under review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the share-based payment reserve. On the vesting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest (with a corresponding adjustment to the share-based payment reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of our shares. The equity amount is recognized in the share-based payment reserve until either the option is exercised (when it is transferred to the share premium account) or the option expires (when it is released directly to retained earnings).

Accounting for income taxes

Income tax comprises current tax and deferred tax.

Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax is calculated using the liability method on temporary differences at the reporting date between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences, tax losses available to be carried forward as well as other unused tax credits, to the extent that it is probable that taxable profit, including existing taxable temporary differences, will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilized.

Deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither taxable nor accounting profit or loss.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, associates and joint ventures, except where we are able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax is calculated, without discounting, at tax rates that are expected to apply in the period the liability is settled or the asset realized, based on tax rate (and tax laws) that have been enacted or substantively enacted at the reporting date.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Additional income taxes that arise from the distribution of dividends are recognized when the liability to pay the related dividends is recognized.

Current tax assets and current tax liabilities are presented in net if we have the legally enforceable right to set off the recognized amounts and the following additional conditions are met:

a)	in the case of current tax assets and liabilities, we intend either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

b)	in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

(i)	the same taxable entity; or

(ii)	different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend either to settle current tax liabilities and realize the current tax assets on a net basis, or to settle the liabilities and realize the assets simultaneously.

Critical accounting estimates and assumptions

We make estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key sources of estimation uncertainty and key assumptions concerning the future at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Useful lives and impairment assessment of property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Property, plant and equipment are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Useful lives and impairment assessment of investment property

Investment properties are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Investment properties are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Impairment loss recognized in respect of property, plant and equipment

As of December 31, 2018, the carrying amount of property, plant and equipment was approximately RMB 46,000 (2017: RMB87,316,000). An impairment loss of approximately RMB75,906,000 recognized against the original carrying amount of property, plant and equipment in 2017. The impairment loss recognized for the year ended December 31, 2017 was RMB33,653,000 and RMB209,919,000 for year 2016. Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of the property, plant and equipment. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment loss recognized in respect of investment property

As of December 31, 2018, the carrying amount of investment property was nil, (2017: RMB4,994,000). An impairment loss of approximately RMB4,858,000 recognized against the original carrying amount of investment property in 2018. The impairment loss recognized for the year ended December 31, 2017 was RMB1,617,000 and RMB10,920,000 for year 2016. Determining whether investment property is impaired requires an estimation of the recoverable amount of the investment property. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment loss recognized in respect of land use rights

As of December 31, 2018, the carrying amount of land use rights was nil, (2017: RMB4,364,000). An impairment loss of approximately RMB4,257,000 was recognized against the original carrying amount of land use rights in 2018. The impairment loss recognized for the year ended December 31, 2017 was RMB1,413,000 and RMB9,520,000 for year 2016. Determining whether land use rights are impaired requires an estimation of the recoverable amount of the land use rights. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Income tax

The Company has exposure to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. When the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Impairment of trade receivables

The Company’s management assesses the collectability of trade receivables. This estimate is based on the credit history of the Company’s customers and the current market conditions. Management assesses the collectability of trade receivables at the balance sheet dates and makes the provision, if any. The identification of doubtful debts requires the use of judgment and estimates. Judgment is required in assessing the ultimate realization of these receivables, including the current credit worthiness, past collection history of each customer and on-going dealings with them. Where the expectation is different from the original estimate, such difference will impact the carrying value of trade and other receivables and doubtful debts expenses in the period in which such estimate has been changed.

Net realizable value of inventories

Net realizable value of inventories is the management’s estimation of future selling price in the ordinary course of business, less estimated costs of completion and selling expenses. These estimates are based on the current market condition and the historical experience of selling products of a similar nature. It could change significantly as a result of various market factors.

Share-based payment transaction

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock option, volatility and dividend yield and making assumptions about them.

The following summary of the material PRC and U.S. federal income tax consequences of the acquisition, ownership and disposition of China Ceramics shares, sometimes referred to as “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this filing, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in China Ceramics’ securities, such as the tax consequences under state, local and other tax laws. For purposes of this discussion, references to “China Ceramics,” “we,” “us” or “our” refer only to China Ceramics Co., Ltd.

BUSINESS

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Porcelain tiles are our best-selling products, accounting for 70.4% of our total revenue in 2018.

Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Citigroup Global Markets reports that the PRC government has actively promoted the construction of affordable housing by ensuring that 77% of the new land made available was allocated to those in the low-income bracket, especially in Tier II and III cities. During the 11th National People’s Congress (NPC) relating to the central government’s draft 12th Five Year Plan (2011 - 2015), Premier Wen Jiabao pledged that the government will curb excessive housing price growth and provide enough affordable houses for needy residents. Premier Wen stated that, from 2011 to 2015, the country aims to build 36 million units of affordable housing covering 20 percent of the country’s households. In addition, the government recently released a statement stating that the greatest potential for expanding domestic demand and sustaining economic growth lies in urbanization. Since urbanization leads to new property development and construction, this could positively impact the Company’s business.

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Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province. Combined, these facilities currently provide an aggregate annual maximum production capacity of approximately 72 million square meters. However, our annual production capacity has been effectively reduced from 72 million square meters of ceramic tiles to 66 million square meters of ceramic tiles due to an eight-year contract to lease out one of the production lines from our Hengdali facility that we entered into in March 2016. due to current economic conditions, we are currently utilizing production facilities capable of producing 56.5 million square meters. We currently have twelve production lines, three of which were in production as of the end of fiscal 2018, with each production line optimized to manufacture specific size ranges to maximize efficiency and output.

We primarily sell our products through an exclusive distributor network or directly to property developers. We have long-term relationships with our customers; most of our top ten customers in 2018 have been purchasing from us for over ten years. We have been in discussions with some large property developers in China to be their exclusive or primary provider of ceramic tiles and, although no arrangements or agreements have been entered into, we expect to enter into arrangements of that type in the foreseeable future.

We focus our research and development efforts on developing innovative and environmentally-friendly products. We own eighteen utility model patents. Our stringent tile management and marketing efforts have created a strong business reputation and high brand awareness as demonstrated by us receiving the “Chinese Well-Known Trademark” award from the Intermediate People’s Court of Xiangtan City and “Asia’s 500 Most Influential Brands 2014” award from the World Brand Laboratory.

Our Industry

We operate in the Chinese ceramic tile industry which is fragmented, highly competitive and closely tied to the PRC economy. Although there is little industry data available, management believes from its knowledge of other manufactures that it is one of the largest PRC-based manufacturers of ceramic tiles.

In 2018, China’s gross domestic product (GDP) totaled approximately $13.4 trillion and was the world’s second largest economy after the United States. As China’s GDP grew by 6.6%, we believe that construction and real estate development will continue to be a key driver behind China’s GDP growth with property investment and related industries constituting a significant percentage of its GDP. Demand for ceramic tile product depends upon and directly correlates to activity in the construction and real estate development industries. The ceramic tile industry’s two primary markets in the PRC are residential construction applications and commercial construction applications.

We believe that China’s real estate sector is likely to be relatively stable over the long-term, although speculative activities have prompted government policies to restrict construction with the intent to rein in rising prices. Further, tighter policy in the sector has occurred as some banks have increased their mortgage lending rates and down payment requirements. However, the government has issued statements stating that the greatest potential for expanding domestic demand and sustaining economic growth lies in urbanization. Since urbanization leads to new property development and construction, this could positively impact our business.

We believe that the real estate and the construction and building materials sectors continue to be vital to sustaining China’s economy growth. The Chinese Government is intent upon curbing real estate speculation and stabilizing prices by pronouncing that real estate is for habitation versus speculation and by promoting affordable housing and inexpensive rental housing. However, the Chinese government has also taken various actions to stimulate real estate development and home purchases which include interest rate cuts, lowering the reserve requirement ratio for banks, lowering first home down payment ratios and cutting the minimum capital ratio for fixed asset investments to aid property developers.

Although the Chinese Government’s measures have helped to sustain the real estate sector, there is an oversupply of building material companies which has exacerbated occasional slowdowns in construction activity.

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Commencing in the fourth quarter of 2012, we began experiencing challenging market conditions in China’s real estate and construction markets which resulted in a marked decrease of our sales volume of our ceramic tile products. Beginning in December 2012, we began reducing the selling price of our ceramic tile products to be competitive in the market and to maintain market share. For fiscal 2013, our full year revenue was down 35.4% as compared to fiscal 2012 full year revenue, resulting from a 24.8% decrease in the sales volume of our ceramic tiles and a 14.1% decline in our average selling price. In fiscal 2014, we began emerging from the sector downturn that occurred in late 2012 due to challenging macroeconomic conditions. For fiscal 2014, our full year revenue increased 11.2% as compared to fiscal 2013 resulting from a 1.2% increase in the sales volume of our ceramic tiles and a 9.7% increase in our average selling price. However, for fiscal 2015, our full year revenue decreased by 2.0% as compared to fiscal 2014 resulting from a 5.8% decrease in the sales volume of our ceramic tiles somewhat offset by a 4.2% increase in our average selling price. The decrease in revenue in fiscal 2015 as compared to fiscal 2014 was primarily due to a substantial decline in business activity in the fourth quarter of 2015 as compared to the fourth quarter of 2014. The Company’s sales volume of 6.7 million square meters represented a 13.0% reduction in sales volume from the 7.7 million square meters recorded in the fourth quarter of 2014. The average selling price in the fourth quarter of 2015 rose 0.3% to 31.2 per square meter of ceramic tile as compared to the fourth quarter of 2014 as we had been able to retain our pricing power. However, business conditions became very challenging since the beginning of 2016. For fiscal 2016, our full year revenue decreased by 22.0% as compared to fiscal 2015 resulting from a 12.9% decrease in the sales volume of our ceramic tiles and an 11.5% decrease in our average selling price. The decrease in revenue in fiscal 2016 as compared to fiscal 2015 was primarily due to continued challenging market conditions and an overall decline in business activity. Consequently, beginning on July 1, 2016, we reduced the selling price of certain of our slow-moving products by 10% with the goal to turn some of this inventory into cash. Beginning on October 1, 2016, in order to generate sales and move inventory, we instituted a 20% reduction of our slow-moving products. This further price reduction led to a 35% increase in our sales volume to 9.00 million square meters in the fourth quarter of 2016 compared to 6.68 million square meters for the same period of 2015. However, the average selling price in the fourth quarter of 2016 fell 28.2% to RMB 22.4 per square meter of ceramic tile as compared to the fourth quarter of 2015 due to the price discounting instituted at the beginning of the fourth quarter. Business conditions continued to be challenging in fiscal 2017 as we experienced a year-over-year 6.5% decrease to RMB 25.8 in our average selling price as compared to RMB 27.6 for fiscal 2016. However, due to competitive pricing and the strong sales of our porcelain ceramic tiles, we were able to generate a 10.6% increase in sales volume to 30.8 million square meters of ceramic tiles in 2017 from 28.8 million square meters of ceramic tiles for fiscal 2016. In fiscal 2018, we experienced difficult market conditions, especially in the second half of the year, which resulted in a 44.6% decline in sales volume as compared to fiscal 2017. In an effort to bolster sales, in July of 2018, we decreased the pricing of our ceramic tile products by an average of 10%, but certain core products maintained their pricing levels which resulted in a 9.4% increase to RMB 28.2 in our average selling price as compared to RMB 25.8 for fiscal 2017.

Key Factors Affecting the Chinese Ceramic Tile Industry

The overall performance of the ceramic tile industry is influenced by consumer confidence, spending for durable goods, interest rates, turnover in housing, the condition of the residential and commercial construction industries and the overall strength of the economy and the recent restriction policy on the purchase of property. Demand for our ceramic tile products in the PRC heavily depends on the following economic factors and government policies designed to drive growth in the construction and real estate development sectors of the PRC economy.

Urbanization

Over the last twenty years, China has experienced rapid urbanization due to the increasingly limited capacity of rural areas to provide adequate economic support for a large agrarian population, the increasing disparity in disposable incomes between rural and urban dwellers and the easing of restrictions which historically limited rural to urban migration from rural areas to towns and cities. The development of an industrial base and service sector in urban areas has also driven large labor pools with a broad range of skills to urban areas. It is estimated that China’s urban population will expand from 572 million in 2005 to 926 million in 2025 and hit the one billion mark by 2030. In 20 years, China’s cities will have added 350 million people to its urban population — more than the entire population of the United States today. As a result of the urbanization trend and the associated need to expand an underdeveloped infrastructure to accommodate and house such growth, we believe that commercial and residential construction will expand measurably in future years, thereby creating additional demand for our products.

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Potential of Tier II and III cities

Much of the growth in China’s GDP is being driven by economic activity in Tier II and Tier III cities, such as Chengdu, Chongqing, and Tianjin, which commonly have populations that exceed 10 million individuals who often live in dwellings that do not meet modern standards. According to Jones Lang LaSalle, Tier I cities will account for only 10% of China’s commercial real estate activities by 2020, which highlights the attractive commercial development opportunities in Tier II and III cities. The economic impact of this trend is being felt across China’s Tier II and Tier III cities as the upswing in new residential and commercial construction projects and renovations is generating new demand for construction materials.

Importance of distributors

The majority of exterior ceramic tile manufacturers do not have sufficient resources to provide their own sales coverage nationwide and rely heavily on local distributors with roughly 83% of total sales pushed through such channels. As competition has intensified, many manufacturers have started to bid directly to real estate developers for large construction projects. Direct sales represented 4%, 6% and 11% of total sales in 2018, 2017 and 2016, respectively, and market participants expect this share will continue to increase, placing a premium on a manufacturer’s internal sales force while requiring product lines with greater flexibility to meet direct customer demands.

Industry and Product Offerings

There are two product segments within the ceramic tile industry: exterior and interior.

Exterior ceramic tiles

Exterior ceramic tile is mainly used as a decorative and protective component on building exteriors. Unlike other types of tiles, exterior ceramic tile must endure harsh environmental conditions and typically is manufactured to be water/dirt-resistant, non-corrosive and energy efficient. In addition, exterior ceramic tiles have other demands that interior ceramic tiles do not always have, including mandatory expansion joints, moisture considerations and thermal demands. Depending on the ultimate use of the ceramic tile and customer preferences, exterior ceramic tiles are often manufactured with customized glazing, coloring and other design and aesthetic features.

Interior ceramic tiles

Interior ceramic tiles are mainly used for decorative purposes on walls and floors in kitchens and bathrooms. Interior ceramic tiles are differentiated by design, style and perceived quality. Within China, interior ceramic tiles are typically purchased by residential owners or renovation contractors rather than property developers.

The manufacturing process is similar for both segments, however the distribution channels are different. Interior ceramic tiles are sold through retail stores and directly to contractors or residential owners. Exterior ceramic tiles are sold through distributors or directly to large property developers. Due to the higher cost distribution chain and typically smaller order sizes, profit margins are generally less within the interior ceramic tile industry.

Future Product Trends

As the ceramic tile industry in the PRC matures, builders are demanding construction materials that reduce building weight, making it possible to use light building structures and accelerate the speed of construction. Government policies meant to address energy efficiency are promoting the use of innovative wall materials, particularly those performing well in heat preservation and insulation and that are light in weight, and manufactured utilizing waste materials, less energy and fewer raw materials. In an effort to differentiate their products and meet government policies, ceramic tile manufacturers are increasingly focusing on research and development efforts.

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China Ceramics’ Products

Currently, all of our products are exterior wall ceramic tiles.  We produce five types of ceramic tiles:

Porcelain tiles:  Porcelain tiles are fired at extreme temperatures and are therefore stronger and harder than other types of ceramic tiles. The material and the color is the same throughout and porcelain tiles are extremely durable. Although porcelain tiles have a matte surface, they absorb less water than other ceramic tiles, and as such, they are a superior solution for exterior tiling where there is frequent exposure to moisture.

Glazed tiles:  Glazed tiles have a glossy finish and color patterns may be added to the exterior surface of the tile. The glaze does not go beyond the exterior surface of the tile and the interior color will show if the tile is chipped. Although glazed tiles are less water-resistant than matte porcelain tiles, they are easier to clean due to their glossy surface.

Glazed porcelain tiles:  Glazed porcelain tiles combine the advantages of porcelain tiles and glazed tiles, thus enabling the tiles to have a porcelain body with a stain-proof and glossy finish.

Rustic tiles:  Rustic tiles have greater versatility in their design as textures and colors can be added to their exterior surfaces and therefore can be used in more decorative situations. In addition to being used on exterior walls, rustic tiles are also used for interior walls and flooring.

Polished glazed tiles: Ceramic tiles can be manufactured in differing sizes according to customer specifications, with the largest sized tiles measuring 800 mm by 800 mm.

We can produce over 2,000 different combinations of products, colors, textures and sizes to meet the various demands of our customers.

In fiscal 2015, we constructed a new production line to manufacture glazed brick ceramic tiles in our Hengdali facility, which we believe will be an attractive addition to our current product portfolio. This new product is engineered to be competitively-priced and a highly effective roofing solution for both high rise apartment buildings and housing projects, and it complements our existing ceramic tile building siding products. In fiscal 2018, there was no change under product portfolio.

Our Competitive Strengths

We believe the following competitive strengths will enable us to take advantage of the rapid growth of the ceramic tile industry in China:

Brand Recognition

We believe that the “Hengda,” “HD,” “Hengdeli,” “HDL,”, “Pottery Capital of Tang Dynasty”, “TOERTO” and “WULIQIAO” brands are well recognized and highly regarded in markets where our products are sold. Before April 13, 2011, WULIQIAO was a trademark owned by Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. Hengda signed a Trademark Licensing Contract with Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. and was licensed the exclusive right to use WULIQIAO during the term of that trademark, which expires on January 27, 2020. On April 13, 2011, WULIQIAO was transferred to Hengdali. In 2005, the brands “Hengda” and “HD” were each certified as a Fujian Well-Known Trademark by the Fujian Well-Known Trademark Award Commission and recognized as a “Chinese Well-known Trademark” in 2005 by the Intermediate People’s Court of Xiangtan City. Since 2012, we have been recognized with the “Asia’s 500 Most Influential Brands” award from the World Brand Laboratory. Our products are selected for inclusion in strategic and high-profile projects such as the 16th Asian Games, the 11th National Chinese Games Village and the Chinese Academy of Sciences.

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Focus on Tier II and Tier III Cities

Because of recent efforts by the PRC government to tighten monetary policy and constrain real estate prices in the “Tier-I” cities such as Beijing, Shanghai, Shenzhen, and Guangzhou, we believe the outlook for our business has improved, given our concentration in Tier-II and Tier-III cities. Approximately 19% of our revenue in the year ended December 31, 2018 was from sales of our products for use in projects in Tier-I cities, and we expect any weakness in the Tier-I cities to be offset by continued demand growth in the Tier-II and Tier-III cities, driven by urbanization trends as well as by the PRC government’s commitment to low-income housing.

Long-Term Sales Relationships

We have established an extensive distributor network and long term customer relationships, where most of Hengda’s top ten customers in 2018 have been purchasing from us for over 10 years each.

Experienced Management Team

Our experienced, professional and dedicated management team brings a wealth of knowledge to our day-to-day operations and provides us with strategic direction. Our Chairman, Chief Executive Officer and founder, Huang Jia Dong, has more than 20 years of experience in the ceramics industry and is Vice-Chairman of the Fujian Province Ceramic Industry Association. The other members of the senior management team have many years of experience in the ceramic industry.

Modern, environmentally friendly, and efficient manufacturing capabilities

We have modern manufacturing facilities. Our Hengda facility received an ISO 9001:2000 accreditation, an international standard that acknowledged our quality control process. Our employees are required to undergo internal training regarding quality control policies, targets and procedures, as well as production and processing techniques.

We upgraded our Hengda production lines to recover and/or reuse waste water, waste dust, exhaust and kiln after-heat in 2007, which reduced our energy usage and energy costs. Our new Hengdali production lines were also built using new equipment that incorporates recovery methods for recycling waste water, waste dust, exhaust and kiln after-heat that operate at a higher efficiency rate. We received an Energy Conservation Advance Enterprise Award in 2008 from the Jinjiang City Government.

Focus on Research and Development

We have devoted substantial resources to establishing research and development capabilities in an effort to improve our products and diversify our product mix. Our R&D team has developed over 2,000 types of different product combinations. As of the date of this Annual Report, we own eighteen utility model patents. “Utility model patents” means any new technical solution relating to the shape, the structure, or their combination, of a product, which is fit for practical use. In addition, we were awarded a “High-tech Enterprise Certificate” in 2007 from Fujian Provincial Department of Science and Technology, affirming our innovations in the industry. As of December 31, 2018, our research and development team includes 16 employees and focuses on new products as well as developing energy and resource efficient production methods.

Strategic Location within the PRC

We are located in Jinjiang and Gaoan. The Jinjiang region is an established ceramic and construction material hub in the PRC, and the Gaoan region is a developing ceramic production area supported by the local government. Both of these areas are located near the raw materials required to produce ceramic tiles. As distributors and direct customers come to these areas to procure construction materials for sale, construction projects or export, these locations provide us a regular flow of customers and demand. These centralized industry locations allow us to respond quickly to customer demands and react rapidly to emerging market trends. The proximity and ease of access to major ports and transportation infrastructure in both of these regions enables us to decrease transportation and logistics costs.

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Our Growth Strategy

We intend to further strengthen our position as a leading manufacturer of ceramic tiles in China by implementing the following strategies:

Broadening Our Distribution Network

We sell our products mainly to distributors located in major Tier-I cities such as Shanghai and Beijing and Tier-II cities such as Tianjin, Wuhan, Chengdu and Shenyang. We plan to establish and/or increase our presence in Tier-II and Tier-III cities in provinces such as Zhejiang, Anhui, Heilongjiang, Guizhou, Henan, Hebei, Shandong, Shanxi, Shaanxi, and Yunnan.

We believe that our new Hengdali production facility in Gaoan will better position us to expand into new markets and reach additional end customers as transportation and logistical costs of delivering products to these areas will be reduced.

Evaluating Opportunities to Increase Exports

Currently, we export approximately 6.9% of our products through PRC trading companies. We intend to increase the exported volume of our products with additional PRC trading companies and by promoting our products in regional and international trade shows with a focus on direct selling efforts to property developers in the PRC.

Pursuing Selective Acquisition Opportunities

We will explore business combinations that broaden our product line, expand our customer base and allow us to penetrate new geographic regions. Our management believes that it has sufficient expertise to find and acquire suitable ceramic production facilities and/or companies to increase our scale and geographic diversification within the PRC. Our management intends to only pursue acquisitions where it believes that we will be able to continue to provide cost competitive, high quality ceramic tiles to our customers.

Further Enhancing Our Brand Awareness

We plan to enhance awareness of the “Hengda” or “HD,” “HDL” or “Hengdeli,” “TOERTO” and “WULIQIAO” brands in the PRC exterior ceramic tile industry. Hengda produces our “Hengda” or “HD” brands, which are marketed toward the high-end market. Hengdali produces our “HDL” or “Hengdeli” brands, which are marketed to the mid-level market, “TOERTO” brand, which is a specialized brand for our large-sized rustic tiles and “WULIQIAO” brand, which is a specialized brand for oriental pattern large-sized rustic tiles. WULIQIAO is a trademark owned by Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. Hengda signed a Trademark Licensing Contract with Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. and has been licensed the exclusive right to use WULIQIAO during the term of that trademark. Our branding strategy is to reach a larger customer base with a wide spectrum of product offerings. We plan on strengthening our brands by marketing our products to property developers and the construction industry, partnering with local distributors, attending national fairs and promoting our products through inclusion in strategic high-profile projects.

Developing Advanced Products That Meet Evolving Building Construction Requirements

We strive to develop new products that address market demand for advanced building materials that meet or exceed evolving government policies for energy efficiency. Our research and development efforts are focused on developing tiles which:

•	Reduce raw materials and energy consumption in the production process;

•	Have a density less than half of other tiles;

•	Reduce load bearing stress on exterior walls of buildings and tile shedding;

•	Recycle our by-products and limit waste output in our production process;

•	Utilize a honeycomb structure which optimizes insulation performance for new products, such as our light-weight product lines;

•	Have higher standards for water resistance; and

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•	Are easier to attach to exterior walls.

We will continue to invest in research and development to maintain our competitive position in the industry.

Production Process and Facilities

A typical production line for ceramic tiles is comprised of preparation equipment (which typically includes a miller and a spray dryer), a press (which is used for shaping raw ceramic material), a glazing line (used to supply glazed materials to the pressed tiles), a kiln (used to harden the soft mixture of clay and minerals into a hard ceramic body by subjecting the mixture to high temperature) and packaging.

The procedures involved in the production of ceramic tiles are summarized below:

(i)	Inspecting

Raw materials for ceramic products consist mainly of clay (comprised of inorganic materials such as kaolin, flint and feldspar) obtained mostly from areas adjacent to our facilities, such as Dehua county of Quanzhou city and the Fujian province. Raw materials are inspected by quality control staff upon receipt. Batch calculations that take into consideration both physical properties and chemical compositions of the raw materials are performed to ensure that the right amounts are mixed.

(ii)	Mixing and Grinding

After stringent checks on the quality of the clay and weighing, the raw material department mixes the clay as determined during inspection. The mixture is then sent to a ball mill where water is added to form a slurry for finer grinding. This process takes approximately 12 hours to complete. The slurry is then filtered and metallic particles are removed magnetically. The slurry is inspected at this stage for density, flow speed and water ratio. Compared with many competitors who use stone ball millers, we use aluminum ball millers to grind materials. Aluminum ball millers have a higher initial cost, but have higher grinding speed and can better process stone chips existing in the slurry. The slurry is then moved to a large slurry pool. Based on the production schedule, portions of the slurry may be moved to smaller slurry pools where coloring materials can be added. The mixture in smaller slurry pools are churned for approximately 24 hours to keep quality and color consistent in the end product.

(iii)	Spray Drying

A spray dryer is then used to remove most of the water content in the slurry to obtain granules with the required moisture level for processing. The slurry is pumped into an atomizer, consisting of a rapidly rotating disk or nozzle where droplets are formed. The droplets of the slurry spray are then dried by a rising hot air column, forming small free-flowing granules of a standard size and specific moisture content which is used in the next stage. The stream of gases used to dry the slurry can be at temperatures as high as 1,100°C. The granules are then moved to and held in steel containers called hoppers for over 24 hours to ensure consistency and uniformity of granule size and color.

(iv)	Molding

The granules flow from a hopper into the mold die where they are compressed by steel plungers and then ejected by the bottom plunger in varying sizes based on specifications. The automated presses used operate at pressures as high as 1,600 tons per square meter. The ceramic bisque, a shaped non-fired ceramic tile, is then passed through to the dryer to remove most of the remaining water content present in preparation for the firing and/or glazing stages. The tiles are fed into the dryer and conveyed horizontally on rollers, at temperatures of 250°C for approximately 15 to 25 minutes based on tile type.

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(v)	Glazing

Glazing involves applying one or more coats of glaze, comprised mainly of silica and other coloring agents such as iron, chromium, cobalt or manganese, onto the tile surface. The dried ceramic bisque is then sent to the glazing station where a design and/or color is added. The glaze concentration and glazing quantity is controlled by computers to avoid chromatic aberration and lack of uniformity. Not all products, such as porcelain tiles, require glazing.

(vi)	Firing

After molding and/or glazing, the ceramic bisque is fired in a kiln. Typically, the temperature in a kiln is about 1,200°C and the firing process takes less than one hour. The entire firing process is monitored and controlled by computers. We currently have twelve firing lines, nine located in the Hengda facility and three located at the Hengdali facility.

(vii)	Packaging

After the firing process, tiles are inspected for quality. Tiles which pass inspection are packaged and moved to the storage facility.

Quality Control & Assurance

The quality of our products is critical to our continued growth and success. In July 2002, our Hengda facility received ISO 9001:2000 accreditation, an international certification certificate, acknowledging our quality control process. Quality control procedures begin at the receipt of raw materials and continue throughout the manufacturing process ending with a final quality check prior to packaging. Our employees are required to undergo internal training regarding our quality control policies, targets and procedures, as well as production and processing techniques. As of December 31, 2018, our quality assurance team consisted of 8 members.

Notable Awards & Certificates

We have received numerous awards and certificates for our branding, product quality and R&D achievements. Select awards include:

Year Initially Received	Award & Certificate Name	Issuer

2002	ISO 9001:2000 Quality Management System Certificate	China Certification Center for Quality Mark

2005	ISO 14001:2004 Environmental Management Standards Certificate	Fujian Branch of Beijing World Standards Certification Centre

2005	Fujian Well-known Trademark	Fujian Well-known Trademark Award Commission

2005	Chinese Well-known Trademark	Intermediate People’s Court of Xiangtan City

2006	Inspection Exempted Products Certificate	National Bureau of Quality and Technical Supervision

2007	High-tech Enterprise Certificate	Fujian Provincial Department of Science and Technology

2008	Energy Conservation Advanced Enterprise	Jinjiang City Government

2009	Fujian 100 Important Industrial Enterprise	Fujian Economic and Trading Commission

2010	Asia’s 500 Most Influential Brands 2010	World Brand Laboratory

2010	Fujian’s Top 300 Enterprises	Fujian Enterprise Evaluation Center and Fujian Enterprise Evaluation Association

2011	China’s 500 Most Valuable Brands	World Brand Laboratory

2011	Top 100 Fastest Growing Enterprises for China Building Material	China Building Materials Enterprise Management Association

2011	Top 500 Enterprise in China Building Material	China Building Materials Enterprise Management Association

2011	Customer Preferred Top 10 Brand	China International Nameplate Development Association

2012	Asia’s 500 Most Influential Brands 2012	World Brand Laboratory

2013	China’s 500 Most Valuable Brands	World Brand Laboratory

2013	Asia’s 500 Most Influential Brands 2013	World Brand Laboratory

2014	China’s 500 Most Valuable Brands	World Brand Laboratory

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Customers, Sales & Marketing

We primarily sell our products through an exclusive distributor network or directly to property developers. Distributors are located in major cities such as Shanghai, Beijing, and Shenyang and second and third tier cities such as Chengdu, Haikou, Hefei, Tianjin, Wuhan and other rural areas in the PRC. We have long-term relationships with many of our customers; most of our top ten customers in 2016 have been purchasing from us for several years.

The following table sets forth revenues by geographic market and the related percentage for the years ended 2016, 2017 and 2018:

Geographic	2016		2017		2018
Market	RMB’000	Percentage	RMB’000	Percentage	RMB’000	Percentage
PRC	750,966	94.6%	772,221	94%	475,413	95%
Japan	5,243	0.7%	7,072	0.9%	3,113	0.6%
Burma	4,365	0.5%	4,519	0.5%	2,840	0.6%
India	4,374	0.6%	6,172	0.8%	2,393	0.5%
Korea	4,069	0.5%	4,213	0.5%	2,673	0.5%
Thailand	3,893	0.5%	4,031	0.5%	2,122	0.4%
Hong Kong	3,960	0.5%	5,743	0.7%	1,661	0.3%
Spain	2,739	0.3%	2,836	0.4%	1,013	0.2%
Turkey	2,884	0.4%	2,786	0.3%	1,358	0.3%
South Africa	2,775	0.3%	2,573	0.3%	1,495	0.3%
Sierra Leone	1,903	0.2%	1,870	0.2%	935	0.2%
Ghana	1,841	0.2%	1,906	0.2%	866	0.2%
Russia	1,602	0.2%	2,280	0.3%	709	0.1%
Morocco	1,678	0.2%	1,737	0.2%	773	0.2%
Great Britain	1,453	0.2%	1,833	0.2%	825	0.2%
Total	793,745	100%	821,792	100%	498,189	100%

Our top ten customers are set forth in the table below, and none of these customers individually accounted for more than 10% of our total revenue for the year ended December 31, 2016; just one customer accounted for more than 10% of our total revenue for the year ended December 31, 2017 and 1 customer(s) accounted for more than 10% of our total revenue for the year ended December 31, 2018.

The following table sets forth revenue for our major customers and the related percentage of our net revenue for the years 2016, 2017 and 2018.

	2016		2017		2018
Customer Name	RMB’000	Percentage	RMB’000	Percentage	RMB’000	Percentage
Foshan City Jundian Ceramics Co., Ltd.	57,470	7.2%	86,249	10.5%	65,815	13.2%
Fuzhou Chuanpin Materials Co., Ltd.	47,282	6.0%	54,785	6.7%
Xiamen Xinrui Materials Co., Ltd.	40,308	5.1%	64,216	7.8%	45,971	9.2%
Chengdu City Dehui Construction Materials Co., Ltd.	34,770	4.4%	57,005	6.9%	42,285	8.5%
Yangzhou Qiyang Trading Co., Ltd	29,010	3.7%	25,161	3.1%	20,079	4.0%
Kunming Minhengda Trading Co. Ltd.	28,764	3.6%	13,083	1.6%	-	-%
Nanjing Huli Construction Materials Co., Ltd.	28,242	3.6%	44,946	5.5%	22,770	4.6%
Liuzhou City Shengquanda Trading Co., Ltd	27,791	3.5%	28,906	3.5%	23,084	6%
Shangrao New Fangyuan Materials Co., Ltd.	26,739	3.4%	34,377	4.2%	8,022	1.6%
Beihai Jinligao Materials Co., Ltd.	26,591	3.4%	14,619	1.8%	-	-%

Our business and profitability is not materially dependent on any industrial, commercial or financial contract with any of our customers. None of our directors or executive officers or their respective affiliates has any interest, direct or indirect, in any of our customers.

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Sales and Marketing

The sales and marketing department is responsible for formulating sales policies and pricing based on market analysis, surveys and forecasts, developing and implementing our sales and marketing campaigns, and promoting our products and brand. Additionally, our sales department is responsible for cultivating new customers and business relationships, as well as servicing existing accounts.

We participate in a variety of sales and marketing activities including trade shows, in-house sales and marketing seminars, factory tours, outdoor advertising, B2B catalogs and customer calls. We believe that these techniques allow us to gather and better understand customers’ needs and requirements and to obtain feedback on our products and services and intend to continue utilizing these techniques.

In the future, we intend to participate in international trade fairs and seminars from time to time to promote our brand and products, and to establish a network with industry professionals outside the PRC. To augment our plan to expand our markets internationally, our products will also be advertised on and available to purchase on the Internet. As of December 31, 2016, our Sales and Marketing Department had 40 employees.

Backlog

We typically receive orders from customers two months in advance of production on a rolling basis. We enter into a dealership agreement with customers, and a sales or purchase contract each time a customer places an order. If a customer makes any changes to an order after we have used any raw materials in fulfilling the order, the customer bears the losses. Once we have delivered the products to the customer and the customer has examined and accepted the products, we provide no quality guarantees. We confirm amounts payable with each customer on a monthly basis. The products typically must be delivered to customers within 90 days of receipt of the sales order, and the customers typically must pay for the products within 120 to 150 days of delivery.

As of December 31, 2018, our backlog was nil, compared to a backlog of approximately RMB 70.7 million as of December 31, 2017, which represents approximately the next two months of revenue at the time.

Major Suppliers & Raw Materials

Our suppliers are selected by our purchasing department and are assessed on criteria such as the quality of materials supplied, duration of their business relationship with us, pricing, delivery reliability and response time to orders placed by us. We have sufficient raw materials on hand to support, on average, three weeks of production at any point in time to minimize any potential production delays that could arise due to a delay in raw material delivery.

We have not experienced significant production disruptions due to a supply shortage from our suppliers, nor have we had a major dispute with a supplier.

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Our major suppliers for the last three years are set forth in the table below, and except for Jinjiang Xinao Gas Company Limited and Foshan City Sanshui Baoligao Inorganic Materials Co., Ltd., no suppliers accounted for more than 10% of our total purchases of raw materials and energy sources for the years ended December 31, 2016, 2017 and 2018. Our business or profitability is not materially dependent on any industrial, commercial or financial contract with any of our suppliers.

The following chart lists our major suppliers and the related percentage of our total purchases of raw materials and energy sources in fiscal years 2016, 2017 and 2018:

		2016		2017		2018
Supplier Name	Type	RMB’000	Percentage	RMB’000	Percentage	RMB’000	Percentage

Jinjiang Xinao Gas Company Limited	Gas	61,136	10.56%	69,248	9.4%	36,050	10.9%
Jinjiang Xinao Gas Company Limited	Color	60,153	10.39%
Quanzhou Like Ceramic Materials Co., Ltd.	Color	45,069	7.79%	53,493	7.3%	10,573	3.1%
Foshan City Nanhai Huaxiong Ceramic Materials Co., Ltd.	Color	42,779	7.39%	38,403	5.2%	30,843	9.2%
Fengxin Huafeng Ceramic Co., Ltd.	Clay	54,914	9.49%	52,853	7.2%	31,275	9.4%
Yongchun Junjie Mining Co., Ltd.	Coal	54,962	9.49%	58,893	8.0%	34,351	10.3%
Foshan City Nanhai Zhongtai Glaze Production Plant	Color	35,046	6.05%	14,449	2.0%	30,843	9.3%
Foshan City Sanshui Golden Eagle Inorganic Materials Co., Ltd.	Color	42,821	7.40%	39,922	5.4%	25,975	7.8%
Guangfeng Fangzhengfeikuang Co., Ltd.	Clay	23,835	4.12%
Fujian Nanping Minning Mining Exploitation Co., Ltd.	Clay	16,473	2.89%	30,899	4.2%	18,023	5.4%

None of our officers or directors or their respective affiliates has any interest, direct or indirect, in any of the above major suppliers. There are no arrangements or understanding with any suppliers pursuant to which any of our directors and executive officers were appointed.

Research and Development

We have devoted substantial resources to establishing research and development capabilities in an effort to improve our products and diversify our product mix. Our research and development team focuses on new products as well as developing energy and resource efficient production methods.

We focus our research and development efforts on the following:

•	Expanding and improving production capacity;

•	Improving and developing new production and processing techniques;

•	Improving the use and selection of raw materials to lower costs; and

•	Developing new products and designs to address changing market demands.

Our research and development costs were approximately RMB 0.8 million, RMB 0.94 million and RMB 0.76 million for fiscal years 2016, 2017 and 2018. From time to time, we may enter into collaboration agreements with research institutes to develop new products or improve our production process. As of December 31, 2018, our R&D department had 7 employees.

Competition

We face intense competition from our existing competitors and new market entrants. Our primary competitors are usually privately-owned companies that are located mainly in the PRC. Our principal competitors are Guangdong White Rabbit Ceramics, Foshan Shiwan Yulong Ceramics Co., Ltd, Jinjiang Haoyuan Ceramics, Co., Ltd, Jinjiang Wanli Ceramics Co., Ltd, Jinjiang Tengda Ceramics Co., Ltd and Jinjiang Haoshan Construction Materials Co., Ltd. We compete primarily based on product quality, brand recognition, and an extensive distributor network.

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Intellectual Property

We protect our intellectual property primarily through a mix of patent and trademark registrations.

Registered Trademarks

Our brand name distinguishes our products and promotes consumer awareness of our products.

We have registered the following trademarks in the PRC:

Trademark	Class/Products	Validity Term	Registration No.

	19/ Tile, ceramic tile and wave pattern tile	From February 21, 2012 to February 20, 2022	1716827

	19/ Tile; non-metallic tile; ceramic tile; non-metallic wall tile for constructional use; wave pattern tile; glass mosaic; non-metallic floor tile	From March 28, 2009 to March 27, 2019	4971248

	19/ Tile; non-metallic tile; ceramic tile; glass mosaic; non-metallic tile for constructional use; non-metallic construction material; marble; granite; manual stone.	From October 21, 2010 to October 20, 2020	7543650

	19/ Tile; non-metallic tile; non-metallic tile for constructional use; non-metallic wall tile for constructional use; non-metallic floor tile; non-metallic ground tile; glass mosaic; plaster; cement; concrete building unit.	From May 14, 2011 to May 13, 2021	8289754

	19/ Tile; non-metallic tile; non-metallic tile for constructional use; non-metallic wall tile for constructional use; non-metallic floor tile; non-metallic ground tile; glass mosaic; plaster; cement; concrete building unit.	From May 14, 2011 to May 13, 2021	8289921

	19/ Tile, ceramic tile, asbestos cement tile, glass mosaic, non-metallic tile, non-metallic tile for constructional use, fireclay, firebrick, tile, ceramic kiln furniture.	From April 13, 2011 to January 27, 2020	1357830

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Before April 13, 2011, WULIQIAO was a trademark owned by Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. for Class 19 (Products: tile, ceramic tile, asbestos cement tile, glass mosaic, non-metallic tile, non-metallic tile for constructional use, fireclay, firebrick, tile, ceramic kiln furniture). Hengda signed a Trademark Licensing Contract with Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. and was licensed the exclusive right to use WULIQIAO during the terms of that trademark, which expires on January 27, 2020. Since April 13, 2011, WULIQIAO has been transferred to Hengdali, according to Certificate of Approved Transference of Trademark issued on April 13, 2011 by Trademark Office of the State Administration for Industry & Commerce of the P.R. China.

Patents

We currently own twenty two utility model patents in the PRC for exterior wall tiles, which were applied for in November of 2007, July of 2011 and November of 2012 respectively. A “utility model patent” is a new technical solution relating to the shape, the structure, or their combination, of a product, which is fit for practical use. Utility model patents have a ten year term from the application date.

Except as disclosed above, as of December 31, 2018, our business or profitability is not materially dependent on any other trademarks, copyrights, registered designs, patents, grant of licenses from third parties, new manufacturing processes or other intellectual property rights.

Environmental

We are subject to various environmental regulations with respect to noise and air pollution and discharge of hazardous materials. We are also subject to periodic inspection. Our Hengda facility obtained a Temporary Pollutant Discharge Permit (No.350582-2014-000260) granted by Jinjiang City Environmental Protection Bureau that will expire on May 1, 2016, and we are currently in the process of applying for the renewal of the permit. The permit is subject to annual renewal. We are currently in the process of applying for a Pollutant Discharge Permit for our Hengdali production facility. We are not subject to any pending actions of alleged violations of applicable PRC environmental laws. If the Pollutant Discharge Permit is not issued and Hengdali discharges pollutants, Hengdali may be warned, ordered to stop discharging pollutants, and/or fined by the environmental protection agency.

Legal Proceedings

On June 6, 2014, a putative class action complaint (the “Pollock Complaint”) was filed in the United States District Court for the Southern District of New York against us and various current and former directors and officers asserting claims of violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder against all defendants, and asserting claims for violations of Section 20(a) of the Exchange Act against the individual defendants; and pursuing remedies under the Exchange Act. The complaint is captioned Robert Pollock, Individually and On Behalf Of All Others Similarly Situated v. Huang Jia Dong, Su Pei Zhi, Hen Man Edmund, Ding Wei Dong, Paul K. Kelly, Cheng Yan Davis, William L. Stulginsky, Su Wei Feng, Shen Cheng Liang, Jianwei Liu, And China Ceramics Co., Ltd. (Case No. 14-cv-4100).

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On June 16, 2014, a putative class action complaint (the “Artinoff Complaint”) was filed in the United States District Court for the Southern District of New York against us and various current and former directors and officers asserting claims of violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder against all defendants, and asserting claims for violations of Section 20(a) of the Exchange Act against the individual defendants; and pursuing remedies under the Exchange Act. The complaint is captioned Roger Artinoff, Individually and On Behalf of All Others Similarly Situated v. China Ceramics Co. Ltd., Huang Jia Dong, Su Pei Zhi, Hen Man Edmund, Ding Wei Dong, Paul K. Kelly, Cheng Yan Davis, William L. Stulginsky And Su Wei Feng. (Case No. 14-cv-4312).

On July 2, 2014, a putative class action complaint (the “Finlayson Complaint”) was filed in the United States District Court for the Southern District of New York against us and various current and former directors and officers asserting claims for violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all defendants, and claims for violations of Section 20(a) of the Exchange Act against the individual defendants; and pursuing remedies under the Exchange Act. The complaint is captioned Richard Finlayson, Individually and On Behalf Of All Others Similarly Situated v. Huang Jia Dong, Su Pei Zhi, Hen Man Edmund, Ding Wei Dong, Paul K. Kelly, Cheng Yan Davis, William L. Stulginsky, Su Wei Feng, Shen Cheng Liang, Jianwei Liu, and China Ceramics Co., Ltd. (Case No. 14-cv-4997).

On February 6, 2015, the Company and the individual defendants reached an agreement in principle to settle the class action litigation brought against the Company in consideration of the payment by the Company of $850,000, consisting of $310,000 payable in cash and $540,000 to be issued in the Company’s common shares.  On January 6, 2016, the United States District Court for the Southern District of New York (the “Court”) held a final hearing to consider approval of the settlement, and on April 22, 2016, it issued a final order approving the settlement and ordering that the parties file a stipulation voluntarily dismissing the action on or before May 23, 2016 or, in the alternative, to file a joint letter by the same deadline stating the reasons for the delay in filing such a stipulation. On April 22, 2016, the United States District Court for the Southern District of New York issued a final order approving the settlement. The Company remitted $310,000 in cash and issued 554,415 common shares in full satisfaction of the terms of the settlement. The case was closed on August 2, 2016.

Seasonality

The second and third calendar quarters have been the peak season of the property developing industry, and, therefore, our quarterly sales are usually highest from May to September compared to the rest of the year. We have lower sales between the months of January and March due to the effects of cold weather and the PRC Spring Festival.

The seasonality information above is based on our turnover trend in the last three years and may vary slightly from year to year depending on the demand by our customers and end customers for our products. However, management believes that the seasonality information for the last three years is representative of the seasonality trend going forward.

Governmental Regulations

Environmental Protection Regulations

In accordance with the PRC Environmental Protection Law adopted on December 26, 1989, the Administration Supervisory Department of Environmental Protection of the State Council sets the national guidelines for the discharge of pollutants. The People’s Governments of provinces, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate. A company which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection, adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company which discharges environmental pollutants should report and register such discharge with the Administration Supervisory Department of Environmental Protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit. If a company fails to report and/or register the environmental pollution it caused, it will receive a warning or be penalized. Companies that fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies that have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution.

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Our Hengda facility obtained a Temporary Pollutant Discharge Permit (No.350582-2014-000260) granted by Jinjiang City Environmental Protection Bureau that will expire on May 1, 2016, and we are currently in the process of applying for the renewal of the permit. Hengdali is currently in the process of applying for a Pollutant Discharge Permit, and the environmental protection agency in Gaoan has accepted Hengdali’s application. If the Pollutant Discharge Permit is not issued and Hengdali discharges pollutants, Hengdali may be warned, ordered to stop discharging pollutants, and/or fined by the environmental protection agency.

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules and a series of implementing rules and regulations, as amended. Under these rules, the Renminbi, the PRC’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange, or SAFE, of the PRC is obtained. Foreign investment enterprises, or FIEs, are required to apply to the SAFE for Foreign Exchange Registration Certificates for FIEs. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a basic account and capital account. Currency translation within the scope of the basic account, such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. Such transactions are subject to the consent of PRC banks which are authorized by the SAFE to review basic account currency transactions. However, conversion of currency in the capital account, including capital items such as direct investment, loans and securities, still require approval of the SAFE. On November 21, 2005, the SAFE issued Circular No. 75 on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles. Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted, but proper foreign exchange registration applications are required to be reviewed and accepted by the SAFE.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including, without limitation, the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of the SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from the SAFE. On August 29, 2008, SAFE issued Circular No. 142 on Relevant Business Operations Issues Concerning Improving the Administration of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises, with respect to the administration of conversion of foreign exchange capital contributions of FIEs into Renminbi, unless otherwise permitted by PRC laws or regulations, Renminbi converted from foreign exchange capital contributions can only be applied to activities within the approved business scope of FIEs and cannot be used for domestic equity investment or acquisitions.

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Regulation of Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;

•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•	The Foreign Investment Enterprise Law (1986), as amended; and

•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Insurance

We have not purchased insurance coverage for product liability or third party liability and are therefore not covered or compensated by insurance in respect of losses, damages, claims and liabilities arising from or in connection with product liability or third party liability. In addition, we currently do not maintain business interruption insurance. As a result, our business and prospects could be adversely affected in the event of such problems in our operations and may suffer losses that could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Together with three other companies, we jointly own six buildings comprised of one office building and five workshops in Jinjiang, Fujian Province. We recorded the related fixed assets in proportion to the amount we paid for our part of the buildings, which represents our interests in the buildings. As co-owners of these six buildings under the relevant Building Ownership Certificate, all co-owners have collective rights and obligations to the jointly-owned property under PRC law, and typically the disposal of such jointly owned property by one owner without the consent of all other owners is prohibited.

The land-use rights of this workshop and the co-owned six buildings expire in 2055 and cover approximately 10,023 square meters. We also own land-use rights at two locations and seven buildings in Gaoan for office buildings, workshops, warehouses, and raw material yards and staff quarters. The land-use rights for these two facilities expire in 2058 and cover an aggregate of approximately 244,324 square meters.

We currently lease 17 properties in Jinjiang, Fujian Province in the PRC for various uses including warehouses, office space, workshops, staff quarters and stock yards. The lease terms range from three to five years.

As of December 31, 2016 our Hengda production facility in Jinjiang City, Fujian Province in the PRC, had a total gross floor area of approximately 140,000 square meters and employed 728 production personnel and our Hengdali production facility in Gaoan, Jiangxi Province in the PRC, has a total gross floor area of approximately 244,324 square meters and employed 393 production personnel. The Hengda facility consists of nine production lines with an annual production capacity of 42 million square meters. The Hengdali facility consists of five production lines with an annual production capacity of 30 million square meters of ceramic tiles. Historically, we have not experienced any form of disruption in our production facility. However, our annual production capacity has been effectively reduced from 72 million square meters of ceramic tiles to 66 million square meters of ceramic tiles due to an eight-year contract to lease out one of the production lines from our Hengdali facility that we entered into in March 2016. Our annual production capacity was further reduced to 56.5 million square meters of ceramic tiles due to our having retired two old furnaces at the Hengda facility in July of 2018. Due to current economic conditions, we are currently utilizing production facilities capable of producing 16.9 million square meters. We currently have twelve production lines (three of which were utilized at the end of 2018), with each production line optimized to manufacture specific size ranges to maximize efficiency and output.

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During 2014, our Hengda facility was required by the local governmental entity to begin using natural gas to operate the facility, as opposed to coal. This mandated change in fuel source is part of a province-wide (and country-wide) effort to reduce pollution. This change resulted in our incurring a one-time charge of approximately RMB 5.6 million (US$ 0.9 million) in December 2013, and will increase our cost of goods produced at that facility because natural gas is a more expensive energy source than coal. Fuel source (comprising coal and natural gas) accounted for 12.9% and 20.1% of the total cost of sales in 2018 and 2017, respectively. There is no assurance that in the future our other production facilities will not be required to make similar modifications which could have similar adverse effects on our operations.

In 2015, we began renovating the showroom in our Hengda facility (the Hengda Exhibition Hall) that is a valuable resource for the marketing and promotion of our extensive line of building material products. We believe that upgrading this showroom will enable us to continue to secure significant new contracts for our products, especially from larger property developers. Capital expenditures for the new renovations to the Hengda Exhibition Hall were RMB 3.9 million (US$ 0.6 million) in the third quarter of 2015 and RMB 6.6 million (US$ 1.0 million) in the fourth quarter of 2015, with no unpaid balances as of December 31, 2015. The total cost of the renovations, which were completed in the fourth quarter, was RMB 10.5 million (US$ 1.6 million).

We also constructed a new production line to manufacture glazed brick ceramic tiles in our Hengdali facility. Capital expenditures for the new line were RMB 18.6 million (US$ 2.9 million) in the third quarter of 2015 and RMB 130.1 million (US$ 20.1 million) in the fourth quarter of 2015, with no unpaid balances as of December 31, 2015. The total cost of the new production line was RMB 148.7 million (US$ 23.0 million).

In March 2016, we entered into an eight-year contract to lease out one of the production lines from our Hengdali facility. The production line has the capacity to produce approximately 10 million square meters of ceramic tiles annually. The term of the contract is from March 1, 2016 to February 29, 2024, and the contract stipulates for the receipt of rental income of RMB 15.0 million (US$ 0.5 million) per year, including 6% value added tax. The purpose of this arrangement was to generate income from the unused production capacity.

Therefore, for the term of the eight-year lease, and as a result of two old furnaces having been put out of use at the facility, we may only produce up to 28.8 million square meters of ceramic tiles from our Hengdali facility. Consequently, the Company’s maximum annual production capacity has been effectively reduced from 72 million square meters of ceramic tiles to 56.5 million square meters of ceramic tiles.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are:

Name	Age	Position
Huang Jia Dong	61	Chairman of the Board and Chief Executive Officer
Hen Man Edmund	46	Chief Financial Officer
Liu Jun (1)(2)(3)	50	Director
Roy Tan Choon Kang (1)(2)(3)(4)	47	Director
Shen Cheng Liang (1)(2)(3)	63	Director
Alex Ng Man Shek	49	Director and Corporate Secretary

(1)	Member of audit committee

(2)	Member of compensation committee

(3)	Member of nominations committee

(4)	Audit committee financial expert

Huang Jia Dong founded Hengda in 1993 and has served as our director since November 20, 2009 and Chief Executive Officer since April 4, 2010. Mr. Huang was Chairman of the Board from November 20, 2009 until April 4, 2010. Mr. Huang currently serves as Chairman of Hengda. Mr. Huang was previously involved in the construction material distribution business. Mr. Huang has been appointed as the vice chairman of Fujian Province Ceramic Industry Association since 2006 and the executive director of Jinjiang City Chamber of Import and Export Trade since 2007. Mr. Huang has a diploma in corporate management from Xiamen University. We have chosen Mr. Huang to serve as director because of his extensive experience in the ceramic tiles industry and his intimate knowledge of our company.

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Hen Man Edmund has served as our Chief Financial Officer since November 20, 2009. Mr. Hen joined Hengda in 2008 as the Chief Financial Officer. Mr. Hen is responsible for the corporate finance function and oversees matters relating to compliance and reporting obligation of our company. Prior to joining Hengda, Mr. Hen was a Financial Controller of a switchgear manufacturer in Sichuan Province, PRC and was responsible for the corporate finance function of the company. Prior to that, Mr. Hen was the accountant of Dickson Concepts (International) Ltd., a public listed company in Hong Kong and oversaw the accounting and financial administration of the company. He also worked at a variety of international accountancy firms, including Deloitte Touche Tohmatsu, in assurance and advisory services during the period from 1995 to 2001. Mr. Hen graduated from the University of East Anglia, United Kingdom, with a Bachelor Degree in Science in 1995. He is a member of the Institute of Chartered Accountants in England and Wales and a member of the Hong Kong Institute of Certified Public Accountants.

Liu Jun holds a Bachelor’s degree in Business Administration from Dongbei University of Finance and Economics in China (1990). Mr. Liu’s expertise is in the area of acquisitions, strategic planning and deal structuring. Presently, he serves as a consultant and advisor on various mergers and risk management matters to several companies in the financial industry in China. In addition, Mr. Liu holds the position of a senior manager of Dashang Group Co., Ltd., a large retail chain group in northeast China.

Roy Tan Choon Kang commenced his career at the Government of Singapore Investment Corporation (GIC) in 1996 at the Economics & Strategy Department handling GIC’s equity and fixed income investments in North America and Latin America. From February 1, 2009 to December 31, 2016, Mr. Tan held the title of Managing Partner of One Tree Partners PTE Ltd., an asset management company. From November 2016 to July 31, 2017, Mr. Tan held the office of the CFO of Fuse Enterprises Inc., a digital marketing and mining company. Mr. Tan holds a joint MBA degree from National University of Singapore and Columbia University, NY (1999).

Shen Cheng Liang has been our director since November 1, 2013. Mr. Shen Cheng Liang is a ceramics production expert with over 30 years of experience in the ceramics industry in China. Prior to his retirement from the industry in 2012, he was a senior production engineer and general manager at Fujian Yiyan Ceramics Ltd. where he worked from 1983 to 2012. Mr. Liang graduated with a Bachelor’s degree in material physics from Jingdezhen Ceramics College in 1983. We have chosen Mr. Liang to serve as director because of his experience in our industry.

Alex Ng Man Shek has been served as the position of corporate secretary of Nova Lifestyle Inc. (NASDAQ: NVFY) from June 2011 to October 2016 and the chief operating officer of a wholly-owned subsidiary of Nova Lifestyle Inc. in Dongguan, the PRC since 2003. He worked in various companies in Hong Kong, Canada and the PRC. Mr. Ng received his Bachelor’s degree in Economics from York University, Canada in 1994. He has also received a Certificate in Securities Course, a Certificate in Technical Analysis Course and a Certificate in Derivatives Course from The Canadian Securities Institute during the period from 1998 to 2002. There is no arrangement or understanding between Mr. Ng and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Ng and any executive officers and directors.

There are no family relationships among our directors or officers.

The term of each director is until their resignation or removal.

The business address of each party described above is c/o Jinjiang Hengda Ceramics Co., Ltd., Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China.

No member of our compensation committee has at any time been our officer or employee, or our subsidiaries. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. During the last fiscal year, none of our officers and employees, and none of our former officers participated in deliberations of our Board of Directors concerning executive officer compensation.

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Director Compensation

Starting April 1, 2010, our Board determined to provide its non-employee members annual compensation of $40,000. The following table sets forth all of the compensation paid by us or our significant subsidiaries in 2018 to each of our non-employee directors for such person’s service as a director (including contingent or deferred compensation accrued during 2018):

Name and Principal Position	Compensation RMB	Value of Options(1) RMB	Total RMB
Liu Jun	264,320	-	264,320
Roy Tan Choon Kang	297,360	-	297,360
Shen Cheng Liang	252,000	-	252,000
Alex Ng Man Shek	855,867	-	855,867

Executive Officers

The following table sets forth all of the compensation paid by us or our significant subsidiaries in 2017 to each of our officers for such person’s service as an officer (including contingent or deferred compensation accrued during 2018 but not including any amounts paid to such persons for their services as directors):

	Salary	Bonus	Value of Stock Compensation(2)	Total
Name and Principal Position	RMB	RMB	RMB	RMB
Huang Jia Dong, Chief Executive Office	-	-	-	-
Hen Man Edmund, Chief Financial Officer	614,334	-	618,795	1,233,129

(1)	No options were granted to our executives in 2018.
(2)	Stock Compensation were granted to our Chief Financial Officer in 2017 and 2018.

Retirement Benefits

As of December 31, 2018, we have contributed to the government-mandated employee welfare and retirement benefit plan and provided pension, retirement or similar benefits to its employees. The PRC regulations require us to pay the local labor administration bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The local labor administration bureau, which manages various investment funds, will take care of employee retirement, medical and other fringe benefits. We have no further commitments beyond our monthly contribution.

Employment Agreements

Upon consummation of the acquisition of Success Winner, we entered into employment agreements with certain of our executive officers. The following discussion summarizes the material terms of employment agreements entered into between us and our executive officers:

We entered into employment agreements with the following officers: Huang Jia Dong, Chief Executive Officer, Hen Man Edmund, Chief Financial Officer, and Alex Ng Man Shek, Corporate Secretary.

•	The term of the employment agreements is three years (February 1, 2019 to January 31, 2022 for Huang Jia Dong), one year ( July 1, 2018 to June 30, 2019 for Hen Man Edmund and Alex Ng Man Shek).

•	Since August 1, 2013, Huang Jia Dong received compensation of RMB 12,000 per month. From July 1, 2017, Hen Man Edmund received compensation of RMB 50,715 (HKD58,500) per month. From July 1, 2017, Alex Ng Man Shek received compensation of RMB 69,354 (HKD80,000) per month. Alex became our director starting from October 2017.

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•	We may dismiss any of the above officers if any of the following events occurs with respect to the officer: (1) failure to show up for work, (2) failure to provide required documents, (3) falsification of documents, criminal record, etc., (4) serious violation of such officers’ labor rules and of regulations, (5) serious lapse of duties and responsibilities, (6) activities that violate regulations, resulting in loss of more than RMB 4,000, (7) operation of his own business during the term of his employment, (8) criminal prosecution and labor punishment, (9) request by the officer to resign, (10) causing us to sign or change any contract through fraud, coercion and other fraudulent means, or (11) other situations stipulated by law and statutes.

•	Each officer is subject to the non-compete provisions of the agreement for a period of three years following termination of the employment agreement and non-solicitation provisions of the agreement for a period of two years following termination of the employment agreement.

Other Employees

Compensation for our senior executives is comprised of four elements: a base salary, an annual performance bonus, equity and benefits. In developing salary ranges, potential bonus payouts, equity awards and benefit plans, it is anticipated that our compensation committee takes into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant ways to incentivize and reward senior management for improving shareholder value while building a successful company, 3) individual performance, 4) how best to retain key executives, 5) the overall performance of us and our various key component entities, 6) our ability to pay and 7) other factors deemed to be relevant at the time.

Our senior management have discussed our above mentioned planned process for executive compensation and the four compensation components. Specific compensation plans for our key executives are negotiated and established by our compensation committee.

We have not entered into any service contracts with any of our officers, directors or employees that contain any provisions for benefits upon termination of employment.

China Ceramics Co., Ltd. 2010 Incentive Compensation Plan

On December 27, 2010, our shareholders approved the 2010 Incentive Plan. The purpose of the 2010 Incentive Plan is to assist us and our subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and independent contractors by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with annual and long-term performance incentives to expand their maximum efforts in the creation of shareholder value.  Awards under the 2010 Incentive Plan will be limited in the aggregate to 1,200,000 shares. The 2010 Incentive Plan shall terminate at such time as no shares remain available for issuance under the 2010 Incentive Plan, when we have no further obligations with respect to outstanding awards under the 2010 Incentive Plan. The Company granted an aggregate of 1,130,000 stock options to Huang Jia Dong, Su Pei Zhi, Su Wei Feng, Hen Man Edmund, Paul K. Kelly, Cheng Yan Davis, Ding Wei Dong and William L. Stulginsky, upon the approval by the Board of Directors on January 27, 2011, the grant date. The exercise price of the share options granted is $7.65 per share and the share options are valid for a period of 5 years from January 27, 2011 to January 27, 2016. One-fourth of options granted will vest in every year from the grant date. As at the grant date of January 27, 2011, the estimated total fair value of the options granted is $3,977,600.

China Ceramics Co., Ltd. 2017 Equity Compensation Plan

On May 21, 2017, the Board of Directors of the Company (the “Board”) approved the 2017 Equity Compensation Plan (the “Plan”) is to attract and retain outstanding individuals as employees, directors and consultants of the Company and its subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by such individuals and to provide them with additional incentive to expand and improve the profits and achieve the objectives of the Company

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The Plan is administered by the Board. The Board, in its sole discretion, will determine the eligible individuals to whom, and the time or times at which awards will be granted, the form and amount of each award, the expiration date of each award, the time or times within which the awards may be exercised, the cancellation of the awards and the other limitations, restrictions, terms and conditions applicable to the grant of the awards.

The total number of shares that may be issued under the Plan is 280,000, subject to adjustments in the event of any reorganization, recapitalization, share split, distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. The Board may, in its discretion, (a) grant shares under the Plan to any participant without consideration from such Participant or (b) sell shares under the Plan to any participant for such amount of cash, shares or other consideration as the Board deems appropriate. Notwithstanding any of the provisions of the Plan or any outstanding award agreement, upon a Change in Control of the Company, the Board is authorized and has sole discretion to provide that all restrictions applicable to all awards shall terminate or lapse in order that Participants may fully realize the benefits thereunder. Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution. The Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time. The Board also has the authority to amend any award agreement at any time.

Our board of directors has established an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.  The audit committee consists of Liu Jun, Roy Tan Choon Kang and Shen Cheng Liang. Mr. Roy Tan Choon Kang is the chair of the audit committee, and he qualifies as an “audit committee financial expert”, as such term is defined in the rules of the Securities and Exchange Commission.

The board of directors has adopted an audit committee charter, providing for the following responsibilities of the audit committee:

•	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;

•	reviewing and discussing the annual audited financial statements with management and the independent auditors;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•	meeting separately and periodically with management, the internal auditors and the independent auditors; and

•	reporting regularly to the board of directors.

A copy of the audit committee charter is available on our website at http://cceramics.com/Corporate-Governance.html.

Compensation Committee.  Our compensation committee consists of Liu Jun, Roy Tan Choon Kang and Shen Cheng Liang. Shen Cheng Liang is the chair of our compensation committee. Liu Jun, Roy Tan Choon Kang and Shen Cheng Liang do not have any direct or indirect material relationship with us other than as a director.

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Our board of directors adopted a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;

•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;

•	administering our incentive-compensation plans for our directors and officers;

•	reviewing and assessing the adequacy of the charter annually;

•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and

•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

A copy of the compensation committee charter is available on our website at http://cceramics.com/Corporate-Governance.html.

Governance and Nominating Committee.  Our governance and nominating committee consists of Liu Jun, Roy Tan Choon Kang and Shen Cheng Liang. Shen Cheng Liang is the chair of our governance and nominating committee. Liu Jun, Roy Tan Choon Kang and Shen Cheng Liang do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

•	overseeing the process by which individuals may be nominated to our board of directors;

•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;

•	reviewing candidates proposed by our shareholders;

•	developing the criteria and qualifications for the selection of potential directors; and

•	making recommendations to the board of directors on new candidates for board membership.

A copy of the governance and nominating committee charter is available on our website at http://cceramics.com/Corporate-Governance.html.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

In May 2010, our board of directors adopted a code of ethics that applies to our directors, officers and employees. Our code of ethics is available on our website at http://cceramics.com/Corporate-Governance.html.

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Director Independence

Our Board is subject to the independence requirements of the Nasdaq Stock Market (“Nasdaq”). The Board undertakes periodic reviews of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family, the Company and its affiliates to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. Our Board has determined that all current members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (Jianwei Liu, Shen Cheng Liang and Ms. Cheng Yan) are ‘‘independent” in accordance with the Nasdaq independence requirements. Our Chairman and Chief Executive Officer does not serve on any of the Board committees. The majority of the Board is comprised of independent directors. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors and the fact that no director previously reported a change in circumstances that could affect his independence.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our shares by each person who is known by us to beneficially own more than 5% of our shares. The table also identifies the share ownership of each of our directors, each of our named executive officers, and all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Our major shareholders do not have different voting rights than any other holder of our shares. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power. Except as otherwise indicated below, each beneficial owner holds voting and investment power directly. The percentage of ownership is based on 6,011,885  shares issued and outstanding as of April 18, 2018. All figures reported on a post one-for-eight reverse split basis of the Company’s common shares effected in June 2016.

Name (1)	Number of Shares Beneficially Owned		% of Ownership
Shen Cheng Liang	0		0%
Huang Jia Dong	1,001,913	(2)	16.7%
Roy Tan Choon Kang	0		0%
Liu Jun	0		0%
Alex Ng Man Shek	0		0%
Hen Man Edmund	37,884		*
All directors and executive officers as a group (6 individuals)	1,039,797		17.3%
Sound Treasure Limited (3)	1,001,913		16.7%
Sun Cuixia (4)	491,338		8.17%
Zhao E (5)	421,149		7%
Cheh Chau Ho (6)	491,338		8.17%

*	Less than 1%

(1)       Unless otherwise indicated, the business address of each of the individuals is c/o Jinjiang Hengda Ceramics Co., Ltd.; Junbing Industrial Zone; Anhai, Jinjiang City; Fujian Province, PRC.

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(2)       Includes (i) an aggregate of 335,300 shares owned by Mr. Huang’s spouse and children for which Mr. Huang may be deemed to be the beneficial owner, which beneficial ownership Mr. Huang disclaims, and (ii) 651,613 shares owned by Sound Treasure Limited, an entity of which Mr. Huang is the sole director and shareholder.

(3)       Huang Jia Dong is the sole director and shareholder of Sound Treasure Limited. The mailing address for Sound Treasure is c/o c/o Jinjiang Hengda Ceramics Co., Ltd.; Junbing Industrial Zone; Anhai, Jinjiang City; Fujian Province, PRC, Attn: Huang Jia Dong.

(4)       The address of this shareholder is 335 W Norman Ave. Arcadia. CA 91007.

(5)       The address of this shareholder is 32 S. Almansor St., Alhambra. CA 91803.

(6)       The address of this shareholder is 12/F, No. 23, Lane 236, Sec. 5, Chung Hsiao E. Rd., Taipei, Taiwan.

RELATED PARTY TRANSACTIONS

Pursuant to an administrative services agreement dated as of December 1, 2009 between the Company and Stuart Management Co., an affiliate of Paul K. Kelly, an ex-director who resigned on Nov 27, 2013, the Company paid US$ 6,000 (equivalent to RMB 40,000) and US$ 12,000 (equivalent to RMB 81,000) during the years ended December 31, 2018 and 2017 plus out-of-pocket expenses to Stuart Management Co. for administrative services. The initial one-year term began on December 1, 2009, and the agreement automatically renews for successive one-year terms unless either party notifies the other of its intent not to renew. During the term of the agreement, Stuart Management Co. provided the Company with general administrative services, including acting as the Company’s administrative agent in the United States and the British Virgin Islands, and allow the Company to utilize certain of its office space for meetings. The agreement was renewed to reduce the amount to US$ 4,900 (equivalent to RMB 30,000) a month in December 2013. The amount was further reduced to US$ 1,000 (equivalent to RMB 6,000) a month commencing October 2014. The Company terminated service with Stuart Management starting from July 1, 2018.

Mr. Huang Jia Dong, the founder and Chairman of Hengda and the Chief Executive Officer and one of the directors of the Company and Mr. Wong Kung Tok, formerly one of the Company’s significant shareholders, provide working capital loans to the Company from time to time during the normal course of its business. These loans amounted to RMB35,055,000 and RMB34,928,000 as of December 31, 2018 and 2017, respectively. These loans are interest free, unsecured and repayable on demand. Mr. Huang and Mr. Wong are brothers-in-law. Mr. Huang and Mr. Wong are brothers-in-law.

As of December 31, 2018, the Company had a loan of US$167,000 (equivalent to RMB1,148,000) (2017: US$167,000 (equivalent to RMB1,089,000)) payable to Sound Treasure Limited, an affiliate of Mr. Huang Jia Dong and a shareholder of the Company. This loan is interest free, unsecured and repayable on demand.

PRICE RANGE OF COMMON SHARES AND TRADING MARKETS

The following tables set forth, for the calendar quarters indicated and through March 31, 2017, the quarterly high and low sale prices for our shares, as reported on NASDAQ Stock Market, the OTC Bulletin Board or the NYSE Amex, as applicable. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Prior to June 28, 2016, the sale prices of our shares were retroactively restated to reflect the 8:1 reverse split effected on that date.

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	Shares
	High	Low
Annual Highs and Lows
2012	36.32	11.76
2013	32.48	15.84
2014	20.48	5.92
2015	11.36	6.00
2016	8.64	2.09
2017
2018
Quarterly Highs and Lows
2016
First Quarter	8.64	2.80
Second Quarter	4.08	2.09
Third Quarter	5.30	2.19
Fourth Quarter	3.02	2.10
2017
First Quarter	2.53	2.08
Second Quarter	2.26	1.32
Third Quarter	1.68	1.31
Fourth Quarter	2.39	1.32
2018
First Quarter	2.69	1.43
Second Quarter	1.76	1.37
Third Quarter	1.87	1.32
Fourth Quarter	3.67	0.8
2019
First Quarter	2.08	1.38

Monthly Highs and Lows
September 2018	1.45	1.28
October 2018	3.67	1.3
November 2018	2.47	1.23
December 2018	1.18	0.8
January 2019	2.08	1.38
February 2019	1.99	1.72
March 2019	1.92	1.52
April 2019	1.88	1.15

On May 24, 2019, the closing price of our Shares on the NASDAQ Stock Market was $1.06.

As of May 24, 2019, there were 6,011,885 of our shares issued and outstanding.

DESCRIPTION OF SECURITIES OFFERED

The following description of the material terms of our shares and warrants includes a summary of specified provisions of the Memorandum of Association and Articles of Association. This description is subject to the relevant provisions of the BVI Business Companies Act, 2004 (as amended) and is qualified by reference to our Memorandum of Association and Articles of Association, copies of which are incorporated in this registration statement by reference.

General

China Ceramics is authorized to issue 51,000,000 shares of US$0.008 par value per share of a single class. The remaining authorized and unissued shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances China Ceramics could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

China Ceramics’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Members of China Ceramics’s Board of Directors serve for indefinite terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. China Ceramics’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares.

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Our shares have been listed on the NASDAQ Stock Market under the symbol “CCCL” since January 18, 2011. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011. and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer where they are trading now under the same symbol. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

Directors

The China Ceramics Articles of Association provides only for unanimous written consents of directors. The China Ceramics Articles of Association permit shareholders to remove a sitting director without cause upon a majority vote of the shareholders.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of China Ceramics’ Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified by reference to the full texts of China Ceramics’ Memorandum and Articles of Association.

In general, the anti-takeover provisions of China Ceramics’ Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by China Ceramics’ board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of China Ceramics or a tender offer for all of China Ceramics’ shares. The provisions are designed to discourage any tender offer or other attempt to gain control of China Ceramics in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of China Ceramics in a short time and then impose its will on the remaining shareholders. However, to the extent such provisions successfully discourage the acquisition of control of China Ceramics or tender offers for all or part of China Ceramics’ shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of China Ceramics’ shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of China Ceramics’ shares, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Shareholder Meetings

British Virgin Island law provides that shareholder meetings shall be convened by the board of directors at any time or upon the written request of shareholders holding more than 30% of the votes of the issued and outstanding voting shares of the company. China Ceramics’ Articles of Association provide that annual shareholder meetings for the election of directors may be called only by the directors.

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Number of Directors and Filling Vacancies on the Board of Directors

British Virgin Islands law requires that the board of directors of a company consist of one or more directors and that the number of directors shall be set by the company’s Articles of Association, with a minimum of one director. China Ceramics’ Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the shareholders. Directors may be removed by the shareholders only for cause or without cause on a vote of the members representing a majority of the shares entitled to vote.

Election of Directors

Under British Virgin Islands law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholder meeting may, if they so choose, elect all directors of China Ceramics who are up for election, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders; Action by Written Consent

The China Ceramics Articles of Association provide for advance notice requirements for shareholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of China Ceramics at its principal executive offices not fewer than 10 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by China Ceramics’ board of directors or by shareholders comprising a majority of the combined voting power of the holders of the then issued and outstanding shares entitled to vote. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

Under the statutory law of the British Virgin Islands, the principal protection of minority shareholders is that shareholders may bring an action to enforce the constituent documents of the company, the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Memorandum and Articles. The company is obliged to hold an annual meeting and provide for the election of directors. In addition, the BVI Business Companies Act provides that a shareholder may bring an action against the company for a breach of a duty owed by the company to him in his capacity as a shareholder or if he considers that the affairs of the company are being, have been or are likely to be conducted in a manner which is unfairly prejudicial to him.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the case law on British Virgin Islands business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of China Ceramics. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

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Transfer of China Ceramics Securities Upon Death of Holder

Because China Ceramics is a British Virgin IsVI company, the transfer of the securities of China Ceramics, including the shares and warrants, for estate administration purposes will be governed by British Virgin Islands law. This may require that the estate of a decedent security holder of China Ceramics seek to probate or transfer under letters of administration for the estate issued by a court in the British Virgin Islands in order to effectively transfer the shares of the deceased.

Transfer Agent and Registrar

Our shares have been listed on the NASDAQ Stock Market under the symbol “CCCL” since January 18, 2011. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011. and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer where they are trading now under the same symbol. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

The Transfer Agent and Registrar for the shares of China Ceramics shares, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, (212) 509-4000.

Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $ per share, subject to adjustment as discussed below. Each warrant will become exercisable at any time commencing months from the consummation of this offering and will expire years from the date of this prospectus at 5:00 p.m., New York City time. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

SHARES ELIGIBLE FOR FUTURE SALE

We have 6,011,885 shares outstanding as of the date of this filing. Of these shares, 1,001,913 shares are beneficially held by our CEO. Also on the same date, we had warrants to purchase shares issued and outstanding; there was an aggregate of shares that may be issued in the future upon exercise of outstanding warrants. The shares issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise.

Rule 144. Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

1.       has ceased to qualify as a blank-check or shell company;

2.       is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.       has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

4.       has filed certain information with the SEC (Form 10 information) reflecting that it is no longer a blank-check or shell company may, after one year has elapsed from the filing of the Form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the shares, exceed the greater of either of the following:

1.       1% of the total number of shares then outstanding; or

2.       the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Lock-up Agreements. We and each of our directors, executive officers and certain of our principal shareholders will enter into lock-up agreements with the placement agent in connection with this offering. Under these agreements, subject to certain exceptions, those subject to lock-up agreements may not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise dispose of any shares, securities convertible into or exchangeable for shares, options or rights to acquire shares or publicly announce the intention to do any of the foregoing, for a period of days from the date of this prospectus or the initial lock-up period. See “Plan of Distribution.”

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TAXATION

The following discussion summarizes the material PRC income tax considerations relating to the acquisition, ownership and disposition of China Ceramics’ securities.

You should consult with your own tax adviser regarding the PRC tax consequences of the acquisition, ownership and disposition of China Ceramics’ securities.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on their worldwide taxable income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice on the Issues Regarding Recognition of Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled by PRC domestic companies will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the resident enterprise status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as China Ceramics, Success Winner and Stand Best. If the PRC tax authorities determine that China Ceramics, Success Winner and/or Stand Best is a “resident enterprise” under the EIT Law, a number of tax consequences could follow. First, China Ceramics, Success Winner and/or Stand Best could be subject to the enterprise income tax at a rate of 25% on their worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from income tax. As a result, if China Ceramics, Success Winner and Stand Best are each treated as a “qualified resident enterprise,” all dividends paid from Hengda to China Ceramics, through Success Winner and Stand Best, should be exempt from the PRC enterprise income tax.

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As of the date of this filing, there has not been a definitive determination by China Ceramics, Success Winner, Stand Best or the PRC tax authorities as to the “resident enterprise” or “non-resident enterprise” status of China Ceramics, Success Winner and Stand Best. However, since it is not anticipated that China Ceramics, Success Winner and/or Stand Best would receive dividends or generate other income in the near future, China Ceramics, Success Winner and Stand Best are not expected to have any income that would be subject to the 25% enterprise income tax on worldwide taxable income in the near future. China Ceramics, Success Winner and Stand Best will make any necessary tax payment if China Ceramics, Success Winner or Stand Best (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that China Ceramics, Success Winner or Stand Best is a resident enterprise under the EIT Law, and if China Ceramics, Success Winner or Stand Best were to have income in the future.

Dividends From Hengda

If Stand Best is not treated as a resident enterprise under the EIT Law, then dividends that Stand Best receives from Hengda may be subject to PRC withholding tax. The EIT Law and the implementing rules of the EIT Law provide that (A) an income tax rate of 25% will normally be applicable to investors that are “non-resident enterprises” which (i) have an establishment or place of business inside the PRC, and (ii) have income in connection with their establishment or place of business that is sourced from the PRC or is earned outside the PRC but has an actual connection with their establishment or place of business inside the PRC, and (B) a PRC withholding tax at a rate of 10% will normally be applicable to dividends payable to non-resident enterprises that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC.

As described above, the PRC tax authorities may determine the resident enterprise status of entities organized under the laws of foreign jurisdictions on a case-by-case basis. China Ceramics, Success Winner and Stand Best are holding companies and substantially all of China Ceramics’, Success Winner’s and Stand Best’s income may be derived from dividends. Thus, if China Ceramics, Success Winner and/or Stand Best are considered a “non-resident enterprise” under the EIT Law and the dividends paid to China Ceramics, Success Winner and/or Stand Best are considered income sourced within the PRC, such dividends received may be subject to PRC withholding tax as described in the foregoing paragraph.

The State Council of the PRC or a tax treaty between China and the jurisdiction in which the non-resident enterprise resides may reduce such income or withholding tax, with respect to a non-resident enterprise. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “PRC-Hong Kong Tax Treaty”), if the Hong Kong resident enterprise that is not deemed to be a conduit by the PRC tax authorities owns more than 25% of the equity interest in a PRC resident enterprise, the 10% PRC withholding tax on the dividends the Hong Kong resident enterprise receives from such PRC resident enterprise is reduced to 5%.

China Ceramics is a British Virgin Islands holding company, and it has a British Virgin Islands subsidiary (Success Winner), which owns a 100% equity interest in a subsidiary in Hong Kong (Stand Best), which in turns owns a 100% equity interest in Hengda, a PRC company. As a result, if Stand Best were treated as a “non-resident enterprise” under the EIT Law, then dividends that Stand Best receives from Hengda (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, if the PRC-Hong Kong Tax Treaty were applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem Stand Best to be a conduit that is not entitled to treaty benefits), may be subject to a 10% PRC withholding tax. Similarly, if Success Winner were treated as a PRC “non-resident enterprise” under the EIT Law and Stand Best were treated as a PRC “resident enterprise” under the EIT Law, then dividends that Success Winner receives from Stand Best (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. A similar situation may arise if China Ceramics were treated as a “non-resident enterprise” under the EIT Law, and Success Winner were treated as a “resident enterprise” under EIT Law. Any such taxes on dividends could materially reduce the amount of dividends, if any, China Ceramics could pay to its shareholders.

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As of the date of this filing, there has not been a definitive determination by China Ceramics, Success Winner, Stand Best or the PRC tax authorities as to the “resident enterprise” or “non-resident enterprise” status of China Ceramics, Success Winner and Stand Best. As described above, however, Hengda, Stand Best and Success Winner are not expected to pay any dividends in the near future. Hengda, Stand Best and Success Winner will make any necessary tax withholding if, in the future, Hengda, Stand Best or Success Winner were to pay any dividends and Hengda, Stand Best or Success Winner (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that Stand Best, Success Winner or China Ceramics is a non-resident enterprise under the EIT Law.

Dividends that Non-PRC Resident Investors Receive From China Ceramics; Gain on the Sale or Transfer of China Ceramics’ Securities

If we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) China Ceramics’ investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that the non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of China Ceramics’ securities may be subject to income tax under the PRC tax laws.

Under the PRC tax laws, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises, but not individuals, and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of China Ceramics’ securities by such investors also is subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to such non-resident investors with respect to China Ceramics’ securities, or gain such non-resident investors may realize from the sale or transfer of China Ceramics’ securities, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10%. In such event, China Ceramics may be required to withhold a 10% PRC tax on any dividends paid to such non-resident investors. In addition, such non-resident investors in China Ceramics’ securities may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of China Ceramics’ securities if such non-resident investors and the gain satisfy the requirements under the PRC tax laws. However, under the PRC tax laws, China Ceramics would not have an obligation to withhold PRC income tax in respect of the gains that such non-resident investors (including U.S. enterprise investors) may realize from the sale or transfer of China Ceramics’ securities. Also, if China Ceramics is determined to be a “resident enterprise,” its non-resident investors who are individuals may also be subject to potential PRC individual income tax at a rate of 20% with respect to dividends received from China Ceramics and/or gains derived by them from the sale or transfer of China Ceramics’ securities.

If China Ceramics were to pay any dividends in the future, and if China Ceramics (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that China Ceramics must withhold PRC tax on any dividends payable by China Ceramics under the PRC tax laws, China Ceramics will make any necessary tax withholding on dividends payable to its non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. investors) realize any gain from the sale or transfer of China Ceramics’ securities and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of China Ceramics’ securities. As indicated above, under the PRC tax laws, China Ceramics would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of China Ceramics’ securities.

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On December 10, 2009, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the PRC tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. China Ceramics (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that China Ceramics (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on China Ceramics’ financial condition and results of operations (or such non-resident investor’s investment in China Ceramics).

In addition, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698.

On February 3, 2015, the State Administration of Tax issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-tax Resident Enterprise, or Public Notice 7. Public Notice 7 has introduced a new tax regime that is significantly different from that under Circular 698. Public Notice 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria the Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties with respect to the reporting and consequences of private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. Our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions, under Circular 698 and Public Notice 7. For the transfer of shares to our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 698 and Public Notice 7. As a result, we may be required to expend valuable resources to comply with Circular 698 and Public Notice 7 to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company and other non-resident enterprises in our group should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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The PRC tax authorities have the discretion under Circular 698 and Public Notice 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698 and Public Notice 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Penalties for Failure to Pay Applicable PRC Income Tax

A non-resident investor in us may be responsible for paying PRC tax on any gain realized from the sale or transfer of China Ceramics’ securities if such non-resident investor and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Individual Income Tax Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of China Ceramics’ securities is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if the non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if the non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if the non-resident investor fails to file a tax return and to pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income receivable by the non-resident investor in the PRC from other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and overdue fines imposed on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if the non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and cannot provide a guarantee to the PRC tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of China Ceramics’ securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of China Ceramics’ securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our securities that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of China Ceramics’ securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder of China Ceramics’ securities based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold China Ceramics’ securities as capital assets within the meaning of Section 1221 of the Code. This discussion also does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of China Ceramics’ voting shares;

•	persons that acquired China Ceramics’ securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold China Ceramics’ securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws, or, except as discussed herein, any tax reporting obligations of a holder of China Ceramics’ securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold China Ceramics’ securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of China Ceramics’ securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) in respect to the China Ceramics’ securities and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of such securities will be in U.S. dollars.

China Ceramics has not sought, and will not seek, a ruling from the Internal Revenue Service, or “IRS,” or an opinion of counsel, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CHINA CERAMICS’ SECURITIES. EACH HOLDER OF CHINA CERAMICS’ SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CHINA CERAMICS’ SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND APPLICABLE TAX TREATIES.

Tax Treatment of China Ceramics After the Redomestication and the Business Combination

Section 7874(b) of the Code generally provides that a corporation organized outside the United States that acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% of either the voting power or the value of the stock of the acquiring corporation after the acquisition. Under regulations promulgated under Section 7874, a warrant holder of either the acquired corporation or the acquiring corporation generally is treated for this purpose as owning stock of the acquired corporation or the acquiring corporation, as the case may be, with a value equal to the excess of the value of the shares underlying the warrant over the exercise price of the warrant. If Section 7874(b) were to have applied to the Redomestication, then, among other things, China Ceramics, as the surviving entity, would have been subject to U.S. federal income tax on its worldwide taxable income following the Redomestication and the Business Combination as if it were a domestic corporation.

After the completion of the Business Combination, which occurred immediately after and as part of the same integrated transaction as the Redomestication, the former stockholders of CHAC (including warrant holders treated as owning stock of CHAC pursuant to the regulations under Section 7874) should have been considered as owning, by reason of owning (or being treated as owning) stock of CHAC, less than 80% of the voting power and the value of the shares of China Ceramics (including any warrants treated as shares of China Ceramics pursuant to the regulations promulgated under Section 7874). Accordingly, Section 7874(b) should not have applied to treat China Ceramics as a domestic corporation for U.S. federal income tax purposes. However, due to the absence of full guidance on how the rules of Section 7874(b) applied to the transactions completed pursuant to the Redomestication and the Business Combination, this result is not entirely free from doubt. If, for example, the Redomestication were ultimately determined for purposes of Section 7874(b) as having occurred prior to, and separate from, the Business Combination for U.S. federal income tax purposes, the share ownership threshold for applicability of Section 7874(b) generally would have been satisfied (and China Ceramics would have been treated as a domestic corporation for U.S. federal income tax purposes) because the former stockholders of CHAC (including warrant holders treated as owning stock of CHAC), by reason of owning (or being treated as owning) stock of CHAC, would have owned all of the shares (including any warrants treated as shares) of China Ceramics immediately after the Redomestication. Although normal “step transaction” tax principles supported the view that the Redomestication and the Business Combination should have been viewed together for purposes of determining whether Section 7874(b) was applicable, because of the absence of guidance under Section 7874(b) directly on point, this result is not entirely free from doubt. The balance of this discussion assumes that China Ceramics has been and will be treated as a foreign corporation for U.S. federal income tax purposes.

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U.S. Holders

Taxation of Cash Distributions Paid on Shares

Subject to the passive foreign investment company, or “PFIC,” rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the shares of China Ceramics. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of current or accumulated earnings and profits of China Ceramics (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted basis in its shares in China Ceramics. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such shares.

With respect to non-corporate U.S. Holders, such dividends may be subject to U.S. federal income tax at the lower applicable regular long-term capital gains tax rate (see “—Taxation on the Disposition of Securities” below) provided that (1) the shares of China Ceramics are readily tradable on an established securities market in the United States or, in the event China Ceramics is deemed to be a Chinese “resident enterprise” under the EIT Law, China Ceramics is eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the “U.S.-PRC Tax Treaty,” (2) China Ceramics is not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under published IRS authority, shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Stock Market. Although China Ceramics’ shares are currently listed and traded on the NASDAQ Stock Market, it cannot guarantee that its shares will continue to be listed or traded on the NASDAQ Stock Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to the shares of China Ceramics.

If a PRC income tax applies to any cash dividends paid to a U.S. Holder on the shares of China Ceramics, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to such dividends, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of the securities in China Ceramics, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

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If a PRC income tax applies to any gain from the disposition of the securities in China Ceramics by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any gain, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, China Ceramics’ securities, subject to certain limitations and exceptions. Under regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified electing fund, or QEF, rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of China Ceramics’ securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition (and estimated values) of the assets and the nature of the income of China Ceramics and its subsidiaries during its 2015 taxable year, China Ceramics does not believe that it was treated as a PFIC for such year. However, because China Ceramics has not performed a definitive analysis as to its PFIC status for its 2015 taxable year, there can be no assurance in respect to its PFIC status for such year. There also can be no assurance with respect to China Ceramics’ status as a PFIC for its current (2016) taxable year or any future taxable year.

If China Ceramics is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of China Ceramics’ shares and, the U.S. Holder did not make a timely QEF election for China Ceramics’ first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, a QEF election along with a purging election or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its shares; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares of China Ceramics during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares).

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Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of the first taxable year of China Ceramics in which China Ceramics qualified as a PFIC will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its shares in China Ceramics by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of China Ceramics’ net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which China Ceramics’ taxable year ends if China Ceramics is treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from China Ceramics. Upon request from a U.S. Holder, China Ceramics will endeavor to provide to the U.S. Holder, no later than 90 days after the request, such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that China Ceramics will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its shares in China Ceramics, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for China Ceramics’ first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a QEF election, along with a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale or other taxable disposition of such shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

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Although a determination as to China Ceramics’ PFIC status will be made annually, an initial determination that it is a PFIC generally will apply for subsequent years to a U.S. Holder who held shares of China Ceramics while it was a PFIC, whether or not it met the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for China Ceramics’ first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) shares in China Ceramics, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of China Ceramics that ends within or with a taxable year of the U.S. Holder and in which China Ceramics is not a PFIC. On the other hand, if the QEF election is not effective for each of the taxable years of China Ceramics in which China Ceramics is a PFIC and during which the U.S. Holder holds (or is deemed to hold) shares in China Ceramics, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold its shares for their fair market value on the “qualification” date. The qualification date is the first day of China Ceramics’ tax year in which it qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) shares in China Ceramics and for which China Ceramics is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income for each year that China Ceramics is treated as a PFIC, the excess, if any, of the fair market value of its shares at the end of its taxable year over the adjusted tax basis in its shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares in a taxable year in which China Ceramics is treated as a PFIC generally will be treated as ordinary income. Special tax rules may apply if a U.S. Holder makes a mark-to-market election for a taxable year after the U.S. Holder holds (or is deemed to hold) the shares and for which China Ceramics is determined to be a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Stock Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although China Ceramics’ shares are currently listed and traded on the NASDAQ Stock Market, it cannot guarantee that its shares will continue to be listed or traded on the NASDAQ Stock Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the shares of China Ceramics under their particular circumstances.

If China Ceramics is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder of China Ceramics’ shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if China Ceramics receives a distribution from, or disposes of all or part of its interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, China Ceramics will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that China Ceramics will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

77

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of shares in China Ceramics should consult their own tax advisors concerning the application of the PFIC rules to such shares under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder in respect to its securities in China Ceramics generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of securities in China Ceramics unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on the securities of China Ceramics within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of securities of China Ceramics by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to dividends paid on the securities of China Ceramics to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of securities of China Ceramics by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

78

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

PLAN OF DISTRIBUTION

Placement Agency Agreement

In connection with this offering, we will enter into a placement agency agreement with Dawson James Securities, Inc., pursuant to which Dawson James Securities, Inc. will agree to act as our exclusive placement agent on a best-efforts basis in connection with the sale of our shares and warrants. The placement agent will not purchase or sell any securities offered by us under this prospectus for its own account, nor will it be required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent will agree to act as our agent and to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. The placement agent may engage selected dealers to assist in the placement of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering.

The placement agency agreement will provide that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. In addition, we will make certain representations and warranties in the placement agency agreement and we will agree to certain covenants in the placement agent agreement.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Upon closing, we will deliver to each purchaser delivering funds the number of our shares and warrants purchased by such purchaser in electronic format.

Fees and Expenses

We will pay the placement agent a fee equal to % of the gross proceeds from the sale of our shares and warrants in this offering. We have also agreed to reimburse the placement agent for its expenses in connection with this offering, up to $ , and have agreed to reimburse the placement agent for its reasonable “blue sky” fees and expenses, of $ .

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $ . Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth in this prospectus.

79

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of days after the date of the placement agency agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Listing, Transfer Agent and Warrant Agent

Our common stock is listed on The NASDAQ Capital Market under the symbol “CCCL.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited. The transfer agent of our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company will act as the warrant agent for the warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Other

From time to time, the placement agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the placement agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans. Dawson James served as placement agent for a public offering we completed in November 2018 for total gross proceeds of approximately $1.27 million. In connection with this offering, we paid $101,600 in placement agent fees, plus road show, diligence, legal and other expenses of Dawson James. Dawson James also receives five-year warrants to purchase 50,000 common shares (assuming the maximum offering is completed), having the same term as the investor warrants sold in the offering, except that such warrants had an exercise price of $1.5875 per share or 125% of the public offering price and will terminate on the five year anniversary of the effective date of the offering.

80

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s fees and expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
SEC registration fee	606.00
NASDAQ Capital Market listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous

Total

These expenses will be borne by us.

LEGAL MATTERS

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities laws. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters will be passed upon for the Placement Agent, dealers or agents by the Placement Agent’s counsel to be named in the subsequent amendments to this filing.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA & Co., our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

81

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

82

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F., Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong 香港紅磡德豐街22號海濱廣場二期13樓1304室 Tel : (852) 2126 2388 Fax: (852) 2122 9078

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of China Ceramics Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of China Ceramics Co., Ltd. and subsidiaries (the “Company”) as of December 31, 2018 and December 31, 2017, and the related consolidated statements of comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and December 31, 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
(successor to Centurion ZD CPA Limited)

We have served as the Company’s auditor since 2016.

Hong Kong, China

April 30, 2019

F-1

CHINA CERAMICS CO., LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Years ended December 31,
		2018	2017	2016
	Notes	RMB'000	RMB'000	RMB'000

Net sales	5	498,189	821,792	793,745

Cost of goods sold		499,355	771,438	823,856

Gross profit (loss)		(1,166)	50,354	(30,111)

Other income	5	14,637	14,253	15,233
Selling and distribution expenses		(11,026)	(11,962)	(12,815)
Administrative expenses		(17,990)	(17,249)	(22,764)
Bad debt expense		(316,438)	(71,565)	(23,940)
Loss from assets devaluation	12-14	(85,021)	(36,683)	(230,359)
Finance costs	6	-	(213)	(84)
Other expenses		(1,461)	(5,220)	(11,381)

Loss before taxation	8	(418,465)	(78,285)	(316,221)

Income tax expense	9	209	9,741	5,581

Loss attributable to shareholders		(418,674)	(88,026)	(321,802)

Other comprehensive income (loss)
Exchange differences on translation of financial statements of foreign operations		(807)	275	(2,288)

Total comprehensive loss for the period		(419,481)	(87,751)	(324,090)

Loss per share
Basic (RMB)	10	(93.18)	(26.36)	(116.51)
Diluted (RMB)	10	(93.18)	(26.36)	(116.51)

The accompanying notes are an integral part of these consolidated financial statements.

F-2

CHINA CERAMICS CO., LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As of December 31, 2018	As of December 31, 2017
	Notes	RMB'000	RMB'000

ASSETS AND LIABILITIES
NONCURRENT ASSETS
Property and equipment, net	12	46	87,316
Investment property, net	13	-	4,994
Land use rights, net	14	-	4,364
Deferred tax assets	9	-	209
Total noncurrent assets		46	96,883

CURRENT ASSETS
Inventories, net	16	127,346	191,667
Trade receivables, net	17	224,114	532,361
Other receivables and prepayments	18	4,673	2,152
Income tax refundable		27	27
Restricted Cash	19	1,719	-
Cash and bank balances	19	9,016	2,328
Total current assets		366,895	728,535

CURRENT LIABILITIES
Trade payables	20	24,329	61,084
Accrued liabilities and other payables	21	25,894	29,719
Amounts owed to related parties	28	36,203	36,017
Taxes payable		4,497	3,862
Total current liabilities		90,923	130,682

NET CURRENT ASSETS		275,972	597,853

NET ASSETS		276,018	694,736

EQUITY
Share capital	23	306	206
Reserves	24	275,712	694,530
Total stockholders' equity		276,018	694,736

The accompanying notes are an integral part of these consolidate financial statements.

F-3

CHINA CERAMICS CO., LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Share premium	Reverse recapitalization reserve	Merger reserve	Share-based payment reserves	Statutory reserve	Capital reserve	Retained earnings	Currency translation reserve	Total equity
	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000
Notes	Note 23		Note 24(e)	Note 24©	Note 24(d)	Note 24(a)	Note 24(f)		Note 24(b)

Balance at January 1, 2016	137	659,507	(507,235)	58,989	123,513	134,688	61,266	554,917	1,058	1,086,840

Net loss for the year	-	-	-	-	-	-	-	(321,802)	-	(321,802)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	-	(2,288)	(2,288)
Total comprehensive loss for the year	-	-	-	-	-	-	-	(321,802)	(2,288)	(324,090)
Issuance of new shares	14	9,685	-	-	-	-	-	-	-	9,699
Transfer to statutory reserves	-	-	-	-	-	655	-	(655)	-	-
Balance at December 31, 2016	151	669,192	(507,235)	58,989	123,513	135,343	61,266	232,460	(1,230)	772,449

Net loss for the year	-	-	-	-	-	-	-	(88,026)	-	(88,026)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	-	275	275
Total comprehensive loss for the year	-	-	-	-	-	-	-	(88,026)	275	(87,751)
Issuance of new shares	53	9,691	-	-	-	-	-	-	-	9,744
Equity compensation	2	-	-	-	292	-	-	-	-	294
Transfer to statutory reserves	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2017	206	678,883	(507,235)	58,989	123,805	135,343	61,266	144,434	(955)	694,736

Initial application of IFRS 9 (Note 3)	-	-	-	-	-	-	-	(15,118)	-	(15,118)
Restated balance at January 1, 2018	206	678,883	(507,235)	58,989	123,805	135,343	61,266	129,316	(955)	679,618
Net loss for the year	-	-	-	-	-	-	-	(418,674)	-	(418,674)
Exchange difference on transaction of financial statements of foreign operations	-	-	-	-	-	-	-	-	(807)	(807)
Total comprehensive loss for the year	-	-	-	-	-	-	-	(418,674)	(807)	(419,481)
Issuance of new shares	97	15,165	-	-	-	-	-	-	-	15,262
Equity compensation	3	-	-	-	616	-	-	-	-	619
Transfer to statutory reserves	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2018	306	694,048	(507,235)	58,989	124,421	135,343	61,266	(289,358)	(1,762)	276,018

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-4

CHINA CERAMICS CO., LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
		2018	2017	2016
	Notes	RMB'000	RMB'000	RMB'000

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before taxation		(418,465)	(78,285)	(316,221)
Adjustments for
Amortization of land use rights	14	108	143	369
Depreciation of property, plant and equipment	12	11,500	15,371	44,583
(Gain) loss on disposal of property, plant and equipment	12	-	(70)	6,246
Write down of inventories	16	55,973	(2,733)	75,078
Bad debt provision of trade receivables		316,438	71,565	23,940
Loss from assets devaluation	12-14	85,021	36,683	230,359
Share based compensation	26	619	294	-
Interest expense (income)		-	206	(1,791)
Foreign exchange loss		-	-	84
Operating cash flows before working capital changes		51,194	43,174	62,647
Decrease in inventories		8,347	23,808	19,034
Increase in trade receivables		(23,309)	(50,384)	(67,578)
Decrease (Increase) in other receivables and prepayments		(2,521)	12,058	8,481
Decrease in trade payables		(36,755)	(23,173)	(26,010)
Increase in taxes payable		635	-	-
Increase (decrease) in accrued liabilities, other payables, and amounts owed to related parties		(3,825)	(7,529)	7,641
Cash generated from (used in) operations		(6,234)	(2,046)	4,215
Interest paid		-	-	(84)
Income tax paid		-	-	(12,816)

Net cash used in operating activities		(6,234)	(2,046)	(8,685)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets		-	(5,618)	-
Proceed from disposal of property, plant and equipment		-	70	1,000
Decrease (increase) in restricted cash		(1,719)	-	41,672
Interest received		-	-	1,791

Net cash used in (generated from) investing activities		(1,719)	(5,548)	44,463

CASH FLOWS FROM FINANCING ACTIVITIES:
Insurance of share capital for equity financing	23	15,262	9,537	6,185
Repayment of short-term loans		-	-	(40,076)
Advance from related parties		186	-	-

Net cash generated from (used in) financing activities		15,448	9,537	(33,891)

NET INCREASE IN CASH & EQUIVALENTS		7,495	1,943	1,887
CASH & EQUIVALENTS, BEGINNING OF YEAR		2,328	110	514
EFFECT OF FOREIGN EXCHANGE RATE DIFFERENCES		(807)	275	(2,291)

CASH & EQUIVALENTS, END OF YEAR		9,016	2,328	110

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CHINA CERAMICS CO. LTD. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Years Ended December 31, 2016, 2017 and 2018

1.	GENERAL INFORMATION

China Ceramics Co., Ltd. (“China Ceramics” or the “Company”) is a British Virgin Islands company operating under the BVI Business Companies Act (2004) with its shares listed on the NASDAQ (“symbol: CCCL”). Its predecessor company, China Holdings Acquisition Corp. (“CHAC”), was incorporated in Delaware on June 22, 2007, and was organized as a blank check company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in Asia. The Company has no operations and has no assets or liabilities of consequence outside its investments in its operating subsidiaries. The head office of the Company is located at Junbing Industrial Zone, Jinjiang City, Fujian Province, the People’s Republic of China (“PRC”).

On November 20, 2009, CHAC merged with and into China Ceramics, its wholly owned British Virgin Islands subsidiary, with China Ceramics surviving the merger (the “Redomestication”). On the same day, pursuant to the terms of a merger and stock purchase agreement dated August 19, 2009 (the “acquisition agreement”), China Ceramics acquired all of the outstanding securities of Success Winner Limited (“Success Winner”) held by Mr. Wong Kung Tok in exchange for US$ 10.00 and 5,743,320 shares of China Ceramics (the “Success Winner Acquisition”). The total number of issued and outstanding shares of China Ceramics immediately after the acquisition was 8,950,171.

Prior to the Success Winner Acquisition on November 20, 2009, neither CHAC nor China Ceramics had an operating business.

Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”), which became the operating entity of China Ceramics in connection with the Success Winner Acquisition, was established on September 30, 1993 under the laws of PRC with 15% of its equity interest owned by Fujian Province Jinjiang City Anhai Junbing Hengda Construction Material Factory (“Anhai Hengda”) and 85% owned by Chi Wah Trading Import and Export Company (“Chi Wah”). Chi Wah is a sole proprietor under the laws of Hong Kong with its legal and equitable interest solely owned by Mr. Wong Kung Tok. Anhai Hengda was owned by Mr. Wong Kung Tok’s family, which was considered an act-in-concert party of Mr. Wong Kung Tok for accounting purposes.

Hengda is principally engaged in the manufacture and sale of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings.

Hengda’s owners reorganized the corporate structure in 2008 and 2009 (the “Hengda Reorganization” or the “Reorganization”), as follows:

Stand Best Creation Limited (“Stand Best”) was established on January 17, 2008 under the laws of Hong Kong with its paid-up share capital being HK$1.00 divided into 1 ordinary share solely owned by Mr. Wong Kung Tok. Stand Best acquired 100% of Hengda’s equity interest from Anhai Hengda and Chi Wah on April 1, 2008 at the consideration of RMB58,980,000.

Success Winner Limited (“Success Winner”) was incorporated in the British Virgin Islands on May 29, 2009 as a limited liability company. Its paid-up and issued capital is US$1 divided into 1 ordinary share solely owned by Mr. Wong Kung Tok.

On June 30, 2009, through a capitalization agreement between Mr. Wong Kung Tok and Stand Best, Stand Best capitalized a shareholder loan due to Mr. Wong Kung Tok in the amount of HK$67.9 million (equivalent to approximately RMB58.9 million) through the issuance of an aggregate of 9,999 ordinary shares of HK$1.00 par value which Mr. Wong Kung Tok allotted to Success Winner.

On the same date, Mr. Wong Kung Tok transferred his ownership of the remaining 1 ordinary share of Stand Best to Success Winner, thus making Success Winner the sole parent company of Stand Best.

F-6

On January 8, 2010, Hengda completed the acquisition of all voting equity interests of Jiangxi Hengdali Ceramic Materials Co., Ltd. (“Hengdali” or the “Gaoan Facility”), located in Gaoan, Jiangxi Province (the “Hengdali Acquisition”). Hengdali manufactures and sells ceramics tiles used for exterior siding and for interior flooring. In total, Hengda assumed loans of RMB 60.0 million and paid cash consideration of RMB185.5 million for the acquisition.

On September 17, 2013, Fujian Province Hengdali Building Materials Co., Ltd. (“Fujian Hengdali”) was incorporated in Pingtan, Fujian Province, 100% owned by Hengda. Fujian Hengdali’s approved scope of business includes sales of building materials and interior and exterior decoration materials. Fujian Hengdali had no operations since the incorporation date, and in August 2017, the Company disposed of Fujian Hengdali for RMB 0 to a third-party. A loss on disposal of RMB 736,000 was recognized in other expenses for the year ended December 31, 2017 relating to this transaction.

On September 22, 2017, Success Winner incorporated a 100% owned subsidiary Vast Elite Limited (“Vast Elite”) in Hong Kong with an initial registered capital of HKD1. Vast Elite is engaged in the trading of building materials, but had no operations during the year ended December 31, 2018.

China Ceramics and its subsidiaries’ (the “Company”) corporate structure as of December 31, 2018 is as follows:

China Ceramics Co., Ltd
(BVI Company)
100%
Success Winner Limited
(BVI Company)
100%
100%
Vast Elite Limited
(Hong Kong Company)
Stand Best Creation Limited
(Hong Kong Company)
100%
Jinjiang Hengda Ceramics Co., Ltd
(PRC Company)
100%
Jiangxi Hengdali Ceramic Materials Co., Ltd
(PRC Company)

F-7

Name	Place and date of incorporation or establishment/ operations	Nominal value of issued ordinary share /registered capital		Percentage of equity attributable to the Company		Principal activities
				Direct	Indirect
Success Winner Limited	British Virgin Islands, May 29, 2009	US$	1	100	-	Investment holding

Stand Best Creation Limited	Hong Kong, January 17, 2008	HKD	10,000	-	100	Investment holding

Jinjiang Hengda Ceramics Co., Ltd. (note 1)	PRC, September 30, 1993	RMB	288,880,000	-	100	Manufacture and sale of ceramic tiles

Jiangxi Hengdali Ceramic Materials Co., Ltd. (note 1)	PRC, May 4, 2008	RMB	55,880,000	-	100	Manufacture and sale of ceramic tiles

Fujian Province Hengdali Building Materials Co., Ltd (note 2)	PRC, September 17,2013	RMB	1,000,000	-	100	Sale of building and decoration materials

Vast Elite Limited (note 1)	Hong Kong, September 22, 2017	HKD	1	-	100	Trading of building material

Note:

1. All The registered capital of Hengda, Hengdali, Fujian Hengdali and Vast Elite had been fully paid up.

2. Fujian Henngali was disposed in August 2017.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”), which collective term includes all applicable individual International Financial Reporting Standards, International Accounting Standards and Interpretations issued by the IASB.

The significant accounting policies that have been used in the preparation of these consolidated financial statements are summarized below. These policies have been consistently applied to all the years presented unless otherwise stated. The adoption of new or amended IFRSs and the impacts on the Company’s financial statements, if any, are disclosed in Note 3.

The consolidated financial statements have been prepared on the historical cost basis, except for derivative financial instruments that have been measured at fair value.

F-8

The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying amounts of assets and liabilities not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgments made by management in the application of IFRSs that have significant effect on the financial statements and major sources of estimation uncertainty are discussed in Note 4.

The consolidated financial statements were approved and authorized for issue by the Board of Directors on May 4, 2018.

2.2	Basis of consolidation

The Success Winner Acquisition on November 22, 2009 has been accounted for as a reverse recapitalization. The acquisition agreement resulted in the former owner of Success Winner obtaining effective operating and financial control of the combined entity. Prior to the acquisition, China Ceramics had no operating business. Accordingly, the acquisition does not constitute a business combination for accounting purposes and is accounted for as a capital transaction. That is, the transaction is in substance a reverse recapitalization, equivalent to the issuance of equity interests by Success Winner for the net monetary assets of China Ceramics accompanied by a recapitalization. The consolidated financial statements are a continuation of the financial statements of Success Winner. The assets and liabilities of China Ceramics are recognized at their carrying amounts at the date of acquisition with a corresponding credit to the consolidated equity and no goodwill or other intangible assets are recognized. The equity of the combined entity recognized at the date of acquisition represents the equity balances of Success Winner together with the deemed proceeds from the reverse recapitalization determined as described above. However, the equity structure presented in the consolidated financial statements (number and values of equity instruments issued) reflects the equity structure of the legal parent, China Ceramics. Costs directly attributable to the transaction have been debited to equity to the extent of net monetary assets received.

Success Winner and its subsidiaries as a group is regarded as a continuing entity resulting from the Hengda Reorganization since the management of all the entities which took part in the Reorganization were controlled by the same director and shareholder before and immediately after the Reorganization. Immediately after the Reorganization, there was a continuation of the control over the entities’ financial and operating policy decision and risk and benefits to the ultimate shareholders that existed prior to the Reorganization. Accordingly, the reorganization has been accounted for as a reorganization under common control and the financial statements of Success Winner, Stand Best and Hengda have been combined on the basis of merger accounting for all periods presented.

The assets and liabilities of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized as consideration for goodwill or excess of the acquirer’s interest in the net fair values of the acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combination. The consolidated statement of comprehensive income includes the results of each of the combining entities or businesses from the earliest date presented or the date of their incorporation/establishment or since the date when the combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

F-9

The Hengdali Acquisition on January 8, 2010 has been accounted for as a business combination using the acquisition method. Hengdali is a subsidiary of the Company, and the Company has the power to govern the financial and operating policies which accompanies its shareholding of 100% of the voting rights in Hengdali. Therefore, Hengdali as a subsidiary is fully consolidated from January 8, 2010, the date on which control was transferred to the Company.

The accounting for the Hengdali Acquisition under the acquisition method, treats the consideration transferred for the acquisition of Hengdali as the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in this business combination are measured initially at their fair values at the acquisition date.

The excess of the consideration transferred over the fair value of the identifiable net assets acquired is recorded as goodwill.

The Company’s financial statements consolidate those of the Company and all of its subsidiaries as of December 31, 2018. Subsidiaries are entities controlled by the Company. The Company controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Company has power, only substantive rights (held by the Company and other parties) are considered. All subsidiaries have a reporting date of December 31.

An investment in a subsidiary is consolidated into the consolidated financial statements form the date that control commences until the date that control ceases. Inter-company transactions, balances and unrealized gains or losses on transactions between group companies are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Company.

2.3	Foreign currency translation

The financial statements are presented in RMB (to the nearest thousand), being the currency that best reflects the economic substance of the underlying events and circumstances relevant to the Company. The Company’s operations are conducted through the subsidiaries in the People’s Republic of China (“PRC”). The functional currency of these subsidiaries is Renminbi (“RMB”). The functional currency of China Ceramics is the United State dollars (US$).

In the individual financial statements of the consolidated entities, foreign currency transactions are translated into the functional currency of the individual entity using the exchange rates prevailing at the dates of the transactions. At the reporting date, monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at that date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the reporting date retranslation of monetary assets and liabilities are recognized in profit or loss.

Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined and are reported as part of the fair value gain or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

In the consolidated financial statements, all individual financial statements of foreign operations, originally presented in a currency different from the Company’s presentation currency, have been converted into Renminbi. Assets and liabilities have been translated into Renminbi at the closing rates at the reporting date. Income and expenses have been converted into Renminbi at the exchange rates ruling at the transaction dates, or at the average rates over the reporting period provided that the exchange rates do not fluctuate significantly. Any differences arising from this procedure have been recognized in other comprehensive income and accumulated separately in the currency translation reserve in equity.

When a foreign operation is sold, such exchange differences are reclassified from equity to profit or loss as part of the gain or loss on sale.

F-10

The translation of certain RMB amounts as of and for the year ended December 31, 2018 into US$ is included in these financial statements solely for the convenience of readers and was made at the rate of RMB6.86 to US$1.00, which was based on the noon buying rate on December 31, 2018 in the City of New York cable transfers of RMB as certified for customers purposes by the Federal Reserve Bank of New York. Such translation should be construed as representation that RMB amounts could be converted, realized or settled into US$ at the rate stated above or at any other rate.

2.4	Property, plant and equipment

Leasehold land and buildings for own use

When a lease includes both land and building elements, the Company assesses the classification of each element as a finance or an operating lease separately based on the assessment as to whether substantially all the risks and rewards incidental to ownership of each element have been transferred to the Company, unless it is clear that both elements are operating leases in which case the entire lease is classified as an operating lease. Specifically, the minimum lease payments (including any lump sum upfront payments) are allocated between the land and the building elements in proportion to the relative fair values of the leasehold interests in the land element and building element of the lease at the inception of the lease.

To the extent the allocation of the lease payments can be made reliably, interest in leasehold land that is accounted for as an operating lease is presented as "land use rights" in the consolidated statements of financial position and is amortized over the lease term on a straight-line basis.

All buildings are depreciated over their expected useful lives of 40 years.

Other property, plant and equipment

Property, plant and equipment are stated in the consolidated statements of financial position at cost less any accumulated depreciation and any accumulated impairment losses.

Depreciation is provided to write off the cost less their residual values over their estimated useful lives as follows, using the straight-line method:

Plant and machinery	10 years
Motor vehicles	10 years
Office equipment	5 years

The assets’ residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other costs, such as repairs and maintenance, are charged to profit or loss during the financial period in which they are incurred.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

The gain or loss arising on retirement or disposal is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

2.5	Investment property

Investment properties are properties held to earn rentals or for capital appreciation.

F-11

Investment properties are initially measured at historical cost, including any directly attributable expenditure. Subsequent to initial recognition, investment properties are measured at their historical cost less any accumulated depreciation and any accumulated impairment losses.

Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other costs, such as repairs and maintenance, are charged to profit or loss during the financial period in which they are incurred.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

The gain or loss arising on retirement or disposal is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from use or no future economic benefits are expected from its disposal. Any gain or loss arising on derecognition of the property (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the period in which the item is derecognized.

2.6	Land use rights

Upfront payments made to acquire land held under an operating lease are stated at cost less accumulated amortization and any accumulated impairment losses. Amortization is calculated on a straight line basis over the leasing period of 50 years.

2.7	Goodwill

Goodwill arising on an acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to each of the Company’s cash-generating units, or groups of cash-generating units, that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently whenever there is indication that the unit may be impaired. If some or all of the goodwill allocated to a cash-generating unit was acquired in a business combination during the current annual period, that unit shall be tested for impairment before the end of the current annual period. If the recoverable amount of the cash-generating unit is less than the carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit on a pro – rata basis based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

2.8	Inventories

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the weighted average basis, and in the case of work in progress and finished goods, comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and applicable selling expenses.

F-12

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.

2.9	Cash and cash equivalents

Cash and cash equivalents include cash at bank and in hand, demand deposits with banks and short term highly liquid investments with original maturities of three months or less that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows presentation, cash and cash equivalents include bank overdrafts which are repayable on demand and form an integral part of the Company’s cash management.

2.10	Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade debtors arising from contracts with customers which are initially measured in accordance with HKFRS 15 since 1 January 2018. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest income which are derived from the Company’s ordinary course of business are presented as revenue.

Financial assets

Classification and subsequent measurement of financial assets (upon application of IFRS 9)

Financial assets that meet the following conditions are subsequently measured at amortized cost:

•         the financial asset is held within a business model whose objective is to collect contractual cash flows; and

•         the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”).

A financial asset is classified as held for trading if:

•         it has been acquired principally for the purpose of selling in the near term; or

•         on initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

•         it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Company may irrevocably designate a financial asset that are required to be measured at the amortized cost as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

F-13

(i)       Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

(ii)       Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other gains and losses” line item.

Impairment of financial assets (upon application IFRS 9)

The Company recognizes a loss allowance for expected credit loss (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, bank deposits and bank balances). ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

General approach

ECLs are recognized in two measurement bases. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Company assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Company compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward looking information.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.

Stage 1 — Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 — Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 — Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

F-14

Simplified approach

For trade receivables that do not contain a significant financing component or when the Company applies the practical expedient of not adjusting the effect of a significant financing component, the Company applies the simplified approach in calculating ECLs. Under the simplified approach, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. An impairment exists if one or more events that occurred after the initial recognition of the asset have an impact on the estimated future cash flows of the financial asset or the Company of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and observable data indicating that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortized cost

For financial assets carried at amortized cost, the Company first assesses whether impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Company determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

The amount of any impairment loss identified is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition).

The carrying amount of the asset is reduced through the use of an allowance account and the loss is recognized in profit or loss. Interest income continues to be accrued on the reduced carrying amount using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. Loans and receivables together with any associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Company.

If, in a subsequent period, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to other expenses in the statement of profit or loss.

Classification and subsequent measurement of financial assets (before application of IFRS 9 on January 1, 2018)

The Company’s financial assets are loans and receivables. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are initially recognized at fair value. Subsequent to initial recognition, loans and receivables (including trade and other receivables, pledged bank deposits, fixed bank deposits with maturity periods over three months and bank balances) are measured at amortized cost using the effective interest method, less any identified impairment losses).

Impairment of financial assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial assets have been affected.

F-15

Objective evidence of impairment could include:

•         significant financial difficulty of the issuer or counterparty; or

•         breach of contract, such as a default or delinquency in interest or principal payments; or

•         it becoming probable that the borrower will enter bankruptcy or financial re-organisation; or disappearance of an active market for that financial asset because of financial difficulties.

If any such evidence exists, the impairment loss on trade receivables and other current receivables and other financial assets carried at amortized cost is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition of these assets), where the effect of discounting is material. This assessment is made collectively where these financial assets share similar risk characteristics, such as similar past due status, and have not been individually assessed as impaired. Future cash flows for financial assets which are assessed for impairment collectively are based on historical loss experience for assets with credit risk characteristics similar to the collective group.

If in a subsequent period the amount of an impairment loss decreases and the decrease can be linked objectively to an event occurring after the impairment loss was recognized, the impairment loss is reversed through profit or loss. A reversal of an impairment loss shall not result in the asset’s carrying amount exceeding that which would have been determined had no impairment loss been recognized in prior years.

Impairment losses are written off against the corresponding assets directly, except for impairment losses recognized in respect of trade receivables included within trade and other receivables and prepayments, whose recovery is considered doubtful but not remote. In this case, the impairment losses for doubtful debts are recorded using an allowance account. When the Company is satisfied that recovery is remote, the amount considered irrecoverable is written off against trade debtors directly and any amounts held in the allowance account relating to that debt are reversed. Subsequent recoveries of amounts previously charged to the allowance account are reversed against the allowance account. Other changes in the allowance account and subsequent recoveries of amounts previously written off directly are recognized in profit or loss.

Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity instruments

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

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Interest expense is recognized on an effective interest basis.

Financial liabilities

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. They are subsequently stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

Trade and other payables are initially recognized at fair value. Theys are subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

Derecognition

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

The Company derecognizes a financial liability when, and only when, the Company’s obligations are discharged, cancelled or expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

2.11	Derivative financial instruments

Initial recognition and subsequent measurement

The Company uses derivative financial instruments, such as forward currency contracts, for investment purposes. Such derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss.

2.12	Leases

Finance leases refers to the situation that the economic ownership of a leased asset is transferred to the lessee if the lessee bears substantially all the risks and rewards of ownership of the leased asset.

All other leases are treated as operating leases. Where the Company has the use of assets under operating leases, payments made under the leases are charged to profit or loss on a straight line basis over the lease terms except where an alternative basis is more representative of the time pattern of benefits to be derived from the leased assets. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rental are charged to profit or loss in the accounting period in which they are incurred.

All the leases of the Company are operating leases for the years ended December 31, 2018, 2017 and 2016.

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2.13	Provisions and contingencies

Provisions for product warranties, legal disputes, onerous contracts or other claims are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future uncertain events not wholly within the control of the Company are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

2.14	Share capital

Ordinary shares are classified as equity. Share capital is determined using the nominal value of shares that have been issued.

Any transaction costs associated with the issuing of shares are deducted from share premium (net of any related income tax benefit) to the extent they are incremental costs directly attributable to the equity transaction.

2.15	Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods, net of rebates and discounts. In 2012, the Company paid rebates to some distributors on their annual cash collections. No such rebates were paid to distributors since year 2013. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably, revenue is recognized as follows:

Sales of goods are recognized upon transfer of the significant risks and rewards of ownership to the customer. This is usually taken as the time when the goods are delivered and the customer has accepted the goods. Once goods are accepted by a customer, there is no continuing management involvement with the goods and the Company does not have the obligation to accept the return of the goods to the Company from the customer.

Rental income is recognized based upon our annual rental over the life of the lease under operating lease, using the straight-line method.

Interest income is recognized on a time- proportion basis using the effective interest method.

2.16	Impairment of non-financial assets

Impairment testing is made on the Company’s goodwill at each reporting date. Property, plant and equipment and land use rights are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date.

If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount.

Calculation of recoverable amount

An asset’s recoverable amount is the greater of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

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Recognition of impairment losses

An impairment loss is recognized in profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to that cash-generating unit (or group of units), and then, to reduce on a pro rata basis the carrying amount of the other assets in the unit (or group of units), except that the carrying amount of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

Reversal of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

2.17	Employee benefits

Retirement benefits

The employees of the Company’s PRC subsidiaries are required to participate in a central pension scheme operated by the local municipal government. Contributions are recognized as an expense in profit or loss as employees render services during the year. The Company’s obligation under these plans is limited to the fixed percentage contributions payable.

Share-based employee remuneration

The Company operates equity-settled share-based remuneration plans for its employees. None of the Company’s plans feature any options for a cash settlement.

The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in the share-based payment reserve within equity. The fair value is measured at the grant date using the Black Scholes Option Pricing Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the share options, the total estimated fair value of the share options is spread over the vesting period, taking into account the probability that the options will vest.

During the vesting period, the number of share options expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged/credited to the profit or loss for the year under review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the share-based payment reserve. On the vesting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that vest (with a corresponding adjustment to the share-based payment reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the Company’s shares. The equity amount is recognized in the share-based payment reserve until either the option is exercised (when it is transferred to the share premium account) or the option expires (when it is released directly to retained earnings).

2.18	Borrowing costs

Borrowing costs consist of interest and other costs incurred in connection with the borrowing of funds. Borrowing costs directly attributable to the acquisition, construction or production of qualifying asset which necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of that asset until such time as the assets are substantially ready for their intended use or sale. Other borrowing costs are expensed when incurred.

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2.19	Accounting for income taxes

Income tax comprises current tax and deferred tax.

Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax is calculated using the liability method on temporary differences at the reporting date between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences, tax losses available to be carried forward as well as other unused tax credits, to the extent that it is probable that taxable profit, including existing taxable temporary differences, will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilized.

Deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither taxable nor accounting profit or loss.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Company is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax is calculated, without discounting, at the tax rates that are expected to apply in the period the liability is settled or the asset realized, based on tax rate (and tax laws) that have been enacted or substantively enacted at the reporting date.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Additional income taxes that arise from the distribution of dividends are recognized when the liability to pay the related dividends is recognized.

Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets are offset against deferred tax liabilities, if the Company has the legally enforceable right to set off the recognized amounts and the following additional conditions are met:

(a)	in the case of current tax assets and liabilities, the Company intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

(b)	in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

(i)	the same taxable entity; or

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(ii)	different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend either to settle current tax liabilities and realize the current tax assets on a net basis, or to settle the liabilities and realize the assets simultaneously.

2.20	Research and development activities

Costs associated with research activities are expensed in profit or loss as they incur. Costs that are directly attributable to development activities are recognized as intangible assets if, and only if, all of the following have been demonstrated:

(i)	the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

(ii)	the intention to complete the intangible asset and use or sell it;

(iii)	the ability to use or sell the intangible asset;

(iv)	how the intangible asset will generate probable future economic benefits;

(v)	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(vi)	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Gains and losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

2.21	Segment reporting

The Company identifies operating segments and prepares segment information based on the regular internal financial information reported to the Chief Executive Officer and executive directors, who are the Company’s chief operating decision maker, for their decisions about the allocation of resources to the Company’s business components and for their review of the performance of those components.

Business segment

The Company operates principally in the manufacturing and sale of medium to high-end ceramic tiles. The Chief Executive Officer and executive directors regularly review the Company’s business as one business segment.

Geographical segment

The business of the Company is engaged entirely in the PRC. The Chief Executive Officer and executive directors regularly review the Company’s business as one geographical segment.

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2.22	Related parties

(a)	A person, or a close member of that person’s family, is related to the Company if that person:

(i)	has control or joint control over the Company;

(ii)	has significant influence over the Company; or

(iii)	is a member of the key management personnel of the Company or the Company’s parent.

(b)	An entity is related to the Company if any of the following conditions applies:

(iv)	The entity and the Company are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(v)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(vi)	Both entities are joint ventures of the same third party.

(vii)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(viii)	The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company.

(ix)	The entity is controlled or jointly controlled by a person identified in (a).

(x)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

3.	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

3.1	Adoption of new or amended IFRSs

The following amendments to standards have been adopted by the Company for the first time for the financial year beginning on 1 January 2018. The application of the amendments to IFRSs in the current year has had no material impact on the Company's financial performance and positions for the current and prior years and/or on the disclosures set out in these consolidated financial statements.

IFRS 15 Revenue from Contracts with Customers

Amendments to IAS 40 Transfer to Investment Property

IFRS 9 Financial Instruments

IFRS 9 issued in 2009 introduced new requirements for the classification and measurement of financial assets. IFRS 9 was subsequently amended in 2010 to include requirements for the classification and measurement of financial liabilities and for derecognition, and further amended in 2013 to include the new requirements for general hedge accounting. Another revised version of IFRS 9 was issued in 2014 mainly to include a) impairment requirements for financial assets and b) limited amendments to the classification and measurement requirements by introducing a ‘fair value through other comprehensive income’ (FVTOCI) measurement category for certain simple debt instruments.

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Key requirements of IFRS 9 are described below:

•	All recognized financial assets that are within the scope of IAS 39 Financial Instruments Recognition and Measurement are subsequently measured at amortized cost or fair value. Specifically, debt investments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost at the end of subsequent accounting periods. Debt instruments that are held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets, and that have contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured at FVTOCI. All other debt investments and equity investments are measured at their fair value at the end of subsequent accounting periods. In addition, under IFRS 9, entities may make an irrevocable election to present subsequent changes in the fair value of an equity investment (that is not held for trading) in other comprehensive income, with only dividend income generally recognized in profit or loss.

•	With regard to the measurement of financial liabilities designated as at fair value through profit or loss, IFRS 9 requires that the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is presented in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value of financial liabilities attributable to changes in the financial liabilities’ credit risk are not subsequently reclassified to profit or loss. Under IAS 39, the entire amount of the change in the fair value of the financial liability designated as fair value through profit or loss was presented in profit or loss.

•	In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model, as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires an entity to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition. In other words, it is no longer necessary for a credit event to have occurred before credit losses are recognized.

•	The new general hedge accounting requirements retain the three types of hedge accounting. However, greater flexibility has been introduced to the types of transactions eligible for hedge accounting, specifically broadening the types of instruments that qualify for hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting. In addition, the effectiveness test has been overhauled and replaced with the principle of an 'economic relationship'. Retrospective assessment of hedge effectiveness is also no longer required. Enhanced disclosure requirements about an entity's risk management activities have also been introduced.

The measurement categories for all financial liabilities as of January 1, 2018 have not been impacted by the initial application of IFRS 9.

Key changes in the Company’s accounting policies resulting from application of IFRS 9

 Impairment under ECL model

The Company recognizes a loss allowance for ECL on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, amounts due from related parties, restricted cash, bank balances and cash). The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

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The Company always recognizes lifetime ECL for its trade receivables. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix with appropriate groupings.

For all other instruments, the Company measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Company recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

•	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

•	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•	an actual or expected significant deterioration in the operating results of the debtor;

•	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

The Company considers that default has occurred when the instrument is more than 90 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information.

Generally, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition.

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Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortized cost of the financial asset.

As of January 1, 2018, the management of the Company reviewed and assessed the Company’s existing financial assets for impairment using reasonable and supportable information that is available without undue cost or effort in accordance with the requirements of IFRS 9. The results of the assessment and the impact thereof are detailed below.

Summary of effects arising from initial application of IFRS 9

Impairment under ECL model

The Company applies the IFRS 9 simplified approach to measure ECL which uses a lifetime ECL for all trade receivables. To measure the ECL, trade receivables have been grouped based on shared credit risk characteristics.

Loss allowances for other financial assets at amortized cost mainly comprise of bank balances and cash, other receivables, amounts due from related parties are measured on 12m ECL basis and there had been no significant increase in credit risk since initial recognition.

No additional impairment for other financial assets at amortized cost as at January 1, 2018 is recognized as the amount of additional impairment measured under the ECL model is immaterial.

Transition

The Company has applied the transitional provision in IFRS 9 such that IFRS 9 was generally adopted without restating comparative information. The reclassifications and the adjustments arising from the new ECL rules are therefore not reflected in the statement of financial position as at 31 December 2017, but are recognized in the statement of financial position on January 1, 2018. This means that differences in the carrying amounts of financial assets resulting from the adoption of IFRS 9 are recognized in reserves as at January 1, 2018. Accordingly, the information presented for 2017 does not reflect the requirements of IFRS 9 but rather those of IAS 39.

The following tables summarized the impact, net of tax, of transition to IFRS 9 on the opening balance of retained earnings as of January 1, 2018:

RMB’000

Retained earnings as of December 31, 2017	144,434
Recognition of expected credit losses (“ECLs”) on trade receivables as of January 1, 2018	(15,118)
Restated retained earnings as of January 1, 2018 (unaudited)	129,316

3.2	Accounting standards issued but not yet effective

At the date of authorization of these financial statements, certain new standards, amendments and interpretations to existing standards have been published by the IASB but are not yet effective, and have not been adopted by the Company

IFRS 16	Leases[1]

1 Effective for annual periods beginning on or after 1 January 2019

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IFRS 16 Lease

IFRS 16 will result in almost all leases being recognized on the statement of financial position, as the distinction between operating and finance leases is removed. Under the new standard, an asset (the right to use the leased item) and a financial liability to pay rentals are recognized. The only exceptions are short-term and low-value leases. The accounting for lessors will not be significantly changed. The standard will affect primarily the accounting for Company’s operating leases.

Management has just commenced its assessment and have not yet determined to what extent its commitments will result in the recognition of an asset and a liability for future payments and how this will affect the Company’s profit and classification of cash flows.

The new standard is mandatory for financial years commencing on or after 1 January 2019. The Company does not intend to adopt this standard before its effective date.

4.	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key sources of estimation uncertainty and key assumptions concerning the future at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Useful lives and impairment assessment of property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Property, plant and equipment are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Investment properties are stated at cost less accumulated depreciation and identified impairment losses. The estimation of useful lives impacts the level of annual depreciation expenses recorded. Investment properties are evaluated for possible impairment on a specific asset basis or in groups of similar assets, as applicable. This process requires management’s estimate of future cash flows generated by each asset or group of assets. For any instance where this evaluation process indicates impairment, the relevant asset’s carrying amount is written down to the recoverable amount and the amount of the write-down is charged against profit or loss.

Impairment loss recognized in respect of property, plant and equipment

As of December 31, 2018, the net carrying amount of property, plant and equipment was approximately RMB 46,000 (2017: RMB 87,316,000). An impairment loss of approximately RMB 75,907 ,000 recognized against the original carrying amount of property, plant and equipment. The impairment loss recognized for the years ended December 31, 2017 and 2016 was RMB 33,653,000 and RMB 209,919,000, respectively. Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of the property, plant and equipment. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

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Impairment loss recognized in respect of investment property

As of December 31, 2018, the net carrying amount of investment property was nil (2017: RMB4,994,000). An impairment loss of approximately RMB4,858,000 was recognized against the original carrying amount of investment property. The impairment loss recognized for the years ended December 31, 2017 and 2016 was approximately RMB1,617,000 and RMB10,920,000, respectively. Determining whether investment property are impaired requires an estimation of the recoverable amount of the investment property. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment loss recognized in respect of land use rights

As of December 31, 2018, the net carrying amount of land use rights was nil (2017: RMB 4,364,000). An impairment loss of approximately RMB 4,256 ,000 was recognized against the original carrying amount of land use rights. The impairment loss recognized for the years ended December 31, 2017 and 2016 was RMB 1,413,000 and RMB 9,520,000, respectively. Determining whether land use rights are impaired requires an estimation of the recoverable amount of the land use rights. Such estimation was based on certain assumptions, which are subject to uncertainty and might materially differ from the actual results.

Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the Company to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value. Where the actual future cash flows are less than expected, a material impairment loss may arise. No impairment was made on goodwill for the year ended December 31, 2018. The impairment made on goodwill for the years ended December 31, 2017 and 2016 was nil.

Income tax

The Company has exposure to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. When the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made. The carrying amounts of the Company’s income tax payable as of December 31, 2018 and 2017 were nil.

Impairment of trade receivables

The Company’s management assesses the collectability of trade receivables. This estimate is based on the credit history of the Company’s customers and the current market conditions. Management assesses the collectability of trade receivables at the balance sheet dates and makes the provision, if any. The identification of doubtful debts requires the use of judgment and estimates. Judgment is required in assessing the ultimate realization of these receivables, including the current creditworthiness, past collection history of each customer and on-going dealings with them. Where the expectation is different from the original estimate, such difference will impact the carrying value of trade and other receivables and doubtful debts expenses in the period in which such estimate has been changed. The net carrying amounts of the Company’s trade receivables as of December 31, 2018 and 2017 were RMB 224,114,000 and RMB 532,361,000, respectively.

F-27

Net realizable value of inventories

Net realizable value of inventories is the management’s estimation of future selling price in the ordinary course of business, less estimated costs of completion and selling expenses. These estimates are based on the current market condition and the historical experience of selling products of a similar nature. It could change significantly as a result of various market factors. The net carrying amounts of the Company’s inventories as of December 31, 2018 and 2017 were RMB127,346,000 and RMB 191,667,000, respectively.

Share-based payment transaction

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 26.

5.	REVENUE AND OTHER INCOME

Revenue comprises the fair value of the consideration received or receivable for the sale of goods. An analysis of the Company’s revenue and other income is as follows:

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Revenue
Sale of goods	498,189	821,792	793,745
Other income
Interest income	36	32	1,791
Foreign exchange gain	450	-	-
Gain on disposal of fixed assets	-	70	-
Reversal of provision for litigation claim originally estimated under current liabilities	-	-	1,650
Rental income	14,151	14,151	11,792
	14,637	14,253	15,233

6.	FINANCE COSTS

Finance costs comprise interest expense on the Company’s bank borrowings:

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Interest on bank borrowings	-	213	84

7.	REALIZED AND UNREALIZED FAIR VALUE (LOSS)/GAIN ON DERIVATIVE FINANCIAL INSTRUMENTS

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Realized and unrealized fair value (loss)/gain on derivative financial instruments	-	-	-

F-28

8.	LOSS BEFORE TAXATION

The Company’s loss before taxation is arrived at after charging:

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Cost of inventories recognized as expense(1)	499,355	771,438	823,856
Depreciation expenses	11,500	15,371	44,583
Amortization of land use rights	108	143	369
Auditors’ remuneration
– Audit fees	1,628	320	2,800
– Audit-related fees	-	-	-
	1,628	320	2,800
Directors’ remuneration
– salaries and related cost	1,418	1,200	1,039
– retirement scheme contribution	16	9	9
– share-based payments	-	-	-
Key management personnel (other than directors)
– salaries and related cost	753	1,447	1,644
– retirement scheme contribution	24	23	17
– share-based payments	619	304	-
Research and development personnel
– salaries and related cost	789	936	1,056
– retirement scheme contribution	78	102	63
Other personnel
– salaries and related cost	33,023	55,526	52,247
– retirement scheme contribution	5,526	8,478	6,000
Total employee benefit expenses	42,246	68,025	62,075

(1)         Cost of inventories recognized as expense included staff costs of RMB 27,087,000, RMB 48,857,000 and RMB 45,886,000, retirement scheme contribution of RMB 4,135,000, RMB 6,984,000 and RMB 4,845,000, depreciation and amortization expense of RMB 8,457,000, RMB 11,203,000 and RMB 37,545,000, operating lease charges of RMB 13,902,000, RMB 13,902,000 and RMB 13,902,000, and (reversal of ) / write-down of inventories of RMB 55,973,000, RMB (2,733,000) and RMB 75,078,000 for the years ended December 31, 2018, 2017, and 2016, respectively, which amounts are also included in the respective total amounts disclosed separately for each of these types of expenses.

9.	INCOME TAX EXPENSE/(CREDIT)

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Current Tax:
PRC Income Tax	-	5,185	2,166
Over-provision of PRC Income Tax in prior year	-	-	-
	-	5,185	2,166
Deferred tax expense	209	4,556	3,415
	209	9,741	5,581

F-29

Reconciliation between income tax expense (credit) and (loss) profit before taxation at applicable tax rates is as follows:

	For the years ended December 31,
	2018 RMB’000	2017 RMB’000	2016 RMB’000
Loss before taxation	(418,465)	(78,285)	(316,221)
Tax calculated at a tax rate of 25%	(104,616)	(19,571)	(79,055)
Tax effect on non-deductible expenses	-	-	30
Tax effect on different tax rates of group entities operating in other jurisdictions	588	218	3,840
Impairment losses on property, plant and equipment, and investment property that are not tax deductible	20,191	8,817	55,210
Impairment losses on land use right that are not tax deductible	1,064	353	2,380
Inventory provision that are not tax deductible	13,993	(683)	23,176
Bad debts expense that are not tax deductible	79,057	6,232	-
Depreciation and amortization adjustments that are not tax deductible	(15,890)	(15,617)	-
Income tax refund that are not expected to receive	-	24,270	-
Net operating losses not recognized to deferred tax assets	5,822	5,722	-
Tax per financial statements	209	9,741	5,581

British Virgin Islands Profits Tax

The Company has not been subject to any taxation in this jurisdiction for the years ended December 31, 2018, 2017 and 2016.

Hong Kong Profits Tax

The subsidiary in Hong Kong is subject to tax charged on Hong Kong sourced income with a statutory tax rate of 16.5% for the years ended December 31, 2018, 2017 and 2016. No Hong Kong profits tax has been provided as the Company has no assessable profit arising in Hong Kong for the years ended December 31, 2018, 2017 and 2016.

PRC Income Tax

The subsidiaries in the PRC are subject to the enterprise income tax in accordance with “PRC Enterprise Income Tax Law” (“EIT Law”), and the applicable income tax rate for the years ended December 31, 2018, 2017 and 2016 is 25%.

Under the prevailing EIT Law and its relevant regulations, any dividends paid by the Company’s PRC subsidiaries to an overseas parent made out of profits earned after January 1, 2008 to non-PRC corporate residents are subject to a 10% PRC dividend withholding tax, unless reduced by tax treaties or arrangements. In addition, under the Sino-Hong Kong Double Tax Arrangement and its relevant regulations, a qualified Hong Kong tax resident will be liable for withholding tax at the rate of 5% for dividend income derived from the PRC if the Hong Kong tax resident is the “beneficial owner” and holds 25% or more of the equity interests of the PRC company. Deferred tax liabilities have been provided for based on the expected dividends to be distributed from these subsidiaries in the foreseeable future in respect of the profits generated since 1 January 2008.

Dividends withholding tax represents tax charged/to be charged by the PRC tax authority on dividends distributed or intended to be distributed by the Company’s subsidiaries in Mainland China during the years.

Deferred tax (assets)/liabilities recognized in the consolidated statements of financial position and the movements during the years are as follows:

	Dividend withholding	Inventory	Impairment	Bad debt	Net operating	Depreciation and
Deferred tax arising from:	tax	provision	loss	allowance	loss	amortization	Total
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
As of January 1, 2016	1,404	(9,375)	-	-	-	(209)	(8,180)
Charges/(credits) for the year	(1,404)	4,610	-	-	-	209	3,415
As of December 31, 2016	-	(4,765)	-	-	-	-	(4,765)
Charges/(credits) for the year	-	4,765	-	-	-	(209)	4,556
As of December 31, 2017	-	-	-	-	-	(209)	(209)
Charges/(credits) for the year	-	-	-	-	-	209	209
As of December 31, 2018	-	-	-	-	-	-	-

F-30

Hengda and Hengdali, the Company’s PRC subsidiaries, have cumulative undistributed earnings of RMB329,503,000, RMB 380,109,000 and RMB 409,816,000, as of December 31, 2018, 2017 and 2016, which are included in consolidated retained earnings. Deferred tax liabilities of RMB nil has been recognized to the extent of distributable profits earned by Hengda as of December 31, 2018, 2017 and 2016. No provision has been made for deferred taxes related to future repatriation of the remaining earnings, as the Company controls the dividend policy of these PRC subsidiaries and it has been determined that it is probable that these profits will not be distributed in the foreseeable future. If the Company were to distribute these cumulated earnings in the foreseeable future, the deferred tax liabilities of RMB 16,475,000, RMB 19,005,000 and RMB 20,491,000 would be recognized as of December 31, 2018, 2017 and 2016, respectively.

For the purpose of presentation in the consolidated statements of financial position, certain deferred tax assets and liabilities have been offset. The following is the analysis of the deferred tax balances in the consolidated statements of financial position for financial presentation purposes:

	As of December 31,
	2018 RMB’000	2017 RMB’000
Deferred tax assets	-	(209)
Deferred tax liabilities	-	-
	-	(209)

10.	LOSS PER SHARE

	For the years ended December 31,
	2018	2017	2016
Loss attributable to holders of ordinary shares (RMB’000):	(418,674)	(88,026)	(321,802)

Weighted average number of ordinary shares outstanding used in computing basic and diluted (loss)/earnings per share	4,493,036	3,339,487	2,761,998

Loss per share - basic (RMB)	(93.18)	(26.36)	(116.51)
Loss per share - diluted (RMB)	(93.18)	(26.36)	(116.51)

Warrants to purchase common stock are not included in the diluted loss per share calculations when their effect is antidilutive. For the year ended December 31, 2018, about 728,571 of potential common stock related to outstanding warrants and stock options were excluded from the calculation of diluted net loss per share as such shares are antidilutive when there is a loss. There were 178,571 shares for the years ended December 31, 2017 and 2016.

The 2015 weighted average shares used to compute basic and diluted EPS were retroactively restated to reflect the 8:1 reverse split made in June 28, 2016.

11.	GOODWILL

	As of December 31,
	2018	2017
	RMB’000	RMB’000

Carrying amount	3,735	3,735
Accumulated impairment losses	(3,735)	(3,735)
	-	-

F-31

On January 8, 2010, the Company consummated the acquisition of all voting equity interests of Hengdali (which is considered to be a CGU), and the excess of the consideration transferred over the fair value of the identifiable net assets acquired is recorded as goodwill (Note 27).

The Company performs a goodwill impairment test in year 2015 and was fully impaired at that time. At the end of the reporting period, the Company assessed the recoverable amount of goodwill, and determined that no further impairment of goodwill was required for the 2016 year-end because it was written down to zero in 2015. The impairment loss on goodwill recognized during the year ended December 31, 2015 was RMB 3,735,000.

12.	PROPERTY, PLANT AND EQUIPMENT

	Buildings RMB'000	Plant and machinery RMB'000	Motor vehicles RMB'000	Office equipment RMB'000	Total RMB'000
Cost
At January 1,2017	344,758	745,358	4,915	1,824	1,096,855
Additions	4,872	684	-	62	5,618
Disposals	-	-	(690)	-	(690)
At December 31, 2017	349,630	746,042	4,225	1,886	1,101,783
Additions	-	-	-	-	-
Disposals	-	-	-	-	-
At December 31,2018	349,630	746,042	4,225	1,886	1,101,783

Accumulated depreciation
At January 1,2017	46,275	325,954	4,186	1,498	377,913
Depreciation charge	1,759	13,374	38	20	15,191
Disposals	-	-	(504)	-	(504)
At December 31, 2017	48,034	339,328	3,720	1,518	392,600
Depreciation charge	1,263	10,054	28	18	11,363
At December 31, 2018	49,297	349,382	3,748	1,536	403,963

Impairment
At January 1,2017	241,838	345,664	613	285	588,400
Impairment losses recognized in profit or loss	18,230	15,398	19	6	33,653
Disposals	-	-	(186)	-	(186)
At December 31, 2017	260,068	361,062	446	291	621,867
Impairment losses recognized in profit or loss	40,265	35,598	31	13	75,907
At December 31, 2018	300,333	396,660	477	304	697,774

Carrying amount
At December 31, 2017	41,528	45,652	59	77	87,316
At December 31, 2018	-	-	-	46	46

All property, plant and equipment held by the Company are located in the PRC. The Company’s buildings are situated on land under medium-term land use rights.

For the buildings owned collectively by the Company and other three unrelated companies, the cost of buildings are stated according to the amounts paid by the Company for its part of buildings, which represent the Company’s interests in the buildings. Buildings are depreciated over their expected useful lives of 40 years. These buildings’ cost was RMB 2,913,000, and accumulated depreciation of RMB 1,226,000 and RMB 1,226,000 as of December 31, 2018 and 2017, respectively, and an impairment allocation of RMB 1,687,000 and RMB 1,687,000  as of December 31, 2018 and 2017, respectively.  No property, plant and equipment was pledged to secure the Company interest-bearing bank borrowings at December 31, 2018 and 2017.

F-32

At the end of the reporting period, the Company assessed the recoverable amount of property, plant and equipment, and determined that carrying amount was impaired by RMB75,907,000  (2017: RMB33,653,000).

Loss (gain) on disposal of property, plant and equipment in 2018, 2017 and 2016 was nil, RMB 70,000 gain, and RMB6,246,000 loss, respectively.

13.	INVESTMENT PROPERTY

	2018	2017
	RMB’000	RMB’000
Cost
At December 31, 2018 and 2017	37,253	37,253

Accumulated depreciation
As of beginning of the year	(1,750)	(1,570)
Depreciation for the year	(136)	(180)
As of end of the year	(1,886)	(1,750)

Impairment for the year
As of beginning of the year	(30,509)	(28,892)
Impairment losses recognized in profit or loss transferred from property, plant and equipment	(4,858)	(1,617)
As of end of the year	(35,367)	(30,509)

Carrying amount
At December 31, 2018 and 2017	-	4,994

The fair value of this investment property, which is the estimation of the depreciated replacement cost, as of December 31, 2018 was RMB35,400,000.

At the end of the reporting period, the Company assessed the recoverable amount of investment property, and determined that carrying amount was impaired by RMB4,858,000 (2017: 1,617,000).

14.	LAND USE RIGHTS

The Company’s land use rights are under medium-term leases in the PRC, and are analyzed for reporting purposes as follows:

	2018	2017
	RMB’000	RMB’000
Cost
At December 31, 2018 and 2017	32,619	32,619
Accumulated amortization
At beginning of the year	(4,541)	(4,398)
Amortization	(108)	(143)
At end of the year	(4,649)	(4,541)

Impairment
At beginning of the year	(23,714)	(22,301)
Impairment for the year	(4,256)	(1,413)

At end of the year	(27,970)	(23,714)

Carrying amount
At December 31, 2018 and 2017	-	4,364

F-33

No land use rights of the Company were pledged to the banks as securities for the Company’s interest-bearing bank borrowings at December 31, 2018 and 2017. At the end of the reporting period, the Company assessed the recoverable amount of land use right, and determined that carrying amount was impaired by RMB 4,256,000 (2017: 1,413,000).

15.	LONG-TERM PREPAID EXPENSES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Prepaid advertising fees	-	-

The amount represents the advertising fees paid in advance covering periods over one year.

16.	INVENTORIES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Raw materials	15,738	20,896
Work in progress	1,526	5,206
Finished goods	110,082	165,565
	127,346	191,667

The analysis of the amount of inventories recognized as an expense and included in profit or loss is as follows:

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Carrying amount of inventories sold	443,382	774,171	748,778
Write down (reversal) of inventories (included in cost of sales)	55,973	(2,733)	75,078
	499,355	771,438	823,856

17.	TRADE RECEIVABLES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Trade receivables	650,963	627,865
Less: provision for bad debt allowance	(426,849)	(95,504)
	224,114	532,361

The Company’s trade receivables are denominated in Renminbi and non-interest bearing. In 2011, the credit period granted to distributors was generally for a period within 90 days. Since the end of 2012, the Company had extended the collection period to 150 days to address funding pressures of its distributors. Other customers were granted a credit period of 90 days in the year ended December 31, 2013, and extended to 120 days in the year ended December 2016 and 2017. As of December 31, 2018 and 2017, the Company accrued RMB 426,849,000 and RMB 95,504,000, respectively, as a provision for bad debt related to the amount of outstanding trade receivables that did not conform with the Company’s credit policy.

F-34

All of the trade receivables are expected to be recovered within one year. An aging analysis of the Company's trade receivables, based on the invoice date, is as follows:

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Within 90 days	57,785	246,441
Between 3 and 6 months	69,037	275,329
More than 6 months	97,292	10,591
	224,114	532,361

An aging analysis of trade receivables that were neither past due nor impaired or past due but not impaired, is as follows:

		Past due but not impaired
	Neither past due nor impaired	Less than 30 days	31 to 120 days	Over 120 days	Sub-total	Total
	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000	RMB'000
December 31, 2017	521,770	10,591	-	-	-	532,361
December 31, 2018	126,823	97,291	-	-	-	224,114

Receivables that were neither past due nor impaired relate to a large number of customers for whom there was no recent history of default. All amounts are short-term. The Company does not hold any collateral over these receivables.

The net carrying value of trade receivables is considered a reasonable approximation of fair value. As of December 31, 2018, the Company is exposed to certain credit risks as 30% and 97% of the total trade receivables were due from the Company's largest and the five largest customers, respectively. As of December 31, 2017, the Company is exposed to certain credit risks as 13% and 43% of the total trade receivables were due from the Company's largest and the five largest customers, respectively.

18.	OTHER RECEIVABLES AND PREPAYMENTS

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Prepayments for advertising	4,673	2,152
VAT recoverable	-	-
	4,912	2,152

All of the other receivables and prepayments are expected to be recovered or recognized as expense within one year. The net carrying value of these balances is considered a reasonable approximation of fair value.

F-35

19.	CASH AND BANK BALANCES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Cash on hand	35	42
Cash at banks	8,981	2,286
Cash and bank balances	9,016	2,328

Cash and bank balances are denominated in the following currencies:

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Renminbi	203	171
Hong Kong dollars	6	6
US dollars	8,807	2,151
	9,016	2,328

Bank balances denominated in Renminbi are deposited with banks in the PRC and are not freely convertible to foreign currencies. The conversion of these RMB denominated balances into foreign currencies is subject to the foreign exchange control rules and regulations promulgated by the PRC Government.

Bank balances denominated in US dollars are mainly held in bank accounts in Hong Kong and the United States of America.

Cash at banks and bank deposits comprise cash held by the Company and short-term bank deposits with an original maturity of three months or less. The deposits carry interest at prevailing market rates.

As of December 31, 2018, the Company has restricted cash of RMB 1,719,000 (2017: nil), of which nil (2017: nil) was used as collateral for the Company’s bank borrowings, and nil was used as collateral for the Company’s financial derivatives (2017: nil). They were temporarily not available for general use by the Company.

20.	TRADE PAYABLES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Trade payables	24,329	61,084

Trade payables are denominated in Renminbi, non-interest bearing and generally settled within 120-day terms. All of the trade payables are expected to be settled within one year. The carrying value of trade payables is considered to be a reasonable approximation of fair value.

21.	ACCRUED LIABILITIES AND OTHER PAYABLES

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Deposits received from distributors	16,200	17,200
Accrued salary	2,331	3,804
Accrued rent, electricity and water	2,500	3,641
Accrued other taxes	1,541	1,728
Others	3,322	3,346
	25,894	29,719

F-36

Accrued liabilities and other payables are denominated in the following currencies:

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Renminbi	25,859	29,696
US dollars	35	23
	25,894	29,719

Deposits received represent deposits from the Company’s distributors. The Company usually requests a deposit from RMB 400,000 to RMB 1,000,000 from new distributors upon signing a distributorship agreement as security for the performance of their obligations under the distributorship agreement.

Accrued liabilities consist mainly of accrued rental, wages and utility expenses.

The carrying value of accrued liabilities and other payables is considered to be a reasonable approximation of fair value.

22.	INTEREST- BEARING BANK BORROWINGS (SECURED)

As of December 31,
	2018	2017
	RMB’000	RMB’000
Short-term bank borrowings - repayable within one year – shown under current liabilities	-	-
Long-term bank borrowings - repayable more than one year but not more than 5 years - shown under non-current liabilities	-	-
	-	-

Bank borrowings are denominated in the following currencies:

As of December 31,
	2018	2017
	RMB’000	RMB’000
Renminbi	-	-
US dollars	-	-
	-	-

The exposure of the Company’s loans is as follows:

As of December 31,
	2018		2017
	Effective interest rates %	RMB’000	Effective interest rates %	RMB’000
Fixed rate borrowings:		-		-
Variable rate borrowings:	-%	-	-%	-
		-		-

All of the Company’s bank borrowings are carried at amortized cost. The carrying values of the Company’s bank borrowings approximate their fair value.

The Company’s banking facilities were pledged by bank deposits, the Company’s buildings and land use rights, land use rights of third parties, and guaranteed by related parties, a subsidiary of the Company and third parties. As of December 31, 2018 and 2017, such banking facilities were utilized to the extent of nil.

F-37

As of the end of the reporting periods, the Company has the following undrawn bank borrowing facilities:

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Variable-rate - expiring within one year	-	-

23.	SHARE CAPITAL

	As of December 31,
	2018		2017
	Number	US$	Number	US$
	of shares	‘000	of shares	‘000
Authorized:
Ordinary shares of US$0.008 each
At January 1 and December 31	51,000,000	400	51,000,000	400

	As of December 31,
	2018			2017
	Number	RMB		Number	RMB
	of shares	‘000		of shares	‘000
Issued:	5,678,703	306		3,851,485	206
Outstanding and fully paid:
Ordinary shares of US$0.008 each
At January 1	3,851,485	206		2,820,939	151
Issuance of new shares	1,770,299	97		1,003,152	53
Equity compensation	56,919	3		27,394	2
At December 31	5,678,703	306	(2)	3,851,485	206	(1)

(1) Equivalent to US$31,000

(2) Equivalent to US$45,000

On November 21, 2007, CHAC consummated its initial public offering, or IPO, of 12,800,000 units, including 800,000 units subject to an over-allotment option, with each unit consisting of one ordinary share, US$ 0.001 par value per share, and one warrant to purchase one ordinary share at an exercise price of US$ 7.50 per share. The units were sold at an offering price of US$ 10.00 per unit, generating total gross proceeds of US$ 128,000,000. Simultaneously with the consummation of the IPO, CHAC consummated the private sale of 2,750,000 warrants to CHAC’s founders at a price of US$ 1.00 per warrant, generating total proceeds of US$ 2,750,000. CHAC’s founders had 3,200,000 ordinary shares as founding shares.

All ordinary shares are equally eligible to receive dividends and represent one vote at shareholders’ meetings of the Company.

Each warrant entitled the holder to purchase shares at US$ 7.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the business combination and (b) one year from the closing date of the IPO, and ending November 16, 2012. On November 16, 2012, all of the share purchase warrants expired and ceased to trade.

F-38

On November 20, 2009, pursuant to the acquisition agreement, China Ceramics acquired all of the issued and outstanding shares of Success Winner held by Mr. Wong Kung Tok in exchange for US$ 10.00 and 5,743,320 shares of China Ceramics. In addition, 8,185,763 shares of China Ceramics were placed in escrow (the “Contingent Shares”) and for release to Mr. Wong Kung Tok in the event certain earnings and stock price thresholds are achieved. Of the Contingent Shares, up to 5,185,763 Contingent Shares could have been released based on achieving growth in either net earnings before tax or net earnings after tax, following the completion of an annual audit. Additionally, 3,000,000 Contingent Shares could have been released if China Ceramics shares closed at or above certain share price targets for any twenty trading days within a thirty trading day period prior to April 30, 2012. The Contingent Shares were to be released without regard to continued employment and were only contingent on future earnings and the stock price of China Ceramics. On May 24, 2010, the Company issued 1,214,127 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2009. On April 7, 2011, the Company issued 1,794,800 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2010. On April 3, 2012, the Company issued 2,176,836 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2011. No further Contingent Shares may be issued to Mr. Wong Kung Tok. The issuance of the Contingent Shares is accounted for as a stock dividend.

The share price targets for the issuance of the additional 3,000,000 Contingent Shares were not met by April 30, 2012.

Also, concurrent with the Success Winner Acquisition, the Company purchased an aggregate of 11,193,149 ordinary shares from the public stockholders for an aggregate purchase price of approximately RMB 752.2 million in transactions intended to assure the successful completion of the business combination. In connection with the closing of the Success Winner Acquisition, the CHAC’s founders forfeited 1,600,000 of their founders’ shares to CHAC for cancellation.

On May 25, 2010, the Company purchased 996,051 public warrants from four warrant holders (all managed by a single entity) at a price of US$ 1.00 per warrant in a privately negotiated transaction. The total amount paid to purchase the public warrants was US$ 996,051 (equivalent to RMB 6,803,000) and has been deducted from shareholders’ equity.

The Company initiated an exchange offer (the “Offer”) pursuant to which holders of all 14,553,949 of the Company’s outstanding warrants (the “Warrants”) had the opportunity to acquire the Company’s shares through a warrant for share exchange. The Company issued one share for every four warrants tendered. On September 1, 2010, pursuant to the terms of the tender offer, 11,779,649 warrants were exchanged for 2,944,904 shares, which are freely tradable.

On November 24, 2010, the Company closed an underwritten public offering of 3,350,000 shares at a price of US$7.75 per share for gross proceed of approximately RMB172.7 million. The total net proceeds of the offering to the Company, after deduction of underwriters’ commissions and discounts and estimated transaction expenses, were approximately RMB 159.6 million.

On February 4, 2016, we announced the pricing of public offering of its shares (and common stock equivalents) with total gross proceeds of approximately $900,000 (the “Offering”). The net proceeds to the Company from this offering, before deducting the placement agent’s fees and expenses, were approximately $785,000.

In connection with the Offering, the Company issued 1,428,571 shares at the price of US$0.63 per share, with each share coupled with a Class A Warrant (1,428,571 Class A Warrants in the aggregate) to purchase one share and a Class B Warrant (1,428,571 Class B Warrants in the aggregate) to purchase one share. The shares, the Class A Warrants and the Class B Warrants were sold as units, but were issued separately. The Class A Warrants have an exercise price of US $0.63 per share and the Class B Warrants have an exercise price of $0.78 per share. The Class A Warrants are exercisable on or after the date of issuance and will terminate on the six-month anniversary of the date of issuance. The Class B Warrants are exercisable on or after the date of issuance and will terminate on the five-year anniversary of the date of issuance.

Dawson James Securities, Inc. acted as the Company’s exclusive placement agent, on a best efforts basis, in connection with the Offering. Pursuant to the terms and provisions of the Placement Agency Agreement by and between the Company and the Placement Agent, dated as of February 3, 2016 (the “PAA”), the Company paid the Placement Agent a cash placement fee equal to 8% of the gross proceeds of the Offering, or $71,999, plus a non-accountable expense allowance equal to $25,000. The Placement Agent also received five-year warrants (the “Compensation Warrants”) to purchase up to a number of shares equal to 8% of the aggregate number of shares sold in the Offering, or 114,286 shares. The Compensation Warrants have substantially the same terms as the Class B Warrants in the Offering, except that such Compensation Warrants have an exercise price of US$0.78 (125% of the public offering price per share) and terminate on the five year anniversary of the effective date of this offering.

F-39

Effective as of June 28, 2016, the Company implemented a reverse stock split of its ordinary shares. The new CUSIP number for the Company's common stock following the reverse split is G2113X134. On May 23, 2016, the Company’s Board of Directors approved a one-for-eight reverse stock split intended to increase the per share trading price of the Company's outstanding ordinary shares in order to comply with the minimum bid price requirement of $1.00 per share for continued listing on the NASDAQ Stock Market. In order to maintain the Company's listing on the NASDAQ Capital Market, the Company's common stock must have a closing bid price of $1.00 or more for a minimum of ten consecutive trading days by September 19, 2016. The reverse stock split reduced the number of outstanding ordinary shares of the Company from approximately 21.9 million shares to approximately 2.7 million shares and the par value per share will increase from $0.001 to $0.008. In lieu of issuing fractional shares, the Company rounded fractions of shares down to the nearest whole share. All outstanding stock options, warrants and other rights to purchase the Company's ordinary shares was adjusted proportionately as a result of the reverse stock split. The number of total authorized ordinary shares of the Company was not changed as a result of the reverse split. The December 31, 2015 number of shares was retroactively restated to reflect the 8:1 reverse split made in June 28, 2016.

On April 3, 2017, the Company, pursuant to a securities purchase agreement, between the Company and an institutional accredited investor, completed a registered offering of US$631,579 principal amount of its 5% original issue discount convertible promissory note due January 3, 2018 for the purchase price of US$ 600,000. At its option, the holder of the Note may convert the Note into the right to acquire shares of the Company at any time prior to the Maturity Date at the conversion price which is equal to 85% of the volume weighed average price (VWAP) per share over the five (5) trading day period prior to each conversion of the Note, subject to $1.00 per share floor price and other conversion limitations to ensure compliance with the Nasdaq Stock Exchange and other applicable laws, rules and regulations. Right after the issuance of the convertible promissory note, from April 4, 2017 through May 23, 2017, the investors converted this note into 369,626 common shares at the conversion price ranging from US$1.1828 – US$1.9355 per share.

On July 18, 2017, the Company completed a private place for proceeds of US$861,595 by issuing 633,526 shares at US$ 1.36 per share.

From August to December 2017, the Company issued aggregate of 27,394 shares to its Chief Financial Officer as stock compensation expense. The fair value of 27,394 shares was RMB 294,000.

On April 19, 2018, the Company entered into a securities purchase agreement with certain individual investors relating to a registered direct offering, issuance and sale of an aggregate of 770,299 of its shares, at a purchase price of US$1.56 per share. The net proceeds to the Company from the Offering were RMB 7,952,000 (US$1.2 million). The Offering closed on April 23, 2018. Proceeds from the Offering is used for working capital and general corporate purposes. There were no discounts or brokerage fees associated with this Offering.

On November 29, 2018, the Company announced and on December 4, 2018, the Company closed a public offering of its common shares (and common stock warrants) with net proceeds of RMB 7,332,000 (US$ 1.07 million). The gross proceeds was RMB 8,732,000 (US$ 1.27 million) and related commission and legal expense was RMB 1,400,000 (US$ 203,600). The Company intends to use the net proceeds from the offering to fund inventory, distribution expenses, vendor obligations outside of the PRC, as well as for general corporate and working capital purposes.

In connection with the Offering, the Company issued 1,000,000 common shares at the price of $1.27 per share, with each common share coupled with a warrant (500,000 warrants in the aggregate) to purchase one common share. The common shares and the warrants were sold as units, but are immediately separable and will be issued separately. The warrants have an exercise price of $1.27 per share. The warrants will be exercisable on or after the date of issuance and will terminate on the five-year anniversary of the date of issuance.

In connection with the Offering, the Company executed a Placement Agency Agreement, to pay the Placement Agent a cash placement fee equal to 8% of the gross proceeds of the Offering, plus road show, diligence, legal and other expenses of the Placement Agent of $45,000. The Placement Agent also receive five-year warrants to purchase up to 50,000 common shares, which such Compensation Warrants will have substantially the same terms as the warrants sold in the Offering, except that such Compensation Warrants will have an exercise price of $1.5875 per share or 125% of the public offering price and will terminate on the five year anniversary of the effective date of this offering.

F-40

The total fair value of the warrants granted to investors and placement agent is RMB4,955,000. The fair values of warrants granted were determined using a variation of the Black-Scholes Option Pricing Model that takes into account factors specific to the share incentive plans, such as the vesting period. The following principal assumptions were used in the valuation:

Grant date	December 4, 2018
Share price at date of grant	US$	1.18
Exercise price at date of grant (investors and placement agent, respectively)	US$	1.27 & US$ 1.5875
Volatility		168%
Warrant life		5 years
Dividend yield		0%
Risk-free interest rate		2.63%
Fair value at grant date	US$	1.45

Following is a summary of the warrant activity for the year ended December 31, 2018:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Granted	500,000	$1.30	5
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding at December 31, 2018	500,000	$1.30	4.93
Exercisable at December 31, 2018	500,000	$1.30	4.93

From January to December 31, 2018, the Company issued aggregate of 56,919 shares to its Chief Financial Officer as stock compensation expense. The fair value of 56,919 shares was RMB619,000.

24.	RESERVES

(a)	Statutory reserve

In accordance with the relevant laws and regulations of the PRC, the Company’s PRC subsidiaries are required to transfer 10% of its profit after taxation prepared in accordance with the accounting regulation of the PRC to the statutory reserve until the reserve balance reaches 50% of the respective registered capital. Such reserve may be used to offset accumulated losses or increase the registered capital of these subsidiaries, subject to the approval from the Board of Directors, and are not available for dividend distribution to the shareholders.

(b)	Currency translation reserve

The reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations.

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(c)	Merger reserve

The merger reserve of the Company represents the difference between the nominal value of the shares of the subsidiaries acquired in the Hengda Reorganization (Note 1) over the nominal value of the shares of the Company issued in exchange thereof.

(d)	Share-based payment reserve

After the successful consummation of the reverse recapitalization, Mr. Wong Kung Tok, the former sole shareholder of Success Winner, allotted a total of 1,521,528 China Ceramics’ ordinary shares to two financial advisors for their financial advisory services related to the recapitalization activities. The shared based payment reserve represents the fair value of these allotted shares measured based on the average market price over the service periods.

The share-based payment reserve also represents the equity-settled share options granted to employees (Note 26). The reserve is made up of the cumulative value of services received from employees recorded over the vesting period commencing from the grant date of equity-settled share options, and is reduced by the expiry or exercise of the share options.

The share-based payment reserve also represents the shares issued to its senior officers as stock compensation expense.

(e)	Reverse recapitalization reserve

The reverse recapitalization reserve arises as a result of the method of accounting for the Success Winner Acquisition. In accordance with IFRS, the acquisition has been accounted for as a reverse recapitalization.

(f)	Capital reverse

On July 31, 2014, Sound Treasure Limited, the Company’s largest shareholder and an affiliate of the Company’s Chief Executive Officer, entered into a three party agreement (the “Novation”) with the financial institution that originated the foreign currency transaction agreements and the Company. Under the Novation, Sound Treasure Limited assumed these agreements and all assets (mainly deposits placed with the financial institution) and all existing and future liabilities arising under these agreements, and the Company was released from the liabilities arising under the foreign currency transaction agreements. As a result, after July 31, 2014, the Company is no longer required to fund any losses related to these agreements, and the Company will neither suffer any future liabilities arising under those agreements nor enjoy any benefit arising under those agreements.

At the time that each of the foreign currency transaction agreements was established with the financial institution, the Company was required to deposit monies with the financial institution. RMB6.7 million of a total of RMB15.6 million in deposits were funded on behalf of the Company by Wong Kung Tok (who is the brother-in-law of the Company’s Chief Executive Officer) at the request of the Chief Executive Officer, and were included in a total of RMB40.2 million in loans owed by the Company to Wong Kung Tok as of July 9, 2014. In connection with the Novation discussed above, the Company’s Chief Executive Officer, Sound Treasure Limited and Wong Kung Tok entered into an agreement with the Company (the “Offset Agreement”) pursuant to which loans totaling RMB 20.7 million owed by the Company to Wong Kung Tok as of the date of the Offset Agreement were transferred to Sound Treasure Limited and then were forgiven by Sound Treasure Limited; and in return the Company agreed to forego any claim to RMB15.6 million in deposits under the foreign currency transaction agreements which were transferred to Sound Treasure Limited pursuant to the Novation. As a result of these transactions, Sound Treasure Limited released the Company from liabilities aggregating RMB76.8 million and the Company transferred ownership of RMB15.6 million in deposits held at the financial institution from the Company to Sound Treasure Limited. Except as disclosed above, neither the Company’s Chief Executive Officer nor any affiliate of the Chief Executive Officer received any remuneration for agreeing to assume the foreign currency transaction agreements. The material terms of the Novation and the Sound Treasure Agreement were reviewed and approved by the Audit Committee of the Company. As a result of the Novation and the Offset Agreement, approximately RMB76.8 million in liabilities on the Company’s books were extinguished in 2014 and the Capital Reserve account was increased by approximately RMB61.3 million.

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25.	DIVIDENDS

The Company paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on July 13, 2013 and January 14, 2014, respectively, to its shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million gross, RMB23.66 million net of 5% PRC withholding tax (Note 9)).

The Company paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on July 14, 2014 and January 14, 2015, respectively, to its shareholders which totaled in aggregate US$0.5 million (equivalent to RMB 3.2 million gross, RMB3.01 million net of 5% PRC withholding tax (Note 9)).

26.	SHARE-BASED EMPLOYEE REMUNERATION

(a) Employee option plan

At the annual meeting on December 27, 2010, the shareholders of the Company approved the 2010 Incentive Compensation Plan (“the 2010 Plan”), which was designed to retain directors and senior management. In accordance with the Plan, the Company granted an aggregate of 1,130,000 stock options to the Company’s then directors (Huang Jia Dong, Su Wei Feng, Su Pei Zhi, Paul K. Kelly, Cheng Yan Davis, Ding Wei Dong and William L. Stulginsky) and executives (Hen Man Edmund), upon the approval by the Board of Directors on January 27, 2011, the grant date. The exercise price of the share options granted was US$7.65 per share and the share options were valid for a period of 5 years from January 27, 2011 to January 27, 2016. Such options were fully exercisable as of December 31, 2015. Such options were expired unexcised on January 27, 2016.

Share options and weighted average exercise prices are as follows for the reporting periods presented:

	Number of shares	Weighted average exercise price US$
Outstanding at January 1, 2013	1,130,000	7.65
Granted	-	-
Forfeited	(20,000)	7.65
Exercised	-	-
Outstanding at December 31, 2013	1,110,000	7.65
Exercisable at December 31, 2013	832,500	7.65
Exercisable at December 31, 2014	1,110,000	7.65
Exercisable at December 31, 2015	1,110,000	7.65
Expired	(1,110,000)	7.65
Exercisable at December 31, 2016	-	-

The total fair value of the share options granted under the 2010 Plan is RMB25,643,000. The fair values of options granted were determined using a variation of the Black-Scholes Option Pricing Model that takes into account factors specific to the share incentive plans, such as the vesting period. The following principal assumptions were used in the valuation:

Grant date		January 27, 2011
Vesting period ends		January 27, 2014
Share price at date of grant	US$	7.65
Exercise price at date of grant	US$	7.65
Volatility		65%
Option life		5 years
Dividend yield		0%
Risk-free interest rate		1.98%
Fair value at grant date	US$	3.52

F-43

The underlying expected volatility was determined by reference to historical data of the Company’s shares over a period of time, adjusted for any expected changes to future volatility based on publicly available information. Expected dividends are based on historical dividends. Changes in the subjective input assumptions could materially affect the fair value estimate.

(b) Employee share scheme

The Board of Directors duly adopted and approved the 2017 Equity Compensation Plan (“the 2017 Plan”) on May 21, 2017. The purpose of the 2017 Plan was to attract and retain outstanding individuals as Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Employees, Directors and Consultants, and to provide such Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

The Board, in its sole discretion, shall determine the Employees, Consultants and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Ordinary Shares are listed or traded, the Board may delegate its authority to grant Awards to Employees or Consultants and to determine the terms and conditions thereof to its standing committee, e.g., Compensation Committee, as it may determine in its discretion, on such terms and conditions as it may impose.

The total number of shares that may be issued under the 2017 Plan was 280,000. Such shares may be either be authorized but unissued shares or treasury shares. In the event of any reorganization, recapitalization, share split, distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the 2017 Plan and Awards granted under the 2017 Plan.

The number of shares issued to Employees, Directors and Consultants is the offer amount divided by the Fair Market Value, meaning (i) if the principal trading market for the Ordinary Shares is the NASDAQ Capital Market or another national securities exchange, the “closing transaction” price at which shares of Ordinary Shares are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Ordinary Shares is not principally traded on a national securities exchange, but is quoted on the NASD OTC Bulletin Board (“OTCBB”) or the Pink Sheets, the last reported “closing transaction” price of Ordinary Shares on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Ordinary Shares is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Board.

From August to December 2017, the Company issued aggregate of 27,394 shares to its Chief Financial Officer as stock compensation expense. The fair value of 27,394 shares was RMB 294,000.

From January to December 31, 2018, the Company issued aggregate of 56,919 shares to its Chief Financial Officer as stock compensation expense. The fair value of 56,919 shares was RMB 619,000.

F-44

For the years ended December 31, 2018, 2017 and 2016, employee remuneration expense (all of which related to equity-settled share-based payment transactions) of RMB 619,000, RMB 294,000 and RMB nil, respectively, has been included in profit or loss and credited to the share-based payment reserve.

27.	BUSINESS COMBINATIONS

On January 8, 2010, the Company consummated the acquisition of all voting equity interests of Hengdali, a company that manufactures and sells ceramics tiles used for exterior siding and for interior flooring, for a total cash consideration of RMB185,517,000. The acquisition is intended to increase the Company’s production capacity and reduce costs through economies of scale.

Details of the purchase consideration, the net assets acquired and goodwill are as follows:

Fair value
RMB’000
Cash and cash equivalents	3,822
Property, plant and equipment	206,532
Land use rights	32,439
Inventories	11,473
Receivables	400
Payables	(11,728)
Borrowings	(60,000)
Deferred tax liability	(1,156)
Total identified assets	181,782
Goodwill	3,735
Purchase consideration, satisfied in cash	185,517

The goodwill is attributable to Hengdali’s strong production capacity, foreseeable profitability and synergies expected to arise from the economies of scale after the acquisition. None of the goodwill is expected to be deductible for tax purposes.

28.	SIGNIFICANT RELATED PARTY TRANSACTIONS

(a)	Apart from those discussed elsewhere in these financial statements, the following are significant related party transactions entered into between the Company and its related parties at agreed rates:

	For the years ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Service fees paid to Stuart Management Co.	40	81	81

	2018	2017
	RMB’000	RMB’000
Amounts owed to related parties	36,203	36,017
Service fees accrued to Stuart Management Co.	-	-
	36,203	36,017

Pursuant to an administrative services agreement dated as of December 1, 2009 between the Company and Stuart Management Co., an affiliate of Paul K. Kelly, an ex-director who resigned on Nov 27, 2013, the Company paid US$ 6,000 (equivalent to RMB 40,000) and US$ 12,000 (equivalent to RMB 81,000) during the years ended December 31, 2018 and 2017 plus out-of-pocket expenses to Stuart Management Co. for administrative services. The initial one-year term began on December 1, 2009, and the agreement automatically renews for successive one-year terms unless either party notifies the other of its intent not to renew. During the term of the agreement, Stuart Management Co. provided the Company with general administrative services, including acting as the Company’s administrative agent in the United States and the British Virgin Islands, and allow the Company to utilize certain of its office space for meetings. The agreement was renewed to reduce the amount to US$ 4,900 (equivalent to RMB 30,000) a month in December 2013. The amount was further reduced to US$ 1,000 (equivalent to RMB 6,000) a month commencing October 2014. The Company terminated service with Stuart Management starting from July 1, 2018.

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Mr. Huang Jia Dong, the founder and Chairman of Hengda and the Chief Executive Officer and one of the directors of the Company and Mr. Wong Kung Tok, formerly one of the Company’s significant shareholders, provide working capital loans to the Company from time to time during the normal course of its business. These loans amounted to RMB 35,057,000 and RMB 34,928,000 as of December 31, 2018 and 2017, respectively. These loans are interest free, unsecured and repayable on demand. Mr. Huang and Mr. Wong are brothers-in-law. Mr. Huang and Mr. Wong are brothers-in-law.

As of December 31, 2018, the Company had a loan of US$ 167,000 (equivalent to RMB1,146,000) (2017: US$ 167,000 (equivalent to RMB 1,089,000)) payable to Sound Treasure Limited, an affiliate of Mr. Huang Jia Dong and a shareholder of the Company. This loan is interest free, unsecured and repayable on demand.

29.	COMMITMENTS

(a)	Operating lease commitments

The Company leases production factories, warehouses and employees’ hostel from unrelated parties under non-cancellable operating lease arrangements. The leases have varying terms and the total future minimum lease payments of the Company under non-cancellable operating leases are payable as follows:

	As of December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Within one year	13,902	13,902	13,902
After one year and within five years	5,792	19,694	33,596
	19,694	33,596	47,498

The leases typically run for an initial period of three to five years, with an option to renew the lease when all terms are renegotiated. Lease payments are usually increased every five years to reflect market rentals. None of the leases includes contingent rentals.

(b)	Capital commitments

The Company’s capital expenditures consist of expenditures on property, plant and equipment and capital contribution. Capital expenditures contracted for at the balance sheet date but not recognized in the financial statements are as follows:

As of December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Contracted for capital commitment in respect of capital contribution to its wholly foreign owned subsidiary in the PRC:
– Hengda	-	-	-
Contracted but not provided for in the financial statements – acquisition of property, plant and equipment	-	-	-

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(c)	Other commitments

The Company had the following other commitments:

	Year ended December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Advertising expenditure contracted but not provided for in the financial statements	-	1,670	3,830

30.	FINANCIAL RISK MANAGEMENT

The Company’s overall financial risk management program seeks to minimize potential adverse effects of financial performance of the Company. Management has in place processes and procedures to monitor the Company’s risk exposures while balancing the costs associated with such monitoring and management against the costs of risk occurrence. The Company’s risk management policies are reviewed periodically for changes in market conditions and the Company’s operations.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks included credit risk, liquidity risk, interest rate risk, foreign currency risk and market price risk.

Except as disclosed in (d), the Company does not hold or issue derivative financial instruments for trading purposes or to hedge against fluctuations, if any, in interest rates and foreign exchange rates.

(a)	Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company’s exposure to credit risk arises primarily from bank balances and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history to mitigate credit risk. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

As the Company does not hold any collateral, the maximum exposure to credit risk for each class of financial assets is the carrying amount of that class of financial assets presented on the consolidated statements of financial position.

Cash and bank balances

The Company’s bank deposits are placed with reputable banks in the PRC, Hong Kong and the United States, which management believes are of high credit quality. The Company performs periodic evaluations of the relative credit standing of these financial institutions.

Trade receivables

The Company’s objective is to seek continual growth while minimizing losses incurred due to increased credit risk exposure.

The Company’s exposure to credit risks is influenced mainly by the individual characteristics of each customer. The Company typically gives the existing customers credit terms of approximately 120 days to 150 days. In deciding whether credit shall be extended, the Company will take into consideration factors such as the relationship with the customer, its payment history and credit worthiness. In relation to new customers, the sales and marketing department will prepare credit proposals for approval by the Chief Executive Officer.

The Company performs ongoing credit evaluations of its customers’ financial condition and requires no collateral from its customers. The provision for impairment loss for doubtful debts is based upon a review of the expected collectability of all trade and other receivables.

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The Company’s concentration of credit risk by geographical location is wholly in the PRC as of December 31, 2018 and 2017. Further details of the Company’s concentration of credit risk are set out in Note 17.

(b)	Liquidity risk

The Company’s policy is to regularly monitor current and expected liquidity requirements and its compliance with loan covenants to ensure that it maintains a sufficient amount of cash and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and longer term.

The following table details the Company’s remaining contractual maturities for its financial liabilities. The table has been drawn up based on undiscounted cash flows of financial liabilities based on the earliest date on which the Company can be required to pay. The table includes both interest and principal cash flows. To the extent that interest flows are at a floating rate, the undiscounted amount is calculated based on interest rate at the end of the reporting periods:

	As of December 31, 2018
		More than 1	Total contractual
		year but less	undiscounted	Carrying
	Within 1 year	than 3 years	cash flow	amount
	RMB’000	RMB’000	RMB’000	RMB’000
Trade payables	24,329	-	24,329	24,329
Amounts owed to related parties	36,203		36,203	36,023
Interest-bearing bank borrowings	-	-	-	-
Total	60,532	-	60,532	60,532

	As of December 31, 2017
		More than 1	Total contractual
		year but less	undiscounted	Carrying
	Within 1 year	than 3 years	cash flow	amount
	RMB’000	RMB’000	RMB’000	RMB’000
Trade payables	61,084	-	61,084	61,084
Amounts owed to related parties	36,017		36,017	36,017
Interest-bearing bank borrowings	-	-	-	-
Total	97,101	-	97,101	97,101

(c)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company’s exposure to interest rate risk arises primarily from the Company’s interest-bearing bank deposits and borrowings. The interest rates and terms of repayment of the bank borrowings are disclosed in Note 22.

The Company is exposed to fair value interest rate risk in relation to its fixed-rate bank borrowings. Bank borrowings subject to fixed interest rates are contractually repriced at intervals of 12 months. The Company currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

At December 31, 2018 and 2017, the company has paid off all its loan. Thus was no variable-rate risk.

(d)	Foreign currency risk

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Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk arises when transactions are denominated in foreign currencies.

The Company is mainly exposed to foreign exchange risk arising from future commercial transactions, recognized assets and liabilities denominated in currencies other than the functional currency of the Company entities to which they relate. The Company’s operations are primarily conducted in the PRC. All the sales and purchases transactions are denominated in RMB. As such, the operations are not exposed to exchange rate fluctuation.

As of December 31, 2018 and 2017, nearly all of the Company’s monetary assets and monetary liabilities were denominated in RMB except that as of December 31, 2018 and 2017, certain bank balances (Note 19), bank borrowings (Note 22) and other payables (Note 21) were denominated in US dollars.

Sensitivity analysis

The Company’s foreign currency risk is mainly concentrated on the fluctuation of US$ and HK$. The following table details the Company’s sensitivity to a 4% increase and decrease in RMB against the relevant foreign currencies. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the years end for a 4% change. On this basis, if RMB strengthens against foreign currencies by 4%, the Company’s loss before taxation for the year would decrease by the following amount, and vice versa.

	As of December 31,
	2018	2017	2016
	RMB’000	RMB’000	RMB’000
Loss before taxation	353	86	8

The sensitivity analysis has been determined assuming that the change in foreign exchange rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by the Company which expose the Company to foreign currency risk at the end of the reporting period. The stated changes represent management’s assessment of reasonably possible changes in foreign exchange rates over the period until the end of next annual reporting period. The analysis is performed on the same basis for 2018, 2017 and 2016.

In management’s opinion, the sensitivity analysis is unrepresentative of the inherent foreign exchange risk as the year end exposure at the end of the reporting period does not reflect the exposure during the year.

(e)	Fair value measurements

(i)	Financial instruments carried at fair value

Fair value hierarchy

The following table presents the fair value of the Company’s financial instruments measured at the end of the reporting period on a recurring basis, categorized into the three-level fair value hierarchy as defined in IFRS 13 Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices)

•	Level 3: inputs for the assets or liability that are not based on observable market data (that is, unobservable inputs). The Company’s directors are responsible to determine the appropriate valuation techniques and inputs for fair value measurements.

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There were no transfers between instrument levels during the years ended December 31, 2017 and 2016.

As of December 31, 2018 and 2017 there were no other financial instruments measured on a recurring basis.

(ii)	Financial assets and liabilities measured at other than fair value

The carrying amounts of the Company’s other financial instruments carried at cost or amortized cost approximate their fair values as of December 31, 2018 and 2017.

31.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are:

(i)            To safeguard the Company’s ability to continue as a going concern and to be able to service its debts when they are due;

(ii)           To maintain an optimal capital structure so as to maximize shareholder value; and

(iii)          To maintain a strong credit rating and healthy capital ratios in order to support the Company’s stability and growth.

The Company actively and regularly reviews and manages its capital structure to ensure optimal shareholder returns, taking into consideration the future capital requirements of the Company and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities. The Company manages its common shares and stock options as capital.

The Company is not subject to externally imposed capital requirements, except for, as disclosed in Note 23(a), the Company’s PRC subsidiaries are required by the Foreign Enterprise Law of the PRC to contribute to and maintain a non-distributable statutory reserve fund whose utilization is subject to approval by the Board of Directors. This externally imposed capital requirement has been complied with by the PRC subsidiaries for the years ended December 31, 2018, 2017 and 2016.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, increase share capital, obtain new borrowings or sell assets to reduce debt.

There were no changes in the Company’s overall approach to capital management during the report periods.

The capital structure of the Company consists of debts (which include borrowings, less cash and cash equivalents) and equity attributable to shareholders of the Company (comprising issued capital and reserves). The Company monitors capital on the basis of the debt to capital ratio, which is calculated as net debts divided by equity attributable to shareholders of the Company.

	As of December 31,
	2018	2017
	RMB’000	RMB’000
Interest-bearing bank borrowings	-	-
Amounts owed to related parties	36,203	36,017
Total debts	36,203	36,017
Less: Cash and cash equivalents (excluding restricted bank balances)	(9,016)	(2,328)
Net debts	27,187	33,689
Equity attributable to shareholders of the Company	275,712	694,530
Gearing ratio	9.9%	4.9%

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32.	SUBSEQUENT EVENTS

The Company has evaluated all events that have occurred subsequent to December 31, 2018 through the date that the consolidated financial statements were issued. Management has concluded that no subsequent events required disclosure in these financial statements.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	Indemnification of Directors and Officers

British Virgin Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. China Ceramics’s memorandum and articles of association provides for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default to the extent permitted under Britsh Virgin Islands law. Indemnification is only available to a person who acted in good faith and in what that person believed to be in the best interests of China Ceramics.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling China Ceramics pursuant to the foregoing provisions, China Ceramics has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of China Ceramics do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Business Companies Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The Acquisition Agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. China Ceramics is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, China Ceramics and CHAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

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ITEM 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On July 18, 2017, the Company completed a USD$861,000 private placement of its shares pursuant to subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Offering”) at the price of $1.36 per share, the closing price of the Company’s securities on July 17, 2017. The Company agreed to register the shares sold in the Offering for resale no later than 270 days after the closing of the Offering. All respective purchasers in the Offering were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and the Company sold the securities in the Offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this Offering. The net proceeds of the Offering were used for working capital and general corporate purposes.

Item 8.	Exhibits and Financial Statement Schedules

(a). Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form Placement Agency Agreement (to be filed by amendment)

3.1	Amended and Restated Memorandum and Articles of Association of China Ceramics Co., Ltd. (1).

3.2	Memorandum and Articles of Association of Success Winner Limited (2).

3.3	Memorandum and Articles of Association of Stand Best Creation Limited (2).

2.1	Specimen Unit Certificate (3).

2.2	Specimen Common Stock Certificate (3).

3.1	Form of Voting Agreement (2).

4.1	Form Warrant (16).

4.2	Form Warrant (to be filed by amendment).

10.1	Merger and Stock Purchase Agreement among CHAC, China Ceramics Co., Ltd., Hengda, Success Winner and the Seller (2).

10.2	Form of Registration Rights Agreement among CHAC and the founders (3).

10.3	Form of Earn-Out Escrow Agreement (2).

10.4	Form of Indemnity Escrow Agreement (2).

10.5	Form of Lock-Up Agreement for CHAC founders (2).

10.6	Form of Lock-Up Agreement (2).

10.7	Acquisition Agreement, dated November 19, 2009, by and between Jinjiang Hengda Ceramics Co., Ltd., all of the shareholders of Jiangxi Hengdali Constructional Ceramics Co., Ltd., and Jiangxi Hengdali Constructional Ceramics Co., Ltd (8).

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10.8	License Agreement between Huang Jia Dong and Jinjiang Hengda Ceramics Co., Ltd. (6).

10.9	China Ceramics Co., Ltd. 2010 Incentive Compensation Plan (7).

10.10	Employment Agreement, dated as of February 1, 2016, by and between China Ceramics and Huang Jia Dong (9).

10.11	Employment Agreement, dated as of February 1, 2016, by and between China Ceramics and Su Wei Feng (9).

10.12	Employment Agreement, dated as of August 1, 2015, by and between China Ceramics and Hen Man Edmund (9).

10.13	Term sheets relating to agreements for derivative instruments (10).

10.14	Agreement between Taishin International Bank, Co., Ltd., Stand Best Creation Limited and Sound Treasure Limited, dated July 31, 2014 (10).

10.15	Agreement between Stand Best Creation Limited, Huang Jia Dong, Wong Kung Tok, Mr. Huang’s brother-in-law, and Sound Treasure Limited, dated July 31, 2014 (10).

10.16	Form of Warrant (11).

10.17	Securities Purchase Agreement dated as of April 3, 2017 (13).

10.18	Convertible Promissory Note dated as of April 3, 2017 (13).

10.19	Form of Securities Purchase Agreement (14).

10.20	Placement Agent Agreement dated as of November 29, 2018 (16).

8.1	List of Subsidiaries (5).

11.1	Code of Business Conduct and Ethics (8).

15.1	Consent of Centurion ZD CPA & Co., an independent registered public accounting firm.

99.1	Letter from Crowe Horwath (HK) CPA Limited, dated March 7, 2016 (12).

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(1)	Incorporated by reference to Annexes C and D of China Ceramics’ Prospectus on Form 424B3 filed with the SEC on November 13, 2009.

(2)	Incorporated by reference to China Ceramics’ Registration Statement on Form F-4 (File No. 333-161557).

(3)	Incorporated by reference to exhibits of the same number filed with CHAC’s Registration Statement on Form S-1 or amendments thereto (File No. 333-145085).

(4)	Incorporated by reference to CHAC’s Form 8-K, dated November 21, 2007.

(5)	Incorporated by reference to exhibits of the same number filed with China Ceramics’ Registration Statement on Form F-1 (File No. 333-164784).

(6)	Incorporated by reference to exhibits of the same number filed with China Ceramics’ Registration Statement on Form F-1 (File No. 333-170237).

(7)	Incorporated by reference to Annex A to Exhibit 99.1 filed with China Ceramics’ Report on Form 6-K filed with the SEC on November 30, 2010

(8)	Incorporated by reference to China Ceramics’ Annual Report on Form 20-F filed with the SEC on May 17, 2010.

(9)	Incorporated by reference to China Ceramics’ Annual Report on Form 20-F filed with the SEC on April 20, 2016.

(10)	Incorporated by reference to China Ceramics’ Annual Report on Form 20-F filed with the SEC on July 31, 2014.

(11)	Incorporated by reference to China Ceramics’ Report on Form 6-K filed with the SEC on February 8, 2016

(12)	Incorporated by reference to China Ceramics’ Report on Form 6-K filed with the SEC on March 8, 2016

(13)	Incorporated by reference to China Ceramics’ Report on Form 6-K filed with the SEC on April 3, 2017.

(14)	Incorporated by reference to China Ceramics’ Report on Form 6-K filed with the SEC on April 20, 2018.

(15)	Incorporated by reference to China Ceramics’ Annual Report on Form 20-F filed with the SEC on May 15, 2017.

(16)	Incorporated by reference to China Ceramics’ Report on Form 6-K filed with the SEC on December 3, 2018.

ITEM 9.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinjiang, Fujian Province, PRC on May 29, 2019.

China Ceramics Co., Ltd.

By:	/s/ Huang Jia Dong
Name:	Huang Jia Dong
Title:	Chief Executive Officer

By:	/s/ Hen Man Edmund
Name:	Hen Man Edmund
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Liu Jun	Director	May 29, 2019
Liu Jun

/s/ Roy Tan Choon Kang	Director	May 29, 2019
Roy Tan Choon Kang

/s/ Alex Ng Man Shek	Director	May 29, 2019
Alex Ng Man Shek

/s/ Shen Cheng Liang	Director	May 29, 2019
Shen Cheng Liang

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